EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of May 23, 2012, by and among SS&C Technologies Holdings, Inc., a Delaware corporation (the “Parent”), SS&C Technologies, Inc., a Delaware corporation (the “Company”), SS&C Technologies Holdings Europe S.A.R.L., a société à responsabilité limitée organized under the laws of Luxembourg, having its registered office at 9-11, rue de Louvigny, L-1946 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B163.061 (the “Designated Borrower”, and together with the Company, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) party hereto, Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and certain subsidiaries of the Parent party hereto as guarantors (together with the Parent, the “Guarantors”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 14, 2012 (the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and other financial accommodations to the Borrowers; and

WHEREAS, subject to and on the terms and conditions provided herein, the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex I.

(b) Effective as of the First Amendment Effective Date, the Credit Agreement is hereby further amended by replacing each of Schedule 2.01 and Schedule 7.20 thereto with the forms attached hereto as Annex II and Annex III, respectively.

SECTION 2. Representations and Warranties. The Company hereby represents and warrants that:

(i) Each Loan Party has the corporate or other power and authority to make, deliver and perform this First Amendment and the other Loan Documents (as amended by this First Amendment) to which it is a party.

(ii) Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this First Amendment and the other Loan Documents (as amended by this First Amendment) to which it is a party.

(iii) The execution, delivery and performance of this First Amendment and the other Loan Documents (as amended by this First Amendment) will not violate the Organization Documents of any of the Loan Parties.

(iv) This First Amendment has been duly executed and delivered by each Loan Party that is party hereto. This First Amendment and each other Loan Document (as amended by this First Amendment) constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws and general principles of equity.

SECTION 3. Reference To and Effect Upon the Credit Agreement. (a) From and after the First Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as modified hereby, and (ii) this First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b) Each Loan Party, by its signature below, hereby confirms that (i) its Guaranty and each Collateral Document to which it is a party remains in full force and effect and (ii) its Guaranty and each Collateral Document to which it is a party covers all Obligations in each case after giving effect to this First Amendment.

(c) This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

(d) Each Lender hereby agrees that, from and after the First Amendment Effective Date, it remains bound by the Credit Agreement as amended by this First Amendment.

SECTION 4. Counterparts, Etc. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or other electronic transmission a signature page of this First Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute part of this First Amendment for any other purpose.

SECTION 5. Governing Law. This First Amendment and the rights and obligations of the parties under this First Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 6. Effectiveness. This First Amendment shall become effective at the time (the “First Amendment Effective Date”) when the Administrative Agent shall have received duly executed signature pages for this First Amendment signed by each Loan Party and Lenders constituting the Required Lenders. The Administrative Agent shall provide prompt written notice of the occurrence of the First Amendment Effective Date to the Lenders.

[Signature Pages to follow]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto as of the date first written above.

BORROWERS:	SS&C TECHNOLOGIES HOLDINGS EUROPE S.A.R.L.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Manager

SS&C TECHNOLOGIES, INC.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Senior Vice President and Chief Financial Officer

PARENT:	SS&C TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

DOMESTIC GUARANTORS:	SS&C TECHNOLOGIES NEW JERSEY, INC.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Senior Vice President

FINANCIAL MODELS COMPANY LTD.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Senior Vice President

PC CONSULTING, INC.

	By:	/s/ Patrick Pedonti
		Name:	Patrick Pedonti
		Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
Individually and as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Diane Rolfe
	Name:	Diane Rolfe
	Title:	Director

Signature Page to First Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tray Jones
	Name:	Tray Jones
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement

ANNEX I

[Redline version of the Credit Agreement attached]

[COMPOSITE CONFORMED COPY reflecting

the First Amendment dated as of May 23, 2012]

Published CUSIP Number:

CREDIT AGREEMENT

Dated as of March 14, 2012

among

SS&C TECHNOLOGIES, INC.,

and

SS&C TECHNOLOGIES HOLDINGS EUROPE S.A.R.L.,

as the Borrowers,

SS&C TECHNOLOGIES HOLDINGS, INC.,

as the Parent,

CERTAIN SUBSIDIARIES IDENTIFIED HEREIN,

as Guarantors,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Swing Line Lender and L/C Issuer,

THE OTHER LENDERS PARTY HERETO

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS CAPITAL,

CREDIT SUISSE SECURITIES (USA) LLC,

and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS CAPITAL,

CREDIT SUISSE SECURITIES (USA) LLC,

and WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS CAPITAL,

CREDIT SUISSE SECURITIES (USA) LLC,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

~~and~~ WELLS FARGO BANK, NATIONAL ASSOCIATION,

MIZUHO CORPORATE BANK, LTD.,

RAYMOND JAMES BANK, N.A.,

and SUNTRUST BANK,

as Co-Documentation Agents

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms~~.~~	1
1.02	Other Interpretive Provisions~~.~~	~~55~~ 58
1.03	Accounting Terms~~.~~	~~56~~ 59
1.04	Rounding~~.~~	~~57~~ 60
1.05	Exchange Rates; Currency Equivalents~~.~~	~~57~~ 60
1.06	Additional Alternative Currencies~~.~~	~~58~~ 61
1.07	Change of Currency~~.~~	~~59~~ 62
1.08	Times of Day~~.~~	~~59~~ 63
1.09	Letter of Credit Amounts~~.~~	~~59~~ 63
1.10	Guaranty and Security Principles~~.~~	~~59~~ 63

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~60~~63
2.01	Revolving Loans, Term Loans and Incremental Term Loans~~.~~	~~60~~ 63
2.02	Borrowings, Conversions and Continuations of Loans~~.~~	~~65~~ 69
2.03	Letters of Credit~~.~~	~~66~~ 72
2.04	Swing Line Loans~~.~~	~~76~~ 82
2.05	Prepayments	~~79~~85
2.06	Termination or Reduction of Commitments~~.~~	~~84~~ 90
2.07	Repayments of Loans~~.~~	~~86~~ 93
2.08	Interest~~.~~	~~90~~ 96
2.09	Fees~~.~~	~~91~~ 97
2.10	Computation of Interest and Fees~~.~~	~~92~~ 99
2.11	Evidence of Debt~~.~~	~~93~~ 99
2.12	Payments Generally; Administrative Agent’s Clawback~~.~~	~~93~~ 100
2.13	Sharing of Payments by Lenders~~.~~	~~95~~ 102
2.14	Cash Collateral~~.~~	~~96~~ 103
2.15	Defaulting Lenders~~.~~	~~98~~ 104
2.16	Special Provisions Relating to a Re-Allocation Event~~.~~	~~99~~ 106

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~100~~107
3.01	Taxes~~.~~	~~100~~ 107
3.02	Illegality	~~103~~110
3.03	Inability to Determine Rates~~.~~	~~104~~ 110
3.04	Increased Costs~~.~~	~~104~~ 111
3.05	Compensation for Losses~~.~~	~~106~~ 113
3.06	Mitigation Obligations; Replacement of Lenders~~.~~	~~107~~ 114
3.07	Survival~~.~~	~~107~~ 114

ARTICLE IV GUARANTY		~~108~~115
4.01	The Guaranty~~.~~	~~108~~ 115
4.02	Obligations Unconditional~~.~~	~~108~~ 116
4.03	Reinstatement~~.~~	~~110~~ 117
4.04	Certain Additional Waivers~~.~~	~~111~~ 118
4.05	Remedies~~.~~	~~111~~ 118
4.06	Rights of Contribution~~.~~	~~111~~ 119
4.07	Guarantee of Payment; Continuing Guarantee~~.~~	~~112~~ 119
4.08	Limitation on Guaranty by Luxembourg Guarantors~~.~~	~~112~~ 119

(i)

4.09	Limitation on Guaranty~~.~~	~~113~~ 120

ARTICLE V CONDITIONS PRECEDENT TO EFFECTIVENESS		~~113~~120
5.01	Conditions Precedent to Effectiveness~~.~~	~~113~~ 120
5.02	Conditions Precedent to Initial Credit Extensions on Initial Funding Date~~.~~	~~116~~ 123
5.03	Conditions Precedent to Credit Extensions on Second Funding Date~~.~~	~~118~~ 126
5.04	Conditions Precedent to Credit Extensions on Third Funding Date~~.~~	~~119~~ 127
5.05	Conditions Precedent to Certain Funds Credit Extensions under Revolving Facility~~.~~	~~120~~ 127
5.06	Conditions to Credit Extensions After the End of the Certain Funds Period~~.~~	~~120~~ 128
5.07	Action by Lenders During Certain Funds Period~~.~~	~~121~~ 129

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~122~~130
6.01	Existence~~.~~	~~122~~ 130
6.02	Corporate Power; Authorization~~.~~	~~122~~ 130
6.03	No Contravention~~.~~	~~123~~ 131
6.04	Binding Effect~~.~~	~~123~~ 131
6.05	Financial Statements; No Material Adverse Effect~~.~~	~~123~~ 131
6.06	Litigation~~.~~	~~124~~ 132
6.07	No Default~~.~~	~~124~~ 132
6.08	Ownership of Property~~.~~	~~124~~ 132
6.09	Environmental Compliance~~.~~	~~124~~ 132
6.10	Insurance~~.~~	~~124~~ 133
6.11	Taxes~~.~~	~~125~~ 133
6.12	ERISA Compliance~~.~~	~~125~~ 133
6.13	Subsidiaries~~.~~	~~126~~ 134
6.14	Use of Proceeds; Margin Regulations; Investment Company Act~~.~~	~~126~~ 134
6.15	Disclosure~~.~~	~~126~~ 135
6.16	Compliance with Laws~~.~~	~~127~~ 135
6.17	Intellectual Property~~.~~	~~127~~ 135
6.18	Solvency~~.~~	~~127~~ 136
6.19	Perfection of Security Interests in the Collateral~~.~~	~~127~~ 136
6.20	Business Locations; Taxpayer Identification Number~~.~~	~~128~~ 136
6.21	Anti-Terrorism Laws; OFAC~~.~~	~~128~~ 137
6.22	COMI	~~128~~137
6.23	Offer Press Release; Offer Document; etc.	~~129~~137

ARTICLE VII AFFIRMATIVE COVENANTS		~~129~~138
7.01	Financial Statements~~.~~	~~129~~ 138
7.02	Certificates; Other Information~~.~~	~~129~~ 138
7.03	Notices~~.~~	~~131~~ 140
7.04	Payment of Taxes~~.~~	~~132~~ 141
7.05	Preservation of Existence, Etc.	~~132~~141
7.06	Maintenance of Properties~~.~~	~~133~~ 142
7.07	Maintenance of Insurance~~.~~	~~133~~ 142
7.08	Compliance with Laws~~.~~	~~133~~ 142
7.09	Books and Records~~.~~	~~133~~ 143
7.10	Inspection Rights~~.~~	~~133~~ 143
7.11	Use of Proceeds~~.~~	~~134~~ 143
7.12	Additional Subsidiaries~~.~~	~~135~~ 144
7.13	Further Assurances~~.~~	~~136~~ 145

(ii)

7.14	Pledged Assets~~.~~	~~136~~ 146
7.15	COMI	~~138~~147
7.16	Overadvance Arrangements	~~138~~147
7.17	Target Dividend	~~139~~149
7.18	Target Short Form Merger and ~~other steps~~Other Steps if 95% Condition is met	~~140~~150
7.19	Target Financial Assistance Whitewash if 75% Condition is met	~~141~~151
7.20	Conditions Subsequent	~~142~~152
7.21	Ratings	~~143~~153

ARTICLE VIII NEGATIVE COVENANTS		~~143~~153
8.01	Liens~~.~~	~~143~~ 153
8.02	Investments~~.~~	~~145~~ 155
8.03	Indebtedness~~.~~	~~147~~ 157
8.04	Fundamental Changes~~.~~	~~149~~ 159
8.05	Dispositions~~.~~	~~149~~ 159
8.06	Restricted Payments~~.~~	~~150~~ 160
8.07	Change in Nature of Business~~.~~	~~151~~ 161
8.08	Transactions with Affiliates~~.~~	~~151~~ 162
8.09	Burdensome Agreements~~.~~	~~152~~ 162
8.10	Use of Proceeds~~.~~	~~153~~ 163
8.11	Financial Covenants~~.~~	~~153~~ 163
8.12	Prepayment of Other Indebtedness, Etc.	~~153~~164
8.13	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity~~.~~	~~154~~ 164
8.14	Offer Covenants~~.~~	~~154~~ 165

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		~~157~~167
9.01	Events of Default~~.~~	~~157~~ 167
9.02	Remedies Upon Event of Default~~.~~	~~160~~ 170
9.03	Application of Funds~~.~~	~~160~~ 171

ARTICLE X ADMINISTRATIVE AGENT		~~162~~173
10.01	Appointment and Authority~~.~~	~~162~~ 173
10.02	Rights as a Lender~~.~~	~~163~~ 173
10.03	Exculpatory Provisions~~.~~	~~163~~ 174
10.04	Reliance by Administrative Agent~~.~~	~~164~~ 175
10.05	Delegation of Duties~~.~~	~~164~~ 175
10.06	Resignation of Administrative Agent~~.~~	~~165~~ 175
10.07	Non-Reliance on Administrative Agent and Other Lenders~~.~~	~~166~~ 177
10.08	No Other Duties; Etc.	~~166~~177
10.09	Administrative Agent May File Proofs of Claim~~.~~	~~166~~ 177
10.10	Collateral and Guaranty Matters~~.~~	~~167~~ 178
10.11	Secured Swap Contracts and Secured Treasury Management Agreements~~.~~	~~168~~ 179
10.12	Holders	~~168~~179
10.13	Delivery of Information	~~168~~179

ARTICLE XI MISCELLANEOUS		~~169~~180
11.01	Amendments, Etc.	~~169~~180
11.02	Notices; Effectiveness; Electronic Communications~~.~~	~~173~~ 184
11.03	No Waiver; Cumulative Remedies; Enforcement~~.~~	~~175~~ 187
11.04	Expenses; Indemnity; and Damage Waiver~~.~~	~~176~~ 187

(iii)

11.05	Payments Set Aside~~.~~	~~178~~ 190
11.06	Successors and Assigns~~.~~	~~178~~ 190
11.07	Treatment of Certain Information; Confidentiality~~.~~	~~185~~ 197
11.08	Set-off; Several Obligations~~.~~	~~186~~ 198
11.09	Interest Rate Limitation~~.~~	~~186~~ 199
11.10	Counterparts; Integration; Effectiveness~~.~~	~~187~~ 199
11.11	Survival of Representations and Warranties~~.~~	~~187~~ 199
11.12	Severability~~.~~	~~187~~ 200
11.13	Replacement of Lenders~~.~~	~~188~~ 200
11.14	Governing Law; Jurisdiction; Etc.	~~189~~201
11.15	Waiver of Right to Trial by Jury~~.~~	~~190~~ 202
11.16	No Advisory or Fiduciary Responsibility~~.~~	~~191~~ 203
11.17	Electronic Execution of Assignments and Certain Other Documents~~.~~	~~191~~ 204
11.18	USA PATRIOT Act Notice~~.~~	~~192~~ 204
11.19	Judgment Currency~~.~~	~~192~~ 204
11.20	Release of Collateral and Guaranty Obligations~~.~~	~~193~~ 205
11.21	Waiver of Sovereign Immunity	~~193~~206

(iv)

SCHEDULES

1.01(a)	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
6.02	Consents
6.06	Litigation
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Locations of Tangible Personal Property
6.20(c)	Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20(d)	Changes in Legal Name, State of Formation and Structure
7.20	Conditions Subsequent
8.01	Liens Existing on the Effective Date
8.02(b)	Investments Existing on the Effective Date
8.02(o)	Investments in connection with the Target Acquisition
8.03	Indebtedness Existing on the Effective Date
8.05	Dispositions
8.08	Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

1.01(a)	Form of Incremental Term Loan Agreement
1.01(b)	Form of Re-Allocation Agreement
1.01(c)	Form of Security Agreement
1.01(d)	Form of Target Shares Security Agreement
1.01(e)	Form of Bidder Shares Security Agreement
1.01(f)	Form of CPEC Security Agreement
1.01(g)	Form of Term Note
1.01(h)	Form of Revolving Note
1.01(i)	Form of Bridge Note
1.01(j)	Form of Overadvance Account Escrow Agreement
1.10	Guaranty and Security Principles
2.02	Form of Loan Notice
2.04	Form of Swing Line Loan Notice
7.02	Form of Compliance Certificate
7.12	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(j)	Form of Affiliate Lender Assignment and Assumption

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 14, 2012 among SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Company”), SS&C TECHNOLOGIES HOLDINGS EUROPE S.A.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg having its registered office at 9-11, rue de Louvigny, L-1946, Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B163.061 (the “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), SS&C TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Parent”), the other Guarantors (defined herein), the Lenders (defined herein) and Deutsche Bank AG New York Branch, as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company and the Designated Borrower have requested that the Lenders provide (i) the Revolving Facility to the Company in the aggregate principal amount of $100,000,000, (ii) the Term A-1 Facility to the Company in an aggregate principal amount of $0, (iii) the Initial Term A-2 Facility to the Designated Borrower in an aggregate principal amount of $~~300,000,000,~~325,000,000, (iv) the Initial Term B-1 Facility to the Company in an aggregate principal amount of $725,000,000, (v) the Initial Term B-2 Facility to the Designated Borrower in an aggregate principal amount of $~~100,000,000,~~75,000,000, and (vi) the Initial Bridge Facility to the Designated Borrower in an aggregate principal amount of $142,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“75% Condition” means that the Bidder has acquired Target Shares pursuant to the Offer or otherwise that in aggregate represent at least 75% of the issued share capital and voting rights of the Target.

“80% Condition” means that the Bidder has acquired Target Shares pursuant to the Offer or otherwise that in aggregate represent at least 80% of the issued share capital and voting rights of the Target.

“95% Condition” means that the Bidder has acquired Target Shares pursuant to the Offer or otherwise that in aggregate represent at least 95% of the issued share capital and voting rights of the Target.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or a substantial portion of the property of, or a line of business, product line or division of, another Person or (b) Equity Interests of another Person that, upon the consummation thereof, will be a Subsidiary owned directly or indirectly by the Company or the Designated Borrower or by one or more of their respective wholly owned Subsidiaries, in each case whether or not involving a merger or consolidation with such other Person.

“Acceptance Condition” has the meaning specified in Section 5.02(e).

“Account Custodian” has the meaning given to such term in the Overadvance Account Escrow Agreement.

“Act” has the meaning specified in Section 11.18.

“Administrative Agent” means Deutsche Bank AG New York Branch in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 11.06.

“Affiliate Lenders” means, collectively, Parent and its Subsidiaries and Other Affiliates.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Effective Date is ONE HUNDRED MILLION DOLLARS ($100,000,000), as such amount may be adjusted from time to time in accordance with this Agreement.

“Agreement” means this Credit Agreement.

“Alternative Currency” means the Euro, Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Announcement Date” means the date and time at which the Offer Press Release is issued (provided that such date shall be on or prior to the date which is 2 days after the Effective Date).

“Applicable Percentage” means with respect to (a) any Revolving Lender at any time, with respect to such Revolving Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments, ~~and~~ (b) any Initial Term Lender under a given Initial Term Facility at any time prior to the termination of such Initial Term Lender’s Term Commitment under such Initial Term Facility pursuant to Section 2.06(b), with respect to such Initial Term Lender’s Term Commitment under such Initial Term Facility ~~at any time~~, the percentage (carried out to the ninth decimal place) of the aggregate Term Commitments under such Initial Term Facility represented by such Initial Term Lender’s Term Commitment under such Initial Term Facility at such time~~; provided that if the Term Commitment of each~~ and (c) any Term Lender under ~~such~~a given Term Facility ~~has been terminated pursuant to Section 9.02, then the Applicable Percentage of any~~at any time, with respect to such Term Lender’s Term Loans under such Term Facility ~~shall be~~at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of all Term Loans under such Term Facility held by such Term Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(d), as applicable. The Applicable Percentages of the Revolving Lenders shall be subject to adjustment as provided in Section 2.15(iv).

“Applicable Rate” means (a) with respect to an Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement; (b) at any time when the Consolidated Net Senior Secured Leverage Ratio is greater than or equal to 3.00:1 (“Pricing Tier 1”), with respect to Revolving Loans, Term A-1 Loans and Term A-2 Loans (i) maintained as Base Rate Loans, 1.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.75%

per annum; (c) at any time when the Consolidated Net Senior Secured Leverage Ratio is less than 3.00:1 (“Pricing Tier 2”), with respect to Revolving Loans, Term A-1 Loans and Term A-2 Loans (i) maintained as Base Rate Loans, 1.50% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.50% per annum; (d) at all times, with respect to Term B-1 Loans or Term B-2 Loans (i) maintained as Base Rate Loans, ~~2.25~~3.00% per annum and (ii) maintained as Eurocurrency Rate Loans, ~~3.25~~4.00% per annum; (e) at all times, with respect to Bridge Loans (i) maintained as Base Rate Loans, 1.75% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.75% per annum; and (f) with respect to (i) the commitment fees payable in respect of undrawn Revolving Commitments pursuant to Section 2.09(a) and (ii) the Letter of Credit Fees, the following percentages per annum:

Pricing Tier	Consolidated Net Senior Secured Leverage Ratio	Commitment Fee	Letters of Credit

1	≥3.00:1.0	0.50%	2.75%

2	<3.00:1.0	0.375%	2.75%

in each case in clauses (b), (c) and (f) above based upon the Consolidated Net Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b).

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Senior Secured Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Initial Funding Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Initial Funding Date shall be Pricing Tier 1.

“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, each in their capacity as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” means~~,~~ (a) with respect to the Revolving Facility, the period from and including the Initial Funding Date to the earliest of (i) the Revolving Loan Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (iii) subject to Section 5.07, the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02 and (b) with respect to each Initial Term Facility, the period from and including the Initial Funding Date to and including the earliest of (i) the Third Funding Date (regardless of whether the funding contemplated in the definition of Third Funding Date shall have occurred or not), (ii) the date of termination of the Term Commitments under such Initial Term Facility pursuant to Section 2.06, and (iii) the Maturity Date for the Term Loans under such Initial Term Facility, provided~~,~~ , however~~,~~ , that on or prior to the date falling 180 days after the Announcement Date, the Borrowers shall have either drawn down the full amount of each Term Commitment (A) for application to Certain Funds Purposes and/or (B) for deposit in the Overadvance Account and, upon the occurrence of such event, the “Availability Period” for each Initial Term Facility shall terminate.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate” and (c) the Eurocurrency Rate for Loans denominated in Dollars plus 1.0%. The “prime rate” is a rate set by DBNY based upon various factors including DBNY’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by DBNY shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans shall be denominated in Dollars.

“Bidder” means SS&C Technologies Holdings Europe S.à r.l., in its capacity as “Bidder” in connection with an Offer.

“Bidder Shares Security Agreement” means a security agreement dated as of the Effective Date and becoming effective on the occurrence of the Initial Funding Date, in, or substantially in, the form of, Exhibit 1.01(e).

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans under the same Facility of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section ~~2.01.“Bridge Borrowing” means a borrowing consisting of simultaneous Bridge Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Bridge Lenders pursuant to Section 2.01(b)(v).~~2.01; provided that each Initial Term A-2 Loan, Initial Term B-1 Loan, Initial Term B-2 Loan or Initial Bridge Loan converted into a Funded Term A-2 Loan, Funded Term B-1 Loan, Funded Term B-2 Loan or Funded Bridge Loan, as the case may be, pursuant to a Term Loan Conversion on the Second Funding Date or Third Funding Date shall be considered part of the related Borrowing of the then outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans to which such newly converted Funded Term A-2 Loan, Funded Term B-1 Loan, Funded Term B-2 Loan or Funded Bridge Loan, as the case may be, is added as contemplated by Section 2.02(f).

“Bridge Commitment” means, as to each Initial Bridge Lender, its obligation to make Bridge Loans to the Designated Borrower pursuant to Section 2.01(b)(v), in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Initial Bridge Lender becomes a party hereto and, as to the Initial Bridge Lenders, the aggregate amount of ONE HUNDRED AND FORTY -TWO MILLION DOLLARS ($142,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Bridge ~~Facility~~Facilities” means~~, at any time, (a)~~ the ~~aggregate amount of the Bridge Commitments at such time and (b) the aggregate principal amount of the Bridge Loans of all Bridge Lenders outstanding at such time~~Initial Bridge Facility and the Funded Bridge Facility.

“Bridge Lender” means each ~~Lender with a~~Initial Bridge ~~Commitment or holding~~Lender and/or each Funded Bridge ~~Loans~~Lender, as the context may require.

“Bridge Loan” means ~~an advance made by any~~each Initial Bridge ~~Lender under the~~Loan and each Funded Bridge ~~Facility~~Loan.

“Bridge Loan Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Bridge Note” means a promissory note made by the Designated Borrower in favor of a Bridge Lender evidencing Bridge Loans made by such Bridge Lender, substantially in the form of Exhibit 1.01(i).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day, (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day, (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency, and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Buy-Side Financial Advisor” has the meaning specified in Section 11.16.

“Capital Expenditures” means, for any period then ended, all cash capital expenditures of the Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (including acquisitions of IP Rights to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP made in cash during such period).

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Carlyle” means~~,~~ TC Group, L.L.C., Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. and their Affiliates that they Control (but excluding operating portfolio companies of the foregoing; provided, that in no case shall any entity whose assets consist solely of the Equity Interests of the Parent, cash and Cash Equivalents, or contracts or other rights related to its investment in the Parent, be considered such an operating portfolio company).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Certain Funds Covenants” means the covenants in Sections 7.05(a), 8.01 (to the extent that such breach occurs after the Effective Date and results from the willful act or a willful failure on the part of the Parent, the Company, the Designated Borrower or any Subsidiary of the Parent (other than the Target or any Subsidiary of the Target)), 8.02 (to the extent that such breach occurs after the Effective Date and results from the willful act or a willful failure on the part of the Parent, the Company, the Designated Borrower or any Subsidiary of the Parent (other than the Target or any Subsidiary of the Target)), 8.03 through 8.07 (but, in the case of Section 8.04, excluding such covenant to the extent that it relates to a merger between the Parent and another Person other than a Subsidiary of the Parent and, in the case of Section 8.07, only as such event relates to the Parent, the Bidder, the Company or any Material Subsidiary), 8.13(a) and (c), 8.14(a) and (d) through (m); provided that (i) any reference to (x) a “Loan Party” or the “Loan Parties” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Party or the Initial Loan Parties, as the case may be and (y) a “Loan Document” or the “Loan Documents” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Document or the Initial Loan Documents, as the case may be, and (ii) for the purposes of this definition only, during the Certain Funds Period, notwithstanding any contrary provision in such Sections, such Sections shall be deemed to apply to the Parent, the Company, the Designated Borrower and their Subsidiaries excluding the Target and its Subsidiaries.

“Certain Funds Credit Extension” means (a) a Borrowing of Term Loans made during the Certain Funds Period solely for a Certain Funds Purpose, (b) a disbursement from the Overadvance Account made during the Certain Funds Period solely for a Certain Funds Purpose and (c) a Borrowing of Revolving Loans or Swing Line Loans made during the Certain Funds Period for the purposes described in Section 7.11(a) and 7.11(b)(vi) and (x) (but not, in the case of a Borrowing of Revolving Loans pursuant to clause (c) of this definition, to finance the acquisition of any Target Shares or the reimbursement of funds used to acquire any Target Shares).

“Certain Funds Event of Default” means (x) the written repudiation by an Initial Loan Party of any material obligation under the Initial Loan Documents of any portion or its liability or obligation with respect to the Obligations hereunder or the initiation of a proceeding by an Initial Loan Party seeking to establish the invalidity or unenforceability of any Initial Loan Document, or (y) any circumstance constituting an Event of Default under Section 9.01(a), (b) (but only to the extent that such matters are Certain Funds Covenants), (c) (but only to the extent that such matters are Certain Funds Covenants), (d) (but only to the extent that such matters are Certain Funds Representations), (f) (but only as such event relates to the Parent, the Bidder, the Company, or any Material Subsidiary and other than to the extent that such Event of Default relates to, or is made in relation to, circumstances affecting any member of the Target Group), (g) (but only as such event relates to the Parent, the Bidder, the Company or any Material

Subsidiary and other than to the extent that such Event of Default relates to, or is made in relation to, circumstances affecting any member of the Target Group), (j) (but only with respect to clauses (ii) or (iii) therein) and (k) (but only to the extent that such Event of Default relates to, or is made in relation to, clause (c) of the definition of “Change of Control”); provided that any reference to (y) a “Loan Party” or the “Loan Parties” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Party or the Initial Loan Parties, as the case may be and (z) a “Loan Document” or the “Loan Documents” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Document or the Initial Loan Documents, as the case may be.

“Certain Funds Period” means the period commencing on the Announcement Date and ending on the earliest of:

(i) the date falling 210 days after the Announcement Date;

(ii) the date on which the Offer lapses, terminates or is withdrawn; and

(iii) the date on which (A) the Target becomes a direct or indirect wholly-owned Subsidiary of the Company, (B) the Bidder has paid all sums due pursuant to the Target Acquisition, any squeeze-out procedure pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids, (C) the Bidder has paid all sums due pursuant to any mandatory sellout permissible under Article 16 of the Luxembourg Law of May 19, 2006 on Takeover Bids, (D) the Bidder has paid all sums due in connection with any surrender or cancellation of options or awards over Target Shares, (E) a portion of the proceeds of Term Loans drawn hereunder have been applied to consummate the Parent Refinancing, and (F) there are no outstanding options to subscribe for the Target Shares, provided that, if the Portia Acquisition has not been consummated, and the Certain Funds Period would but for this proviso end as a result of the occurrence of the events set forth in this clause (iii), the Certain Funds Period will not end until the earliest of (x) the date that the Portia Acquisition has been consummated, (y) the date falling 180 days after the Announcement Date and (z) the date of termination of the Portia Agreement without the Portia Acquisition being consummated, but only with respect to Certain Fund Credit Extensions of Term Loans (other than Bridge Loans) that are applied for the purpose set forth in Section 7.11(b)(viii).

“Certain Funds Purposes” means the purposes described in Section 7.11(b).

“Certain Funds Representation” means the representations in Section 6.01(a), Section 6.02(a), (b) and (c), Section 6.03 (but, with respect to clause (b) thereof, only to the extent such violation results in (i) the payment obligations of the Loan Parties under the Loan Documents or (ii) substantially all of the obligations of the Loan Parties under the Guaranty or the Collateral Documents, in each case, becoming unenforceable or invalid), Section 6.04 and Section 6.23; provided that any reference to (x) a “Loan Party” or the “Loan Parties” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Party or the Initial Loan Parties, as the case may be and (y) a “Loan Document” or the “Loan Documents” in any of the foregoing Sections shall, for the purposes of this definition, be deemed to refer only to an Initial Loan Document or the Initial Loan Documents, as the case may be.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the Voting Stock of the Parent (measured by voting power rather than number of shares) on a fully diluted basis;

(b) a majority of the members of the board of directors (or equivalent governing body) of the Parent are not Continuing Directors; or

(c) the Parent fails to, directly or indirectly, own and control all of the issued Voting Stock of (i) the Company or (ii) prior to the Merger Date, the Designated Borrower.

“Code” means the City Code on Takeovers and Mergers.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Target Shares Security Agreement, the Bidder Shares Security Agreement, the CPEC Security Agreement, the Overadvance Account Escrow Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or any of the Loan Documents.

“Commitment” means~~,~~ (i) as to each Revolving Lender, the Revolving Commitment of such Revolving Lender, (ii) as to each Term A-1 Lender, the Term A-1 Commitment of such Term A-1 Lender, (iii) as to each Initial Term A-2 Lender, the Term A-2 Commitment of such

Initial Term A-2 Lender, (iv) as to each Initial Term B-1 Lender, the Term B-1 Commitment of such Initial Term B-1 Lender, (v) as to each Initial Term B-2 Lender, the Term B-2 Commitment of such Initial Term B-2 Lender, (vi) as to each Initial Bridge Lender, the Bridge Commitment of such Initial Bridge Lender and (vii) as to any Incremental Term Loan, the Incremental Term Loan Commitment of such Lender.

“Commitment Increase Amendment” has the meaning set forth in Section 2.01(f).

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Materials” has the meaning specified in Section 7.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Conditions Subsequent” means each of the conditions set forth on Schedule 7.20.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Parent and its Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes (including penalties and interest), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to any Person, the Current Assets of such Person and its Subsidiaries on a consolidated basis.

“Consolidated Current Liabilities” means, with respect to any Person and its Subsidiaries on a consolidated basis, all liabilities that, in accordance with GAAP, would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue and (f) any L/C Obligations, Swing Line Loans or Revolving Loans.

“Consolidated EBITDA” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clauses (vii) and (xii) below, not already included in Consolidated Net Income) for, without duplication,

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capital Leases, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (G) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Leases) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital of the Parent and its Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii) depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill) and deferred financing fees or costs),

(iv) net after -tax extraordinary, unusual or non-recurring charges, expenses or losses (including accruals and payments for amounts payable under executive employment agreements and losses on disposition of property outside of the ordinary course of business),

(v) other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period or write-off or writedown of, or reserves with respect to, current assets (but including any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances and the non-cash portion of “straight line” rent expense)),

(vi) restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions or operational changes after the Initial Funding Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees; provided that the aggregate amount of add backs made pursuant to this clause (vi), when added to the aggregate amount of add backs made pursuant to clause (vii) below, shall not exceed an amount equal to 10% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vi) or clause (vii) below),

(vii) the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Company in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition, disposition or operational change by the Company or any Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Company shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 7.02(b), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized within the timeframes set forth in clause (y) below and are factually supportable, in each case as determined in good faith by the Company, and (y) such actions have been, in the case of any acquisition, disposition or implementation of any initiative relating to such acquisition or disposition which is expected to result in such cost savings, expense reductions or synergies, taken or are to be taken within 12 months after the consummation of such acquisition, disposition or initiative or, in the case of operational changes, substantially completed, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, (C) amounts projected (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (D) the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs made pursuant to clause (vi) above, shall not exceed an amount equal to 10% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clause (vi) above),

(viii) non -cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Parent or any Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(ix) all fees, premiums and expenses incurred in connection with the Target Acquisition~~;~~,

(x) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with any Investment permitted under Section 8.02,

(xi) transaction fees and expenses incurred in connection with, to the extent permitted hereunder, any Investment, any debt issuance, any equity issuance, any Disposition, any casualty event, or any amendments or waivers of the Loan Documents, or refinancings in connection therewith, in each case, whether or not consummated,

(xii) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income),

(xiii) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with a Permitted Acquisition or any other acquisition permitted by Section 8.02 or any transaction permitted by Section 8.04, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Parent or its Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiii) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period), and

(xiv) amounts paid or reserved in connection with earn-out obligations in connection with any acquisition of a business or Person, minus

(c) an amount which, in the determination of Consolidated Net Income, has been included for

(i) all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(ii) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis, and

(iii) any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

(d) to the extent included in the determination of Consolidated Net Income, net unrealized losses/gains (after any offset) in respect of (i) Swap Contracts and (ii) currency translation gains or losses, including those related to currency remeasurements of indebtedness, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.

For purposes of calculating Consolidated EBITDA for any period in connection with the delivery of a quarterly Compliance Certificate, (A) the Consolidated EBITDA (determined in accordance with GAAP) of the subject of any Permitted Acquisition by the Parent or its Subsidiaries during such period shall be included on a Pro Forma Basis for such period (but assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any

Indebtedness in connection therewith occurred on the first day of such period) and (B) the Consolidated EBITDA of (or attributable to) any Subsidiary all of whose Equity Interests (or all or substantial portion of whose assets) are Disposed of, or any line of business or division of the Parent or any of its Subsidiaries Disposed of, during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Parent and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all obligations arising under letters of credit (including standby and commercial but excluding letters of credit to the extent such letters of credit have been cash collateralized), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds; (c) all obligations in respect of the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business); (d) all Attributable Indebtedness; (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of another Person (except to the extent supported by a letter of credit); and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which the Parent or any of its Subsidiaries is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

“Consolidated Net Income” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income (or loss) of the Parent and its Subsidiaries for that period determined in accordance with GAAP (excluding (a) extraordinary gains and extraordinary losses for such period and (b) the income (or loss) of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of cash dividends or similar distributions).

“Consolidated Net Leverage Ratio Test” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date less all cash and Cash Equivalents of the Parent and its Subsidiaries to (b) Consolidated EBITDA for the four fiscal quarters most recently ended shall not exceed 5.0:1.0 (or, with respect to any date of determination that occurs during the Certain Funds Period, 4.50:1.0).

“Consolidated Net Senior Secured Funded Indebtedness” means, as of any date of determination, the Consolidated Funded Indebtedness of the Parent and its Subsidiaries on a consolidated basis that is secured by liens on the property of the Parent or its Subsidiaries (excluding, however, Indebtedness that is subordinated in right of payment to the prior payment in full in cash of the Obligations).

“Consolidated Net Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Senior Secured Funded Indebtedness as of such date less all cash and Cash Equivalents of the Parent and its Subsidiaries to (b) Consolidated EBITDA for the four fiscal quarters most recently ended.

“Consolidated Scheduled Funded Debt Payments” means, for any period with respect to the Parent and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capital Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.

“Consolidated Total Assets” means the consolidated total assets of the Parent and its Subsidiaries as set forth on the consolidated balance sheet of the Parent as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 7.01(a) and (b).

“Continuing Director” means, as of any date of determination, any member of the board of directors or other equivalent governing body of the Parent who: (1) was a member of such board of directors or other equivalent governing body on the Initial Funding Date or was nominated for election, elected or appointed, or was otherwise approved, by either Carlyle or William C. Stone (or any estate, trust, corporation, partnership or other entity Controlled by him) or (2) was nominated for election, elected or appointed to such board of directors or other equivalent governing body by or with the approval of a majority of the Continuing Directors who were members of such board of directors or other equivalent governing body at the time of such nomination, election or appointment.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing (but not for purposes of the definitions of “Carlyle” or “Continuing Director”), a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 20% or more of the Voting Stock.

“Co-Operation Agreement” means the co-operation agreement relating to the Offer, dated on or around March 14, 2012, and between the Target and the Bidder, in the form approved by the Administrative Agent.

“CPECs” shall mean the convertible preferred equity certificates, regardless of class or series, having a nominal value of one Euro each, to be issued by the Bidder under the terms and conditions attached to the CPECs subscription agreement to be entered into between the Company and the Designated Borrower.

“CPEC Security Agreement” means a security agreement~~,~~ in, or substantially in, the form of Exhibit 1.01(f).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees and (v) payment for deferred taxes (so long as the items described in clauses (iv) and (v) are non-cash items).

“DBNY” means Deutsche Bank AG New York Branch and any successor thereto by merger, consolidation or otherwise.

“Debt Fund Affiliate” means any Affiliate of Carlyle that is a bona fide diversified debt fund.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally and in connection with Luxembourg (i) insolvency proceedings (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the European Insolvency Regulation, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended ~~and~~, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code and (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term B-1 ~~Facility~~Facilities plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto, and shall also include any successor after giving effect to the Merger.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Loan Party or any Subsidiary thereof (including the Equity Interests of any such Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition. The term “Disposition” shall not include any issuance of Equity Interests by the Parent.

“Disqualified Capital Stock” means Equity Interests that (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards), prior to the date that is 91 days after the final Maturity Date (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon a Change of Control, provided, that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Capital Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Guarantors” means (i) with respect to the Obligations of the Company, (a) each Domestic Subsidiary of the Parent identified as a “Domestic Guarantor” on the signature pages hereto, (b) the Parent, and (c) each other Person that joins as a Domestic Guarantor pursuant to Section 7.12, (ii) with respect to the Foreign Obligations, the Company and each Person described in subclauses (a), (b) and (c) of preceding clause (i), and (iii) with respect to obligations under any Secured Swap Contract between any Domestic Loan Party (other than the Company) and any Lender or Affiliate of a Lender and obligations under any Secured Treasury Management Agreement between any Domestic Loan Party (other than the Company) and any Lender or Affiliate of a Lender, the Company and each other Domestic Loan Party not party to such Secured Swap Contract or Secured Treasury Management Agreement, as the case may be.

“Domestic Loan Party” means the Company, the Parent and each of the other Domestic Guarantors.

“Domestic Non-Loan Party” means each Domestic Subsidiary that is not a Domestic Loan Party.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia and whose Equity Interests are (x) held by a Person that is organized under the laws of any state of the United States or the District of Columbia and (y) not held, directly or indirectly, by a CFC.

“Dutch Auction” means an auction (an “Auction”) conducted by the Parent or one of its Subsidiaries in order to purchase Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Company:

(a) Notice Procedures. In connection with an Auction, the Company will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (ii) the discount to par, which shall be a range~~,~~ (the “Discount Range”) of percentages of the par principal amount of the Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans which must be in increments of $5,000,000 (the “Reply Amount”). A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Loans. Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, a form of assignment and acceptance (the “Form of Assignment and Acceptance”) in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Company, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Parent or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Parent or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Parent or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Parent or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Parent or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids

(subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, the Parent or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“Effective Date” has the meaning specified in Section 5.01.

“Effective Yield” means, as to any Loans of any Facility, the effective yield on such Loans as reasonably determined by the Administrative Agent in consultation with the Parent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. The Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041(c) or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; or (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m.,

London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by DBNY and with a term equivalent to such Interest Period would be offered by DBNY’s London Branch (or other DBNY branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, provided however, that solely in the case of Term B-1 Loans and Term B-2 Loans, the Eurocurrency Rate shall not be less than 1.00% per annum; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by DBNY’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”.~~”~~ Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“European Insolvency Regulation” means Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings, as amended from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to (a) the sum, without duplication, of (i) Consolidated Net Income of the Parent and its Subsidiaries for such fiscal year plus (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income plus (iii) the aggregate net amount of non-cash loss on Dispositions by the Parent and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus (b) without duplication (in each case, for the Parent and its Subsidiaries on a consolidated basis):

(i) Capital Expenditures that are (A) actually made during such Excess Cash Flow Period or (B) committed although not actually made during such Excess Cash Flow Period, so long as such Capital Expenditures are actually made within six (6) months after the end of such Excess Cash Flow Period, provided that (x) if any Capital Expenditures are deducted from Excess Cash Flow pursuant to (B) above, such amount shall be added to the Excess Cash Flow for the immediately succeeding Excess Cash Flow Period if the expenditure is not actually made within such six (6) month period and (y) no deduction shall be taken in the immediately succeeding Excess Cash Flow Period when such amounts deducted pursuant to clause (B) are spent;

(ii) Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;

(iii) the aggregate amount of voluntary or mandatory permanent principal payments or mandatory repurchases of Indebtedness for borrowed money of the Parent and its Subsidiaries (excluding the Obligations and the Revolving Commitments); provided, that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness);

(iv) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow;

(v) cash payments made in satisfaction of non -current liabilities (excluding payments of Indebtedness for borrowed money) not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period;

(vi) to the extent not deducted in arriving at Consolidated Net Income, cash fees and expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment permitted under Section 8.02, an issuance of Equity Interests or issuance of Indebtedness (whether or not consummated);

(vii) the aggregate amount of expenditures actually made in cash during such period (including expenditures for payment of financing fees) to the extent such expenditures are not expensed during such period (provided that any expensing of such expenditures in a future Excess Cash Flow Period shall be added back to the Excess Cash Flow for such period);

(viii) cash from operations used or to be used to consummate a Permitted Acquisition or Investments permitted under Section 8.02 (if such Permitted Acquisition or Investments have been consummated prior to the date on which a prepayment of Loans would be required pursuant to Section 2.05(b)(iii) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (viii) with respect to a fiscal year as a result of a Permitted Acquisition or Investment that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then for the avoidance of doubt, such amount shall not be deducted from Excess Cash Flow pursuant to this clause (viii) as a result of such Permitted Acquisition or Investment, as the case may be, being actually consummated for the Relevant Deduction Amount;

(ix) the amount of cash payments made in respect of pensions and other post-employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(x) cash expenditures in respect of Swap Contracts during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(xi) the aggregate principal amount of all mandatory prepayments of the Term Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(iv) or (vi), or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds were taken into account in calculating Consolidated Net Income for such Excess Cash Flow Period;

(xii) the amount representing accrued expenses for cash payment (including with respect to retirement plan obligations) that are not paid in cash in such Excess Cash Flow Period, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash within six (6) months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period); and

(xiii) net non-cash gains and credits to the extent included in arriving at Consolidated Net Income; plus/minus

(c) decreases/increases, as applicable, in Net Working Capital.

“Excess Cash Flow Period” means any fiscal year of the Company, commencing with the fiscal year ending on or about December 31, 2013.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) any personal property that either (i) the attachment or perfection of a Lien thereon is not governed by the UCC or (ii) a Lien thereon is not effected by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) (i) all CPECs in excess of 65% of any First Tier Foreign Subsidiary and (ii) all Equity Interests in excess of 65% of any First Tier Foreign Subsidiary, (d) any property which is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property to secure the Obligations, (e) any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of such Loan Party to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral, and (f) any motor vehicles. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Company agree in writing that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations, received a payment under, received a perfected security interest under, engaged in any other transaction contemplated by, or enforced, this Agreement or any other Loan Document, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Parent Credit Agreement” means that certain Credit Agreement, dated as of December 15, 2011, among the Company, as the Borrower, the Parent, as the Parent, certain

Subsidiaries of the Parent identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto from time to time, as such agreement may be amended, modified and supplemented from time to time.

“Extraordinary Receipt” means the receipt by the Parent or its Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.05(b)(vi) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means any Term Facility and/or the Revolving Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent, as determined by the Administrative Agent.

“Fee Letter” means the fee letter agreement, dated on or about the Effective Date among the Company and the Arrangers.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary that is owned directly by a Domestic Loan Party.

“Foreign Guarantors” means (i) with respect to the Foreign Obligations of the Designated Borrower, each Person that joins as a Foreign Guarantor pursuant to Section 7.12, and (ii) with respect to obligations under any Secured Swap Contract between any Foreign Loan Party (other than the Designated Borrower) and any Lender or Affiliate of a Lender and obligations under any Secured Treasury Management Agreement between any Foreign Loan Party (other than the Designated Borrower) and any Lender or Affiliate of a Lender, the Designated Borrower and each other Foreign Loan Party not party to such Secured Swap Contract or Secured Treasury Management Agreement, as the case may be.

“Foreign Lender” means, for any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means the Designated Borrower and each of the Foreign Guarantors.

“Foreign Non-Loan Party” means each Foreign Subsidiary that is not a Foreign Loan Party.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Designated Borrower and any Foreign Guarantor arising under any Loan Document or otherwise with respect to the Term A-2 Loans, the Term B-2 Loans or the Bridge Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Designated Borrower or any Foreign Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between the Designated Borrower and any Lender or Affiliate of a Lender and (b) all obligations under any Secured Treasury Management Agreement between the Designated Borrower and any Lender or Affiliate of a Lender.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” of any Person means Indebtedness for borrowed money of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“Funded Bridge Facility” means, at any time, the aggregate principal amount of the Funded Bridge Loans of all Funded Bridge Lenders outstanding at such time.

“Funded Bridge Lender” means each Lender holding a Funded Bridge Loan.

“Funded Bridge Loan” has the meaning specified in Section 2.02(f).

“Funded Term A-2 Facility” means, at any time, the aggregate principal amount of the Funded Term A-2 Loans of all Funded Term A-2 Lenders outstanding at such time.

“Funded Term A-2 Lender” means each Lender holding a Funded Term A-2 Loan.

“Funded Term A-2 Loan” has the meaning specified in Section 2.02(f).

“Funded Term B-1 Facility” means, at any time, the aggregate principal amount of the Funded Term B-1 Loans of all Funded Term B-1 Lenders outstanding at such time.

“Funded Term B-1 Lender” means each Lender holding a Funded Term B-1 Loan.

“Funded Term B-1 Loan” has the meaning specified in Section 2.02(f).

“Funded Term B-2 Facility” means, at any time, the aggregate principal amount of the Funded Term B-2 Loans of all Funded Term B-2 Lenders outstanding at such time.

“Funded Term B-2 Lender” means each Lender holding a Funded Term B-2 Loan.

“Funded Term B-2 Loan” has the meaning specified in Section 2.02(f).

“Funded Term Facilities” means the Term A-1 Facility, the Funded Term A-2 Facility, the Funded Term B-1 Facility, the Funded Term B-2 Facility and the Funded Bridge Facility.

        “Funded Term Loans” means Term A-1 Loans, Funded Term A-2 Loans, Funded B-1 Term Loans, Funded B-2 Term Loans and Funded Bridge Loans.

        “Funding Date” means the Initial Funding Date, the Second Funding Date and/or the Third Funding Date, as the context may require.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Domestic Guarantor and each Foreign Guarantor; provided, that in no event shall a CFC ever be, or be required to be, a Guarantor of any Obligation of a Domestic Loan Party.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Exhibit 1.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means (x) on the Effective Date (until the end of the Certain Funds Period) and (y) thereafter, after the end of the Certain Funds Period, on any date, any Subsidiary of the Parent (other than the Borrowers) that (i) does not have assets (together with the assets of all other Immaterial Subsidiaries) in excess of 3.0% of Consolidated Total Assets as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date, (ii) does not contribute (together with the assets of all other Immaterial Subsidiaries) in excess of 3.0% of Consolidated EBITDA as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date and (iii) has been designated as such by the Company in a written notice delivered to the Administrative Agent (other than any such Subsidiary as to which the Company has revoked such designation by written notice to the Administrative Agent); provided, that if the aggregate assets of Immaterial Subsidiaries at any time (i) exceeds 6.0% of Consolidated Total Assets or (ii) contributes in excess of 6.0% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date, the Company shall revoke the designation of one or more Subsidiaries as “Immaterial Subsidiaries” such that, after giving effect to such revocation, (A) the aggregate assets of Immaterial Subsidiaries shall be less than 6.0% of Consolidated Total Assets and (B) the contribution of Immaterial Subsidiaries shall be less than 6.0% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date.

“Incremental Term Loan” has the meaning provided in Section 2.01(c).

“Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement in substantially the form of Exhibit 1.01(a) or such other form as is satisfactory to the Administrative Agent and the Company, in each case as executed by the Loan Parties, one or more Lender(s) providing an Incremental Term Loan Commitment and the Administrative Agent.

“Incremental Term Loan Commitment” means, as to any Lender, its obligation to make its portion of an Incremental Term Loan to the Company pursuant to Section 2.01(c) in the principal amount set forth in the applicable Incremental Term Loan Agreement.

“Incremental Term Loan Facility” means, at any time, (a) on or prior to the closing date under an Incremental Term Loan Agreement, the aggregate amount of the Incremental Term Loan Commitments set forth in such Incremental Term Loan Agreement at such time and (b) thereafter, the aggregate principal amount of the Incremental Term Loans of all Lenders outstanding under such Incremental Term Loan Agreement at such time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds;

(c) the Swap Termination Value of any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by contract or operation of law. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Bridge Facility” means, at any time, (a) the aggregate amount of the Bridge Commitments at such time and (b) the aggregate principal amount of the Initial Bridge Loans of all Initial Bridge Lenders outstanding at such time; provided that after the conversion of Initial Bridge Loans into Funded Bridge Loans pursuant to a Term Loan Conversion, such newly converted Loans shall be deemed to be a part of the Funded Bridge Facility.

“Initial Bridge Lender” means each Lender with a Bridge Commitment or holding Initial Bridge Loans.

“Initial Bridge Loan” means an advance made by any Initial Bridge Lender under the Initial Bridge Facility; provided that after the conversion of an Initial Bridge Loan into a Funded Bridge Loan pursuant to a Term Loan Conversion as contemplated by Section 2.02(f), such converted Loan shall be deemed to be a Funded Bridge Loan for all purposes of this Agreement and the other Loan Documents.

“Initial Dividend” has the meaning specified in Section 7.17(a)(iii).

“Initial Funding Date” means the date on which the conditions specified in Section 5.02 are satisfied (or waived in accordance with Section 11.01) and (i) initial payment is to be made by the Bidder for any Target Shares acquired pursuant to the Offer and the Parent Refinancing is consummated and/or (ii) the Overadvance Account is to be funded with an amount equal to the Overadvanced Funds, provided that such day is a Business Day during the Availability Period.

“Initial Lenders” means Deutsche Bank AG New York Branch, Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association.

“Initial Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Collateral Document (other than (x) the CPEC Security Agreement and (y) any Collateral Document delivered after the Effective Date pursuant to the terms of Section 7.14), the Re-Allocation Agreement, each Incremental Term Loan Agreement and the Fee Letter, to the extent any of the foregoing exist on the Effective Date.

“Initial Loan Parties” means, collectively, the Company, the Designated Borrower and each Guarantor on the Effective Date.

“Initial Term A-2 Facility” means, at any time, (a) the aggregate amount of the Term A-2 Commitments at such time and (b) the aggregate principal amount of the Initial Term A-2 Loans of all Initial Term A-2 Lenders outstanding at such time; provided that after the conversion of Initial Term A-2 Loans into Funded Term A-2 Loans pursuant to a Term Loan Conversion, such newly converted Loans shall be deemed to be a part of the Funded Term A-2 Facility.

“Initial Term A-2 Lender” means each Lender with a Term A-2 Commitment or holding Initial Term A-2 Loans.

“Initial Term A-2 Loan” means an advance made by any Initial Term A-2 Lender under the Initial Term A-2 Facility; provided that after the conversion of an Initial Term A-2 Loan into a Funded Term A-2 Loan pursuant to a Term Loan Conversion as contemplated by Section 2.02(f), such converted Loan shall be deemed to be a Funded Term A-2 Loan for all purposes of this Agreement and the other Loan Documents.

“Initial Term B-1 Facility” means, at any time, (a) the aggregate amount of the Term B-1 Commitments at such time and (b) the aggregate principal amount of the Initial Term B-1 Loans of all Initial Term B-1 Lenders outstanding at such time; provided that after the conversion of Initial Term B-1 Loans into Funded Term B-1 Loans pursuant to a Term Loan Conversion, such newly converted Loans shall be deemed to be a part of the Funded Term B-1 Facility.

“Initial Term B-1 Lender” means each Lender with a Term B-1 Commitment or holding Initial Term B-1 Loans.

“Initial Term B-1 Loan” means an advance made by any Initial Term B-1 Lender under the Initial Term B-1 Facility; provided that after the conversion of an Initial Term B-1 Loan into a Funded Term B-1 Loan pursuant to a Term Loan Conversion as contemplated by Section 2.02(f), such converted Loan shall be deemed to be a Funded Term B-1 Loan for all purposes of this Agreement and the other Loan Documents.

“Initial Term B-2 Facility” means, at any time, (a) the aggregate amount of the Term B-2 Commitments at such time and (b) the aggregate principal amount of the Initial Term B-2 Loans of all Initial Term B-2 Lenders outstanding at such time; provided that after the conversion of Initial Term B-2 Loans into Funded Term B-2 Loans pursuant to a Term Loan Conversion, such newly converted Loans shall be deemed to be a part of the Funded Term B-2 Facility.

“Initial Term B-2 Lender” means each Lender with a Term B-2 Commitment or holding Initial Term B-2 Loans.

“Initial Term B-2 Loan” means an advance made by any Initial Term B-2 Lender under the Initial Term B-2 Facility; provided that after the conversion of an Initial Term B-2 Loan into a Funded Term B-2 Loan pursuant to a Term Loan Conversion as contemplated by Section 2.02(f), such converted Loan shall be deemed to be a Funded Term B-2 Loan for all purposes of this Agreement and the other Loan Documents.

“Initial Term Facilities” means the Term A-1 Facility, the Initial Term A-2 Facility, the Initial Term B-1 Facility, the Initial Term B-2 Facility and the Initial Bridge Facility.

“Initial Term Lender” means each Term A-1 Lender, each Initial A-2 Term Lender, each Initial Term B-1 Lender, each Initial Term B-2 Lender and/or each Initial Bridge Lender.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Loan Notice (or, in the case of the Interest Period for a new Borrowing of Initial Term A-2 Loans, Initial Term B-1 Loans, Initial Term B-2 Loans or Initial Bridge Loans on the Second Funding Date or the Third Funding Date, such other date (not to exceed one month thereafter) consistent with the requirements of Section 2.02(f) and otherwise acceptable to the Administrative Agent); provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount repaid, returned, distributed or otherwise received in respect of any Investment, in each case, in cash.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent or any of its Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, authorizations and permits of, any Governmental Authority, in each case having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means DBNY in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and permitted assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means ~~an extension of credit by a Lender to such Borrower under Article II (i) to the Company in the form of a~~ (i) each Revolving Loan, each Swing Line Loan, each Term A-1 Loan, each Term B-1 Loan ~~or an~~and each Incremental Term Loan ~~or (ii) to the Designated Borrower in the form of a~~representing an extension of credit to the Company and (ii) each Term A-2 Loan, ~~a~~each Term B-2 Loan ~~or a~~and each Bridge Loan representing an extension of credit to the Designated Borrower.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Collateral Document, each Incremental Term Loan Agreement, the Re-Allocation Agreement and the Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Term Loans under a given Facility, (b) a conversion of Loans under a given Facility from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans under a given Facility, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Domestic Loan Parties and the Foreign Loan Parties.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxembourg Company Law” means the Luxembourg law dated August 10, 1915 on commercial companies, as amended.

“Luxembourg Guarantor” means any Guarantor incorporated under the laws of the Grand Duchy of Luxembourg.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(a).

“Market Purchases” means open market purchases or other purchases of Target Shares (which for the avoidance of doubt exclude (i) the Offer, (ii) any squeeze-out procedure pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids, (iii) any mandatory sellout permissible under Article 16 of the Luxembourg Law of May 19, 2006 on Takeover Bids or (iv) any surrender or cancellation of options or awards over Target Shares, including paying compensation, if any, in relation to any such options or awards).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means, as of the Effective Date, any Subsidiary of the Parent (other than the Borrowers) that (i) has assets in excess of 10% of Consolidated Total Assets as of the end of the most recent period of four consecutive fiscal quarters of the Parent ended on or prior to the Effective Date (or the applicable date of determination) (taken as one accounting period) for which financial statements are available or (ii) contributes in excess of 10% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Parent ended on or prior to the Effective Date (or the applicable date of determination) (taken as one accounting period) for which financial statements are available.

“Maturity Date” means (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), the five -and -a -half -year anniversary of the Initial Funding Date (the “Revolving Loan Maturity Date”), (b) as to the Term A-1 Loans, the five -and -a -half -year anniversary of the Initial Funding Date, (c) as to the Term A-2 Loans, the five -and -a -half -year anniversary of the Initial Funding Date, (d) as to the Term B-1 Loans, the seventh anniversary of the Initial Funding Date, (e) as to the Term B-2 Loans, the seventh anniversary of the Initial Funding Date, (f) as to the Bridge Loans, the date that is 364 days after the Initial Funding Date (the “Bridge Loan Maturity Date”) and (g) as to an Incremental Term Loan, the final maturity date for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Agreement; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merged Entity” means the surviving entity of the Merger.

“Merger” means a merger of the Target and the Bidder after the 95% Condition has been met and substantially in the manner contemplated by the Tax Structure Memorandum or such other manner approved by the Initial Lenders acting reasonably.

“Merger Date” means the date, if any, on which the Merger takes effect between the merging entities in accordance with the merger documents relating thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Parent or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Parent or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Parent or such Subsidiary in connection with such transaction (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith and any repatriation costs associated with receipt by any Domestic Loan Party of such proceeds, (D) any costs associated with unwinding any related Swap Contract in connection with such transaction, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent or any Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received (i) upon the Disposition of any non-cash consideration received by the Parent or any Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in sub-clause (E) or, if such liabilities have not been satisfied in cash and such reserve not reversed within two (2) years of the date of the relevant transaction;

(b) with respect to the incurrence or issuance of any Indebtedness by the Parent or any of its Subsidiaries, the excess of (i) the sum of the cash received in connection with such incurrence or issuance or in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting or closing discounts, fees and commissions, taxes reasonably estimated to be actually payable within two (2) years of the date of such incurrence or issuance and other out-of-pocket expenses and other customary expenses incurred by the Parent or such Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(c) with respect to the issuance of any Equity Interests by the Parent or any Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance or in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, and other customary expenses incurred by the Parent or such Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith~~.~~.

“Net Working Capital” means, with respect to any Person and its Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“Non-Consenting Lender” has the meaning specified in Section 11.13(a).

“Non-Loan Party” means any Subsidiary of the Parent that is not a Loan Party.

“Note” means a Term A-1 Note, a Term A-2 Note, a Term B-1 Note, a Term B-2 Note, a Bridge Note or a Revolving Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including the Foreign Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Loan Party and any Lender or Affiliate of a Lender and (b) all obligations under any Secured Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender.

“Offer” means a public offer by, or made on behalf of, the Bidder in accordance with the Code and the provisions of the Luxembourg Law of May 19, 2006 on Takeover Bids for the Bidder to acquire all of the Target Shares not already owned, held or agreed to be acquired by the Bidder, on the terms set out in the Offer Press Release, as such terms or offer may from time to time be amended, added to, revised, renewed, waived or extended, including by the making available of any alternative consideration under such offer, as permitted by this Agreement and the terms and conditions of such offer.

“Offer Acquisition” means any acquisition by the Bidder of Target Shares, to be effected by way of:

(i) an Offer; and

(ii) if applicable, the compulsory acquisition of Target Shares in respect of which acceptances of an Offer have not been received from the holders of such Target Shares permissible under Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids; and

(iii) if applicable, the surrender or cancellation of options or awards over Target Shares; and

(iv) if applicable, the acquisition of Target Shares in respect of which acceptances of an Offer have not been received from the holders of such Target Shares, but for which the holders have later exercised their right for a mandatory sellout permissible under Article 16 of the Luxembourg Law of May 19, 2006 on Takeover Bids.

“Offer Costs” means all costs, fees (including any arrangement, upfront or other fees or initial yield payments payable to any Agent or Lender in connection with this Agreement and all hedging costs and fees) and expenses (and taxes thereon) and all stamp, documentary, registration or similar taxes incurred by or on behalf of Borrower in connection with any Offer and the surrender or cancellation of options or awards over Target Shares including, without limitation, the preparation, negotiation and entry into of the necessary financing documents and all other documentation in relation to any Offer and the surrender or cancellation of options or awards over Target Shares, the financing of the Offer Acquisition and the refinancing of indebtedness of the Target Group which is outstanding as of the Initial Funding Date.

“Offer Document” means an offer document to be dispatched to shareholders of the Target containing the terms of an Offer.

“Offer Documents” means any Offer Document, any Offer Press Release, the Co-Operation Agreement, any other document dispatched to the shareholders of the Target generally in relation to any Offer by or on behalf of the Bidder and any document designated as an “Offer Document” by the Company.

“Offer Press Release” means a press announcement to be released by the Bidder (or on its behalf) under Rule 2.7 of the Code announcing the terms and conditions of an Offer.

“Organization Documents” means~~,~~ (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Affiliate” means any Affiliate of the Parent, but excluding (i) any Subsidiary of the Parent and (ii) any natural person.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding any such Tax imposed on an assignment (other than an assignment pursuant to a request by the Company under Section 11.13) of any interest in any Loan or Commitment hereunder (an “Assignment Tax”), but only to the extent such Assignment Tax is imposed as a result of a present or former connection between the assignor and/or assignee and the taxing jurisdiction (other than any connection arising solely from such assignor and/or assignee having executed, delivered, become a party to, performed its obligations under, received payments, received a perfected security interest under, engaged in any other transaction pursuant to, and/or enforced any Loan Documents).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overadvance Account” means an escrow account established by the Administrative Agent and subject to the Overadvance Account Escrow Agreement.

“Overadvance Account Escrow Agreement” means the Overadvance Account Escrow Agreement, in the form of Exhibit 1.01(j), in respect of the Overadvance Account.

“Overadvanced Funds” means any proceeds of Term Loans or Bridge Loans, to the extent such proceeds are not used, or required to be used and actually used, by the Parent, the Company, the Designated Borrower or the Bidder, to fund a Certain Funds Credit Extension.

“Overadvance Disbursement Request” means a release request substantially in the form attached as Exhibit A to the Overadvance Account Escrow Agreement delivered pursuant to the terms of the Overadvance Account Escrow Agreement and Section 7.16, with each such release request to (i) identify the amount to be disbursed and the account to which such amount shall be disbursed and (ii) certify that, at the time of such disbursement, (x) those conditions precedent set forth under Section 5.03(a) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension) and (y) such amount to be disbursed is required to finance a Certain Funds Purpose.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of DBNY in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Panel” means the Panel on Takeovers and Mergers.

“Parent Refinancing” means the Indebtedness of the Parent and its Subsidiaries under the Existing Parent Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon, and the automatic termination and release of all commitments, security interests and guaranties in connection therewith.

“Participant” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means (i) an Investment consisting of an Acquisition by the Parent or any of its Subsidiaries, provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition complies with Section 8.07, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition, the Loan Parties shall be in compliance with the financial covenant set forth in Section 8.11 on a Pro Forma Basis, (d) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (e) no Default exists or would result therefrom, (f) if the Person acquired is or becomes a Domestic Subsidiary of the Company, it shall (to the extent required by Section 7.12) guarantee the Obligations of the Company and the Foreign Obligations and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein, and (g) if the Person acquired is or becomes a Subsidiary of the Designated Borrower, it shall (to the extent required by Section 7.12) guarantee the Foreign Obligations of the Designated Borrower and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein, (ii) the Target Acquisition and (iii) the Portia Acquisition.

“Permitted Holders” means (i) Carlyle and (ii) (x) William C. Stone and his spouse and the members of his immediate family and (y) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clause (x).

“Permitted Intercompany Investments” means (a) any Investment by any Loan Party in any other Loan Party; provided that the aggregate outstanding principal amount of all Investments made by Domestic Loan Parties in Foreign Loan Parties under this clause (a) (exclusive of Investments made in the Designated Borrower during the Certain Funds Period in order to finance any Certain Funds Purposes in an amount not exceeding the funding requirement therefor), together with (i) the aggregate fair market value of all Dispositions under clause (a) of the definition of “Permitted Intercompany Transfers” and (ii) without duplication, the aggregate outstanding principal amount of all Indebtedness of Foreign Loan Parties guaranteed by Domestic Loan Parties pursuant to (and in reliance on) Section 8.03 (other than the Loans), shall not exceed $200,000,000 at any time; (b) any Investment by any Domestic Non-Loan Party in any Domestic Loan Party; (c) any Investment by any Domestic Non-Loan Party in any other Domestic Non-Loan Party; (d) any Investment by any Foreign Loan Party (including the Designated Borrower) in any other Foreign Loan Party; (e) any Investment by any Foreign Non-Loan Party in any Foreign Loan Party; (f) any Investment by any Foreign Non-Loan Party in any other Foreign Non-Loan Party; (g) any Investment (i) by any Foreign Loan Party in any Non-Loan Party and (ii) by any Domestic Loan Party in any Non-Loan Party; provided that the aggregate outstanding principal amount of all Investments under this clause (g) (exclusive of (x) Investments made in the Designated Borrower during the Certain Funds Period in order to finance any Certain Funds Purposes in an amount not exceeding the funding requirement therefor and (y) Investments made by any Foreign Loan Party with the proceeds of an Investment made by a Domestic Loan Party, directly or indirectly, in such Foreign Loan Party), together with (i) the aggregate fair market value of all Dispositions under clause (g) of the definition of “Permitted Intercompany Transfers” and (ii) without duplication the aggregate outstanding principal amount of all Indebtedness of Non-Loan Parties guaranteed by Loan Parties pursuant to (and in reliance on) Section 8.03, shall not exceed $100,000,000 at any time; provided~~,~~ further, that any Indebtedness owing (i) by any Domestic Loan Party (other than the Company) to the Company or by any Domestic Loan Party to any Domestic Non-Loan Party

pursuant to clause (a) or (b), as applicable, shall be subordinated in right of payment to the prior payment in full of the Obligations of the Company or such Domestic Loan Party, as applicable, on terms reasonably satisfactory to the Administrative Agent and (ii) by any Foreign Loan Party (other than the Designated Borrower) to the Designated Borrower or by any Foreign Loan Party to any Foreign Non-Loan Party pursuant to clause (d) or (e), as applicable, shall be subordinated in right of payment to the prior payment in full of the Obligations of the Designated Borrower or such Foreign Loan Party, as applicable, on terms reasonably satisfactory to the Administrative Agent; and (h) any Investment contemplated by the Tax Structure Memorandum

“Permitted Intercompany Transfers” means (a) any Disposition by any Loan Party to any other Loan Party; provided that the aggregate fair market value of the Property subject to all Dispositions by Domestic Loan Parties to Foreign Loan Parties under this clause (a), together with (i) the aggregate outstanding principal amount of all Investments made by Domestic Loan Parties in Foreign Loan Parties (exclusive of Investments made in the Designated Borrower during the Certain Funds Period in order to finance any Certain Funds Purposes in an amount not exceeding the funding requirement therefor) under clause (a) of the definition of “Permitted Intercompany Investments” and (ii) without duplication, the aggregate outstanding principal amount of all Indebtedness of Foreign Loan Parties guaranteed by Domestic Loan Parties pursuant to (and in reliance on) Section 8.03 (other than the Loans), shall not exceed $200,000,000 at any time; (b) any Disposition by any Domestic Non-Loan Party to any Domestic Loan Party, provided that (i) such Disposition shall be for no more than fair market value and (ii) any Indebtedness issued by any Domestic Loan Party to any Domestic Non-Loan Party as consideration for any Disposition pursuant to this clause (b) shall be subordinated in right of payment to the prior payment of the Obligations of such Domestic Loan Party on terms reasonably satisfactory to the Administrative Agent; (c) any Disposition by any Domestic Non-Loan Party to any other Domestic Non-Loan Party; (d) any Disposition by any Foreign Loan Party to any other Foreign Loan Party; (e) any Disposition by any Foreign Non-Loan Party to any Foreign Loan Party, provided that (i) such Disposition shall be for no more than fair market value and (ii) any Indebtedness issued by any Foreign Loan Party to any Foreign Non-Loan Party as consideration for any Disposition pursuant to this clause (d) shall be subordinated in right of payment to the prior payment of the Foreign Obligations on terms reasonably satisfactory to the Administrative Agent; (f) any Disposition by any Foreign Non-Loan Party to any other Foreign Non-Loan Party; (g) any Disposition (i) by any Foreign Loan Party to any Non-Loan Party and (ii) by any Domestic Loan Party to any Non-Loan Party; provided that the aggregate fair market value of the Property subject to all Dispositions under this clause (g), together with (i) the outstanding amount of all Investments under clause (g) of the definition of “Permitted Intercompany Investments” (exclusive of (x) Investments made in the Designated Borrower during the Certain Funds Period in order to finance any Certain Funds Purposes in an amount not exceeding the funding requirement therefor and (y) Investments made by any Foreign Loan Party with the proceeds of an Investment made by a Domestic Loan Party, directly or indirectly, in such Foreign Loan Party) and (ii) without duplication, the aggregate outstanding principal amount of all Indebtedness of Non-Loan Parties guaranteed by Loan Parties pursuant to (and in reliance on) Section 8.03, shall not exceed $100,000,000 at any time; and (h) any Disposition contemplated by the Tax Structure Memorandum.

“Permitted Liens” means, at any time, Liens in respect of property of the Parent or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Parent and its Subsidiaries that are Disposed of in the ordinary course of business; (c) Permitted Intercompany Transfers; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries; (f) the sale or disposition of Cash Equivalents for fair market value; (g) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement; and (h) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Loan Party or any ERISA Affiliate (other than a Multiemployer Plan established by any Loan Party or any ERISA Affiliate) or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees (other than a Multiemployer Plan established by any Loan Party or any ERISA Affiliate).

“Platform” has the meaning specified in Section 7.02.

“Portia Acquisition” means the acquisition by the Company of all or substantially all of the assets of the Thomson Reuters PORTIA® business pursuant to the Asset Purchase Agreement, dated as of February 28, 2012, by and between Thomson Reuters (Markets) LLC, a Delaware limited liability company, and the Company (the “Portia Agreement”).

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenant set forth in Section 8.11 and the Consolidated Net Leverage Ratio Test and the Consolidated Net Senior Secured Leverage Ratio, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period or, in the case of determinations described in Section 1.03(c)(ii) as occurring after the end of the applicable period, the most recent four fiscal quarter period, preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b). In connection with the foregoing, (a) with respect to the incurrence of any Indebtedness, such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, (b) with respect to any Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (c) with respect to any Permitted Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Parent or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of (i) in the case of a Pro Forma Compliance Certificate delivered in connection with Section 2.01(d)(xi), the Consolidated Net Senior Secured Leverage Ratio (as set forth in Section 2.01(d)(i)) and (ii) the financial covenant set forth in Section 8.11 as of the end of the period of the four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Assignee” means any major commercial bank of recognized standing whose long-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case, with stable outlook.

“Qualified Capital Stock” means any Equity Interests that are not Disqualified Capital Stock.

“Re-Allocation Agreement” means a Re-Allocation Agreement dated as of the Effective Date among the Lenders, substantially in the form of Exhibit 1.01(b), as amended, modified and supplemented from time to time.

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 9.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article IX hereof (but during the Certain Funds Period and prior to the Third Funding Date (or any earlier date of the termination of all of the Term Commitments pursuant to the terms of this Agreement), only as a result of the occurrence of a Certain Funds Event of Default) or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on the applicable Maturity Date.

“Refinanced Term Loans” has the meaning specified in Section 11.01.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Term Loans” has the meaning specified in Section 11.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 -day notice period has been waived.

“Repricing Transaction” means (a) the incurrence by either Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement) (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for Term B-1 Loans and/or Term B-2 Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-1 Loans and/or Term B-2 Loans or (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Effective Yield for Term B-1 Loans and/or Term B-2 Loans (other than, in each case, any such transaction or amendment or modification accomplished together with the substantially concurrent refinancing of all Facilities hereunder and other than any amendment to a financial maintenance covenant herein or in the component definitions thereof that may result in a reduction in the Applicable Rate for Term B-1 Loans and/or Term B-2 Loans). Any such determination by the Administrative Agent and the Company as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Term B-1 Loans and/or Term B-2 Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of the date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term A-1 Commitments, (c) aggregate unused Term A-2 Commitments, (d) aggregate unused Term B-1 Commitments, (e) aggregate unused Term B-2 Commitments, (~~e~~f) aggregate unused Bridge Commitments, (g) aggregate unused Revolving ~~Commitment~~Commitments, and (h) aggregate unused Incremental Term Loan Commitments; provided, that the unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C

Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, with respect to any Term Facility, Term Lenders under such Term Facility holding more than 50% of the sum of the (a) Term Loans outstanding under the applicable Term Facility and (b) aggregate unused Term Commitments in respect of the applicable Term Facility on such date.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof). For purposes of clarification, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of Indebtedness which by its terms is convertible into Equity Interests are not “Restricted Payments~~.~~”.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.01(a), (b) purchase participations in L/C

Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(d), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means each Lender with a Revolving Commitment or holding Revolving Loans.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Note” means a promissory note made by the Company in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit 1.01(h).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Dividend” has the meaning specified in Section 7.17(b).

“Second Funding Date” means the date that falls no later than 30 days after the Initial Funding Date on which (i) further payment is to be made by the Bidder for any Target Shares acquired pursuant to the Offer and/or (ii) the Overadvance Account is to be funded with an amount equal to the Overadvanced Funds, provided that such day occurs on a Business Day during the Availability Period.

“Secured Swap Contract” means any Swap Contract between any Loan Party and a Lender or an Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agent and the Company as a “Secured Swap Contract”.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Lender or any Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agent and the Company as a “Secured Treasury Management Agreement”.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security and pledge agreement, dated as of the Effective Date and becoming effective on the occurrence of the Initial Funding Date, executed in favor of the Administrative Agent by each of the Initial Loan Parties (other than the Designated Borrower) substantially in the form of Exhibit 1.01(c).

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means, at any time, an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means DBNY in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit 2.04.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Target” means GlobeOp Financial Services S.A~~.~~.

“Target Acquisition” means the acquisition by the Bidder of the Target Shares, to be effected by way of one or more Offer Acquisitions.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Group” means the Target and its Subsidiaries.

“Target Shares” means the issued or unconditionally allotted share capital in the Target and any further shares in the capital of the Target which may be issued or unconditionally allotted pursuant to the exercise of any outstanding subscription or conversion rights or otherwise.

“Target Shares Security Agreement” means a security agreement dated as of the Effective Date and becoming effective on the occurrence of the Initial Funding Date, in, or substantially in, the form of, Exhibit 1.01(d).

“Tax Structure Memorandum” means the tax structure memorandum relating to the Target Acquisition and the Facilities prepared by PricewaterhouseCoopers LLP dated March 11, 2012, as delivered to the Administrative Agent on or prior to the Effective Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term A and B Facilities” means the Term A-1 Facility, the Term A-2 Facility, the Term B-1 Facility and the Term B-2 Facility.~~

~~“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(b)(i).~~

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Company pursuant to Section 2.01(b)(i), in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto and, as to the Term A-1 Lenders, the aggregate amount of ZERO DOLLARS ($0), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, (a) the aggregate amount of the Term A-1 Commitments at such time and (b) the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.

“Term A-1 Lender” means each Lender with a Term A-1 Commitment or holding Term A-1 Loans.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Note” means a promissory note made by the Company in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit 1.01(g).

~~“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b)(ii).~~

“Term A-2 Commitment” means, as to each Initial Term A-2 Lender, its obligation to make Initial Term A-2 Loans to the Designated Borrower pursuant to Section 2.01(b)(ii), in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Initial Term A-2 Lender becomes a party hereto and, as to the Initial Term A-2 Lenders, the aggregate amount of THREE HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($~~300,000,000~~325,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 ~~Facility~~Facilities” means, ~~at any time, (a) the aggregate amount of the Term A-2 Commitments at such time and (b) the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time~~the Initial Term A-2 Facility and the Funded Term A-2 Facility.

“Term A-2 Lender” means each ~~Lender with a~~Initial Term A-2 ~~Commitment or holding~~Lender and/or each Funded Term A-2 ~~Loans~~Lender, as the context may require.

“Term A-2 Loan” means ~~an advance made by any~~each Initial Term A-2 ~~Lender under the~~Loan and each Funded Term A-2 ~~Facility~~Loan.

“Term A-2 Note” means a promissory note made by the Designated Borrower in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit 1.01(g).

~~“Term B-1 Borrowing” means a borrowing consisting of simultaneous Term B-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B-1 Lenders pursuant to Section 2.01(b)(iii).~~

“Term B-1 Commitment” means, as to each Initial Term B-1 Lender, its obligation to make Term B-1 Loans to the Company pursuant to Section 2.01(b)(iii) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Initial Term B-1 Lender becomes a party hereto and, as to the Initial Term B-1 Lenders, the aggregate amount of SEVEN HUNDRED AND TWENTY -FIVE MILLION DOLLARS ($725,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-1 ~~Facility~~Facilities” means~~, at any time, (a)~~ the ~~aggregate amount of the Term B-1 Commitments at such time and (b) the aggregate principal amount of the Term B-1 Loans of all Term B-1 Lenders outstanding at such time~~Initial Term B-1 Facility and the Funded Term B-1 Facility.

“Term B-1 Lender” means each ~~Lender with a~~Initial Term B-1 ~~Commitment or holding~~Lender and/or each Funded Term B-1 ~~Loans~~Lender, as the context may require.

“Term B-1 Loan” means ~~an advance made by any~~each Initial Term B-1 ~~Lender under the~~Loan and each Funded Term B-1 ~~Facility~~Loan.

“Term B-1 Note” means a promissory note made by the Company in favor of a Term B-1 Lender evidencing Term B-1 Loans made by such Term B-1 Lender, substantially in the form of Exhibit 1.01(g).

~~“Term B-2 Borrowing” means a borrowing consisting of simultaneous Term B-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B-2 Lenders pursuant to Section 2.01(b)(iv).~~

“Term B-2 Commitment” means, as to each Initial Term B-2 Lender, its obligation to make Initial Term B-2 Loans to the Designated Borrower pursuant to Section 2.01(b)(iv) in the amount stated on Schedule 2.01 or as set forth in the Assignment and Assumption pursuant to which such Initial Term B-2 Lender becomes a party hereto and, as to the Initial Term B-2 Lenders, the aggregate amount of ~~ONE HUNDRED~~SEVENTY FIVE MILLION DOLLARS ($~~100,000,000~~75,000,000), in each case as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-2 ~~Facility~~Facilities” means~~, at any time, (a)~~ the ~~aggregate amount of the Term B-2 Commitments at such time and (b) the aggregate principal amount of the Term B-2 Loans of all Term B-2 Lenders outstanding at such time~~Initial Term B-2 Facility and the Funded Term B-2 Facility.

“Term B-2 Lender” means each ~~Lender with a~~Initial Term B-2 ~~Commitment or holding~~Lender and/or each Funded Term B-2 ~~Loans~~Lender, as the context may require.

“Term B-2 Loan” means ~~an advance made by any~~each Initial Term B-2 ~~Lender under the~~Loan and each Funded Term B-2 ~~Facility~~Loan.

“Term B-2 Note” means a promissory note made by the Designated Borrower in favor of a Term B-2 Lender evidencing Term B-2 Loans made by such Term B-1 Lender, substantially in the form of Exhibit 1.01(g).

~~“Term Borrowing” means any of a Term A-1 Borrowing, a Term A-2 Borrowing, a Term B-1 Borrowing, a Term B-2 Borrowing or a Bridge Borrowing.~~

“Term Commitment” means any of a Term A-1 Commitment, a Term A-2 Commitment, a Term B-1 Commitment, a Term B-2 Commitment and/or a Bridge Commitment, as the context may require.

“Term Facilities” means~~, at any time, the Term A-1 Facility, the Term A-2 Facility, the Term B-1 Facility, the Term B-2 Facility, the Bridge Facility and~~ the Initial Term Facilities, the Funded Term Facilities and/or any Incremental Term Loan ~~Term~~ Facility, as the context may require.

“Term Lender” means, at any time, a Term A-1 Lender, a Term A-2 Lender, a Term B-1 Lender, a Term B-2 Lender or a Bridge Lender.

“Term Loan Conversion” has the meaning specified in Section 2.02(f).

“Term Loans” means Term A-1 Loans, Term A-2 Loans, Term B-1 Loans, Term B-2 Loans, Bridge Loans and any Incremental Term Loans.

“Third Funding Date” means the date that falls no later than 30 days after the Second Funding Date on which (i) further payment is to be made by the Bidder for any Target Shares acquired pursuant to the Offer and/or (ii) the Overadvance Account is to be funded with an amount equal to the Overadvanced Funds, provided that such day occurs on a Business Day during the Availability Period.

“Threshold Amount” means $40,000,000.

“Total Outstandings” means the Total Revolving Outstandings and the Outstanding Amount of all Term Loans.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the acquisition of Target Shares to be acquired pursuant to the Offer Acquisition, (c) the Parent Refinancing, (d) the Portia Acquisition and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, p-cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. For purposes of clarification, Indebtedness which by its terms is convertible into Equity Interests is not “Voting Stock~~.~~”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include~~,~~”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation~~.~~”. The word “will” shall be construed to have the same meaning and effect as the word “shall~~.~~”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein~~,~~”, “hereof” and “hereunder~~,~~”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including~~.~~”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. Except to the extent disclosed in the footnotes to the financial statements delivered pursuant to Section 7.01, the Company will provide a written summary of material changes in GAAP applicable to it and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (which agreement shall be subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, whenever in this Agreement it is necessary to determine whether a lease is a Capital Lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the Initial Funding Date.

(c) Calculations of Financial Covenants; Pro Forma Basis. Notwithstanding the above, the parties hereto acknowledge and agree that:

(i) all calculations of the financial covenant in Section 8.11 for purposes of determining compliance with Section 8.11 (and for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Subsidiary, (ii) all Dispositions of a line of business or division of any Loan Party or Subsidiary, or (iii) all Permitted Acquisitions, in each case, occurring during the applicable period.

(ii) for purposes of determining if a specified transaction is permitted by this Agreement, all calculations of the financial covenant in Section 8.11, and of the Consolidated Net Senior Secured Leverage Ratio and of the Consolidated Net Leverage Ratio Test shall be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Subsidiary, (ii) all Dispositions of a line of business, division of any Loan Party or Subsidiary, or any Immaterial Subsidiary, (iii) all Permitted Acquisitions, (iv) all incurrences of Indebtedness pursuant to Section 8.03(f), (v) all increases in the Commitments pursuant to Section 2.01(d) and (vi) all Restricted Payments pursuant to Section 8.06(h), in each case, occurring during the applicable period and occurring after the end of the applicable period but on or prior to the date of the applicable specified transaction.

1.04 Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot

Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06 Additional Alternative Currencies.

(a) The Company may from time to time request that Revolving Loans constituting Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07 Change of Currency.

(a) Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 Guaranty and Security Principles.

The Collateral Documents and each other guarantee and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Loan Party which is not a Domestic Loan Party shall be subject in all respects to the Guaranty and Security Principles set forth in Exhibit 1.10.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans, Term Loans and Incremental Term Loans.

(a) Revolving Loans. Subject solely to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period for the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment and (iii) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) (i) Term A-1 Loans. Subject solely to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make to the Company (i) one Term A-1 Loan on the Initial Funding Date, (ii) one Term A-1 Loan on the Second Funding Date and (iii) one further Term A-1 Loan on the Third Funding Date, in each case, in Dollars and in an aggregate principal amount equal to its Term A-1 Commitment as in effect on the applicable date of Borrowing. Amounts prepaid or repaid in respect of the Term A-1 Loans may not be reborrowed. Each Borrowing of Term A-1 Loans shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage with respect to the Term A-1 Facility. Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) Initial Term A-2 Loans. Subject solely to the terms and conditions set forth herein, (x) each Initial Term A-2 Lender severally agrees to make to the Designated Borrower (i) one Initial Term A-2 Loan on the Initial Funding Date, (ii) one Initial Term A-2 Loan on the Second Funding Date and (iii) one further Initial Term A-2 Loan on the Third Funding Date, in each case, in Dollars and in an aggregate principal amount equal to its Term A-2 Commitment as in effect on the applicable date of Borrowing and (y) immediately after each such Initial Term A-1 Loan is made, such Initial Term A-1 Loan shall be converted into a Funded Term A-1 Loan in accordance with the requirements of Section 2.02(f). Amounts prepaid or repaid in respect of the Initial Term A-2 Loans may not be reborrowed. Each Borrowing of Initial Term A-2 Loans shall consist of Initial Term A-2 Loans made simultaneously by the Initial Term A-2 Lenders in accordance with their respective Applicable Percentage with respect to the Initial Term A-2 Facility. Initial Term A-2 Loans ~~may~~shall be ~~Base Rate Loans or~~ Eurocurrency Rate Loans~~,~~ as further provided herein.

(iii) Initial Term B-1 Loans. Subject solely to the terms and conditions set forth herein, (x) each Initial Term B-1 Lender severally agrees to make to the Company (i) one Initial Term B-1 Loan on the Initial Funding Date, (ii) one Initial Term B-1 Loan on the Second Funding Date and (iii) one further Initial Term B-1 Loan on the Third Funding Date, in each case, in Dollars and in an aggregate principal amount equal to its Term B-1 Commitment as in effect on the applicable date of Borrowing and (y) immediately after each such Initial Term B-1 Loan is made, such Initial Term B-1 Loan shall be converted into a Funded Term B-1 Loan in accordance with the requirements of Section 2.02(f). Amounts prepaid or repaid in respect of the Initial Term B-1 Loans may not be reborrowed. Each Borrowing of Initial Term B-1 Loans shall consist of Initial Term B-1 Loans made simultaneously by the Initial Term B-1 Lenders in accordance with their respective Applicable Percentage with respect to the Initial Term B-1 Facility. Initial Term B-1 Loans ~~may~~shall be ~~Base Rate Loans or~~ Eurocurrency Rate Loans~~,~~ as further provided herein.

(iv) Initial Term B-2 Loans. Subject solely to the terms and conditions set forth herein, (x) each Initial Term B-2 Lender severally agrees to make to the Designated Borrower (i) one Initial Term B-2 Loan on the Initial Funding Date, (ii) one Initial Term B-2 Loan on the Second Funding Date and (iii) one further Initial Term B-2 Loan on the Third Funding Date, in each case, in Dollars and in an aggregate principal amount equal to its Term B-2 Commitment as in effect on the applicable date of Borrowing and (y) immediately after each such Initial Term B-2 Loan is made, such Initial Term B-2 Loan shall be converted into a Funded Term B-2 Loan in accordance with the requirements of Section 2.02(f). Amounts prepaid or repaid in respect of the Initial Term B-2 Loans may not be reborrowed. Each Borrowing of Initial Term B-2 Loans shall consist of Initial Term B-2 Loans made simultaneously by the Initial Term B-2 Lenders in accordance with their respective Applicable Percentage with respect to the Initial Term B-2 Facility. Initial Term B-2 Loans ~~may~~shall be ~~Base Rate Loans or~~ Eurocurrency Rate Loans~~,~~ as further provided herein.

(v) Initial Bridge Loans. Subject solely to the terms and conditions set forth herein, (x) each Initial Bridge Lender severally agrees to make to the Designated Borrower (i) one Initial Bridge Loan on the Initial Funding Date, (ii) one Initial Bridge Loan on the Second Funding Date and (iii) one further Initial Bridge Loan on the Third Funding Date, in each case, in Dollars and in an aggregate principal amount equal to its Bridge Commitment as in effect on the applicable date of Borrowing and (y) immediately after each such Initial Bridge Loan is made, such Initial Bridge Loan shall be converted into a Funded Bridge Loan in accordance with the requirements of Section 2.02(f). Amounts prepaid or repaid in respect of the Initial Bridge Loans may not be reborrowed. Each Borrowing of Initial Bridge Loans shall consist of Initial Bridge Loans made simultaneously by the Initial Bridge Lenders in accordance with their respective Applicable Percentage with respect to the Initial Bridge Facility. Initial Bridge Loans ~~may~~shall be ~~Base Rate Loans or~~ Eurocurrency Rate Loans~~,~~ as further provided herein.

(vi) Borrowings~~. (A) On the date of any Term Borrowing other than the Third Funding Date, the Company and the Designated Borrower shall borrow amounts to be borrowed hereunder for the purposes of funding Offer Costs under the~~ Across Initial Term Facilities. (A) On each Funding Date (other than the Third Funding Date), the Company and the Designated Borrower shall borrow under the Initial Term Facilities either (1) ~~across each of the Term Facilities on a pro rata basis or (2) under the Term A and B Facilities in an amount greater than the Term A and B Facilities’ ratable share of such Term Borrowing (and, with respect to such amount, on a pro rata basis across the Term A-1 Facility, the Term A-2 Facility, the Term B-1 Facility and the Term B-2 Facility) and under the Bridge Facility in an amount less than the Bridge Facility’s ratable share of such Term Borrowing.(B) On the Third Funding Date, the Borrowers shall borrow~~on a pro rata basis across all of the Initial Term Facilities or (2) on such other basis as determined by the Borrowers, so long as (x) Initial Term Loans (other than Initial Bridge Loans and Term A-1 Loans) are borrowed and represent (in the aggregate) greater than a ratable share of the aggregate principal amount of all Term Loans borrowed on such Funding Date and (y) such Initial Term Loans are borrowed on a pro rata basis across the Term A-1 Facility, the Initial Term A-2 Facility, the Initial Term B-1 Facility and the Initial Term B-2 Facility.

        (B) On the Third Funding Date, each Borrower shall borrow Initial Term Loans under each Initial Term Facility under which it is entitled to borrow hereunder in an aggregate amount equal to the aggregate Term Commitments under ~~each~~ such Initial Term Facility as in effect on ~~such date~~the Third Funding Date and shall deposit any Overadvanced Funds (if any) into the Overadvance Account on the Third Funding Date.

~~(c)~~ (c) Incremental Term Loans. Subject to Section 2.01(d), on the effective date of any applicable Incremental Term Loan Agreement, each Lender party thereto severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance to the Company in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

~~(d)~~ (d) Increases of the Aggregate Revolving Commitments; Institution of Incremental Term Loans. The Company shall have the right, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, to increase (in one or more increases) the Aggregate Revolving Commitments or borrow one or more Incremental Term Loans at any time prior to the date that is six (6) months prior to the Revolving Loan Maturity Date. Any incurrence of Incremental Term Loans pursuant to Section 2.01(c) and any increase to the Aggregate Revolving Commitment pursuant to this Section 2.01(d) shall be subject to satisfaction of the following conditions precedent:

(i) the sum of (A) the aggregate amount of all increases in the Aggregate Revolving Commitments pursuant to this Section 2.01(d) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(c) shall not exceed the greater of (x) $100,000,000 and (y) the principal amount of Loans and/or Aggregate Revolving Commitments that, on a Pro Forma Basis at the time of determination, would not cause the Consolidated Net Senior Secured Leverage Ratio to be greater than 3.75 to 1.0. (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);

(ii) no Default shall have occurred and be continuing on the date on which such increase or borrowing is to become effective;

(iii) the representations and warranties set forth in Article VI shall be true and correct in all material respects on and as of the date on which such increase or borrowing is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects;

(iv) such increase or borrowing shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts (a) as shall be remaining under subsection (d)(i) above or (b) as the Administrative Agent may agree);

(v) such requested increase or borrowing shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase or borrowing from, at the sole discretion of the Company, one or more existing Lenders and/or one or more other lenders that qualify as an Eligible

Assignee (other than the Parent or any of its Subsidiaries) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment); provided that, in the case of any Lender that is an Other Affiliate, the limitations set forth in Section 11.06(j)(ii), (iv), (v), and (vii) shall apply to any such commitments or Incremental Term Loans held by such Other Affiliate, and (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably satisfactory to the Administrative Agent (which documentation shall take the form of Incremental Term Loan Agreements, in the case of a borrowing of an Incremental Term Loan, and the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent);

(vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Company and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for, and the validity of, such increase in the Aggregate Revolving Commitments or borrowing of such Incremental Term Loan, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(vii) if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of Eurocurrency Rate Loans on a day which is not the last day of an Interest Period with respect thereto, the Company shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 3.05;

(viii) the maturity date for any Incremental Term Loan shall not be earlier than the latest Maturity Date of any Term Loan;

(ix) the weighted average life for any Incremental Term Loan shall not be shorter than the longest then-remaining weighted average life of any Term Loan;

(x) the interest rate margins and, subject to Section 2.01(d)(viii), the amortization schedule applicable to any Incremental Term Loan shall be determined by the Company and Lenders providing such Incremental Term Loan; provided, however, that with respect to any Incremental Term Loan ~~made within 12 months after the Initial Funding Date~~, if the Effective Yield applicable to such Incremental Term Loan is more than 0.50% higher than the corresponding Effective Yield for the existing~~,~~ Term B-1 Loans or Term B-2 Loans, the Applicable Rate with respect to the existing Term A-1 Loans, Term A-2 Loans, Term B-1 Loans or Term B-2 Loans, as the case may be, shall be increased by an amount equal to (i) in the case of Term B-1 Loans and Term B-2 Loans, the difference between the Effective Yield with respect to the Incremental Term Loan and the corresponding Effective Yield with respect to Term B-1 Loans or the Term B-2 Loans, as applicable, minus 0.50%, and (ii) in the case of Term A-1 Loans and Term A-2 Loans, the ~~difference between the Effective Yield with respect to the Incremental Term Loan and the corresponding Effective Yield with respect to Term A-1 Loans or the Term A-2 Loans, as applicable, minus (A) 1.00% when the Consolidated Net Senior~~

~~Secured Leverage Ratio is greater than or equal to 3.00:1 and (B) 1.25% when the Consolidated Net Senior Secured Leverage Ratio is less than 3.00:1~~same amount by which the Applicable Rate for the Term B-1 Loans and Term B-2 Loans is increased pursuant to preceding clause (i) (with such increase to apply to each applicable “Pricing Tier” in clauses (b) and (c) of the definition of “Applicable Rate”);

(xi) the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with (i) Section 2.01(d)(i) and (ii) the financial covenant set forth in Section 8.11 recomputed as of the end of the period of the four (4) fiscal quarters most recently ended for which financial statements have been (or are required to have been) delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to any Incremental Term Loan or increase to the Aggregate Revolving Commitments on a Pro Forma Basis (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);

(xii) the Incremental Term Loans shall rank pari passu in right of payment with the Term Loans and the Liens securing the Incremental Term Loans shall rank pari passu with the Liens securing the Term Facilities; and

(xiii) during the Certain Funds Period, no proceeds of any Incremental Term Loan or any Revolving Loan pursuant to an increase in the Aggregate Revolving Commitments shall be used for the Target Acquisition.

(e) Special Obligations in Connection with Increase in Aggregate Revolving Commitments. Upon the effectiveness of any increase in the Aggregate Revolving Commitments pursuant to Section 2.01(d) above, (A) the Applicable Percentages of the Revolving Lenders shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender’s Revolving Commitments (other than a Lender whose Revolving Commitments shall have been increased in connection with such increase) shall remain unchanged and (B) the Company, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Revolving Loans of the affected category to conform the respective amounts thereof held by each Revolving Lender to the Applicable Percentages as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurocurrency Rate Loan on a day other than the last day of the Interest Period applicable thereto. For the avoidance of doubt, the Revolving Commitment added pursuant to any increase in the Aggregate Revolving Commitment pursuant to Section 2.01(d) shall be deemed a part of the Revolving Facility for all purposes under this Agreement.

(f) Incremental Amendments. If any amendment to this Agreement is required to give effect to any increase in the Aggregate Revolving Commitments or the borrowing of an Incremental Term Loan pursuant to this Section 2.01, such amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase to the Aggregate Revolving Commitments and the Administrative Agent (each such amendment is a “Commitment Increase Amendment”) and each Lender hereby expressly authorizes the Administrative Agent to enter into such Commitment Increase Amendment.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans under a given Facility from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans (or, in the case of any notice of any Borrowing of Term Loans to be incurred on the Initial Funding Date, the Second Funding Date or the Third Funding Date, not later than 9:00 a.m. on the requested date of such Borrowing), (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and the applicable Facility to which such Loans belong, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) in the case of Revolving Loans, the currency of the Loans to be borrowed. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing of Revolving Loans, then the Revolving Loans so requested shall be made in Dollars. If the Company fails to specify a Type of a Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Revolving Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and, in the case of Revolving Loans, currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and, in the case of Revolving Loans, if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Company or the Designated Borrower, as directed by the Company in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date of a Borrowing by the Company of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the relevant Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in DBNY’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans under a given Facility from one Type to the other, and all continuations of Loans under a given Facility as the same Type, there shall not be more than 10 Interest Periods in the aggregate at any time with respect to all Loans under all Facilities.

(f) On the date of each incurrence of Initial Term A-2 Loans, Initial Term B-1 Loans, Initial Term B-2 Loans and Initial Bridge Loans on a given Funding Date (in each case, immediately after giving effect thereto), (v) all Initial Term A-2 Loans outstanding on such date shall be automatically (and without further action) converted into, and thereafter constitute, term loans of a new facility hereunder (the “Funded Term A-2 Loans”), (x) all Initial Term B-1 Loans outstanding on such date shall be automatically (and without further action) converted into, and thereafter constitute, term loans of a new facility hereunder (the “Funded Term B-1 Loans”), (y) all Initial Term B-2 Loans outstanding on such date shall be automatically (and without further action) converted into, and thereafter constitute, term loans of a new facility hereunder (the “Funded Term B-2 Loans”) and (z) all Initial Bridge Loans outstanding on such date shall be automatically (and without further action) converted into, and thereafter constitute, term loans of a new facility hereunder (the “Funded Bridge Loans”), in each case for all purposes of this Agreement and the other Loan Documents, with such conversion to be effected in accordance with the following rules (each, a “Term Loan Conversion”):

(i) on the Initial Funding Date, the Initial Term A-2 Loans, Initial Term B-1 Loans, Initial Term B-2 Loans and Initial Bridge Loans incurred on such date (immediately prior to giving effect to each applicable Term Loan Conversion) shall each (x) be incurred pursuant to a single Borrowing of Eurocurrency Rate Loans under the applicable Initial Term Facility with an Interest Period of one month and (y) upon the occurrence of the applicable Term Loan Conversion, be automatically converted into a single Borrowing of Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, in each case, in a like principal amount, on identical terms and with an identical Interest Period and Eurocurrency Rate therefor;

(ii) on the Second Funding Date, the Initial Term A-2 Loans, the Initial Term B-1 Loans, the Initial Term B-2 Loans and the Initial Bridge Loans incurred on such date (immediately prior to giving effect to each applicable Term Loan Conversion) shall (x) be incurred pursuant to a single Borrowing of Eurocurrency Rate Loans under the applicable Initial Term Facility with an Interest Period equal in duration to the remainder of the Interest Period for then outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be (or, if the Second Funding Date occurs on the last day of such Interest Period, an Interest Period of one month), and (y) be added to (and thereafter be deemed to constitute a part of) any then existing Borrowing of Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, and be subject to the same Eurocurrency Rate as such then existing applicable Borrowing, even though as a result thereof such newly-converted Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, may effectively have a shorter Interest Period than such then existing Borrowing of outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans and Funded Bridge Loans, as the case may be, to which they are added;

(iii) on the Third Funding Date, the Initial Term A-2 Loans, the Initial Term B-1 Loans, the Initial Term B-2 Loans and the Initial Bridge Loans incurred on such date (immediately prior to giving effect to each applicable Term Loan Conversion) shall (x) be incurred pursuant to a single Borrowing of Eurocurrency Rate Loans under the applicable Initial Term Facility with an Interest Period equal in duration to the remainder of the Interest Period for then outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be (or, if the Third Funding Date occurs on the last day of such Interest Period, an Interest Period of one month) and (y) be added to (and thereafter be deemed to constitute a part of) any then existing Borrowing of Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, and be subject to the same Eurocurrency Rate as such then existing applicable Borrowing, even though as a result thereof such newly-converted Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, may effectively have a shorter Interest Period than such then existing Borrowing of outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans and Funded Bridge Loans, as the case may be, to which they are added;

(iv) on and after the applicable Term Loan Conversion, (x) amounts prepaid or repaid in respect of the Funded Term A-2 Loans, the Funded Term B-1 Loans, the Funded Term B-2 Loans and the Funded Bridge Loans may not be reborrowed and (y) the Funded Term A-2 Loans, the Funded Term B-1 Loans, the Funded Term B-2 Loans and the Funded Bridge Loans may (subject to the limitations in this Section 2.02(f)) be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; and

(v) the Administrative Agent shall (and is hereby authorized to) take all appropriate actions in connection with each Term Loan Conversion to ensure that all Lenders with outstanding Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans and Funded Bridge Loans (after giving effect to such Term Loan Conversion) participate in each Borrowing of Funded Term A-2 Loans, Funded Term B-1 Loans, Funded Term B-2 Loans or Funded Bridge Loans, as the case may be, on a pro rata basis.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Initial Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of

Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders that have Revolving Commitments have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Initial Funding Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Initial Funding Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its reasonable discretion) with the Company or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 5.06 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company is notified prior to 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, then no later than 1:00 p.m. on such Business Day or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the

Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.06 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan in the form of a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.06 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.06 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any payment arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued , the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of

Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, upon the request of the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such Letter of Credit fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender shall (or, if there is a Defaulting Lender, may in its sole discretion) in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Percentage multiplied by the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.06 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated deposits not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.06. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans, Term Loans and Incremental Term Loans. Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans, Term Loans and/or the Incremental Term Loans in whole or in part without premium or penalty (except as provided in clause (~~F~~E) below); provided that (A) such notice must be received by the Administrative Agent not later than 2:00 p.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions; and (E) any voluntary prepayment of Term B-1 Loans and/or Term B-2 Loans shall be accompanied by an additional fee payment to the extent required pursuant to Section 2.09(c). Each such notice shall specify the date and amount of such prepayment, the Facility under which such Loan was made and the Type(s) and currencies of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender receiving a prepayment of the Administrative Agent’s receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied (x) first, to the outstanding Bridge Loans and (y) second, after the repayment in full of all outstanding Bridge Loans, (1) ratably to outstanding Term Loans under each other Term Facility and (2) to the principal repayment installments of each such Term Facility on a pro-rata basis~~, and, subject~~. Subject to Section 2.15, each prepayment of Loans shall be made to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii) Alternative Currencies. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii) Excess Cash Flow. Within five Business Days after financial statements have been delivered pursuant to Section 7.01(a) and the related Compliance Certificate has been delivered pursuant to Section 7.02(b), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to the excess (if any) of (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(i) during the applicable Excess Cash Flow Period (but excluding amounts repurchased pursuant to Dutch Auctions), other than to the extent that any such prepayment is funded with the proceeds of long-term Funded Debt (such prepayments to be applied as set forth in clause (ix) below); provided, that such percentage shall be reduced to 25% or 0% if the Consolidated Net Senior Secured Leverage Ratio as of the last day of the prior fiscal year was less than 3.25:1.00 (but greater than or equal to 2.75:1.00) or 2.75:1.00, respectively.

(iv) Dispositions. If the Parent or any of its Subsidiaries Disposes of any property under Sections 8.05(c), (e) or (f) which results in the receipt by the Parent and its Subsidiaries of aggregate Net Cash Proceeds in excess of $5,000,000 in any fiscal year, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds within five (5) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (ix) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(iv), at the election of the Company (as notified by the Company to the Administrative Agent promptly after the date of the receipt of such Net Cash Proceeds), the Parent or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Parent or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(iv).

(v) Indebtedness. Upon the incurrence or issuance by the Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.03), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent or such Subsidiary (such prepayments to be applied as set forth in clause (ix) below).

(vi) Extraordinary Receipt. Upon any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Subsidiaries, and not otherwise included in clauses (iv) or (v) of this Section 2.05(b), and which results in the receipt by the Parent and its Subsidiaries of aggregate Net Cash Proceeds in excess of $5,000,000 in any fiscal year, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent or such Subsidiary (such prepayments to be applied as set forth in clause (ix) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), the Parent or such Subsidiary may apply such Net Cash Proceeds, within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Parent or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to apply such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds), to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided~~,~~ further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Term Loans as set forth in Section 2.05(b)(ix).

(vii) Target Dividend; Merger. Upon (i) any Initial Dividend or Second Dividend being paid by the Target to the Bidder or (ii) the Merger (if the Bidder is the Designated Borrower), in each case, the Designated Borrower shall prepay an aggregate principal amount of Bridge Loans equal to (x) the proceeds of such Initial Dividend or Second Dividend, as the case may be, or (y) in the case of the Merger, to the maximum extent possible and prudent and if permitted by law and regulation (as determined by the board of directors (or equivalent body) of the Merged Entity), (having regard to the amount of borrowing by the Company and the Designated Borrower under this Agreement at such time and the future borrowings under this Agreement by the Designated Borrower (if any) and interest thereon and so long as it can be done without material value leakage with respect to tax consequences, as determined by the Parent in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors) the cash on hand of the Target and its Subsidiaries at such time.

(viii) Overadvance Account. Upon the expiry of the Certain Funds Period, the Borrowers shall prepay an aggregate principal amount of Term Loans (including Bridge Loans but excluding Incremental Term Loans) (to the extent not previously prepaid) equal to 100% of (I) any amounts held in the Overadvance Account at such time and (II) any amount in excess thereof which constitutes proceeds of the Term Facilities (other than any Incremental Term Loan Facility) which have not been used for Certain Funds Purposes (such prepayments to be applied as set forth in clause (ix) below).

(ix) Application to Term Loans. (A) Each prepayment of Term Loans pursuant to clauses (iii), (iv), (v) and (vi) of this Section 2.05(b) shall be applied, (I) first, to the principal of outstanding Bridge Loans and (II) second, after the repayment in full of all outstanding Bridge Loans, ratably to principal of outstanding Term Loans under each of the other Term Facilities and to the principal repayment installments ~~thereof~~of each such Term Facility on a pro-rata basis.

(B) Each prepayment of Term Loans pursuant to clause (viii) of this Section 2.05(b) shall be applied ratably to principal of outstanding Term Loans under each of the Term Facilities (other than Incremental Term Loans) and to the principal repayment installments ~~thereof~~of each such Term Facility on a pro~~-~~ rata basis.

(x) Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (each such Disposition, a “Foreign Disposition”), the Net Cash Proceeds of any Extraordinary Receipt incurred by a Foreign Subsidiary (each such Extraordinary Receipt, a “Foreign Extraordinary Receipt”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(iii), (iv) or (vi), as applicable, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(iii), (iv) or (vi) as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to either Borrower (the Parent and the Borrowers hereby agreeing to use, and cause their Subsidiaries to use, all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of Parent and its Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such applicable Term Loans pursuant to this Section 2.05 or (ii) to the extent that the Parent has determined in good faith, after consultation with the Administrative Agent, that repatriation to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(iii), (iv) or (vi), as applicable, of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Extraordinary Receipt or Excess Cash Flow attributable to Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(iii), (iv) or (vi), as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow remain (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Parent and its Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such Term Loans pursuant to this Section 2.05.

(xi) Prepayments During Certain Funds Period. During the Certain Funds Period and notwithstanding any provision to the contrary in this Agreement, the Notes, the Security Agreement, the other Loan Documents or any agreements relating to any of the foregoing, no Loan Party shall be required to prepay any amount that otherwise falls due for payment by the Company or the Designated Borrower pursuant to Sections 2.05(b)(iv), (v), (vi) or (vii) during the Certain Funds Period, provided that such amounts shall automatically become due and payable without further act of, or notice from, the Administrative Agent or any Lender (x) immediately upon the expiry of the Certain Funds Period and (y) upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States.

2.06 Termination or Reduction of Commitments.

(a) Optional.

(i) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (A) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. five (5) Business Days (or if no Loans denominated in Alternative Currencies are then outstanding, three (3) Business Days) prior to the date of termination or reduction, (B) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess and (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as provided in clause (C) of the preceding sentence, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06(a), the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternate Currency Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternate Currency Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(ii) The Company may, upon notice to the Administrative Agent, terminate or reduce the aggregate Term Commitments under a given Initial Term Facility; provided that (A) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the date of termination or reduction, (B) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of

$1,000,000 in excess thereof and (C) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Administrative Agent will promptly notify the Appropriate Lenders under a given Initial Term Facility of any such notice of termination or reduction of the aggregate Term Commitments under such Initial Term Facility. Each optional reduction to Term Commitments pursuant to this Section 2.06(a)(ii) shall be applied either (i) ~~ratably~~on a pro rata basis to the Term Commitments under ~~each Term Facility or (ii) (1)~~the Initial Term Facilities or (ii) on such other basis as determined by the Borrowers, so long as any such reduction with respect to the Term Commitments under the Initial Term ~~A and B Facilities on such date in an amount less than the portion which the aggregate Term Commitments under the Term A and B Facilities bears to the aggregate Term Commitments under the Term Facilities on such date (and, with respect to the amount of such commitment reduction, ratably among the Term A-1 Facility, the Term A-2 Facility, the Term B-1 Facility and the Term B-2 Facility) and (2) to the Term Commitments under the Bridge Facility on such date in an amount greater than the portion which the aggregate Term Commitments under the Bridge Facilities bears to the aggregate Term Commitments under the Term Facilities on such date~~ Facilities (other than the Initial Bridge Facility) (x) is applied on a pro rata basis to the Term Commitments under the Term A-1 Facility, the Initial Term A-2 Facility, the Initial Term B-1 Facility and the Initial Term B-2 Facility and (y) represents (in the aggregate for such Initial Term Facilities) less than a ratable share of the aggregate reduction with respect to all Term Commitments under all of the Initial Term Facilities on such date of reduction. Any reduction of the aggregate Term Commitments under a given Initial Term Facility shall be applied to the Term Commitment of each Initial Term Lender under such Initial Term Facility according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the aggregate Term Commitments under a given Initial Term Facility shall be paid on the effective date of such termination.

(b) Mandatory.

(i) The aggregate Term A-1 Commitments (and the Term A-1 Commitment of each Lender with such a Commitment) shall (A) terminate in its entirety (to the extent not theretofore terminated) on the last day of the Availability Period for the Term A-1 Facility (after giving effect to any incurrence of Term A-1 Loans on such date) and (B) be reduced on each date on which Term A-1 Loans are incurred (after giving effect to the making of Term A-1 Loans on such date) ~~in~~by an amount equal to the aggregate principal amount of Term A-1 Loans incurred on such date.

(ii) The aggregate Term A-2 Commitments (and the Term A-2 Commitment of each Lender with such a Commitment) shall (A) terminate in its entirety (to the extent not theretofore terminated) on the last day of the Availability Period for the Initial Term A-2 Facility (after giving effect to any incurrence of Initial Term A-2 Loans on such date) and (B) be reduced on each date on which Initial Term A-2 Loans are incurred (after giving effect to the making of Initial Term A-2 Loans on such date) ~~in~~by an amount equal to the aggregate principal amount of Initial Term A-2 Loans incurred on such date.

(iii) The aggregate Term B-1 Commitments (and the Term B-1 Commitment of each Lender with such a Commitment) shall (A) terminate in its entirety (to the extent not theretofore terminated) on the last day of the Availability Period for the Initial Term B-1 Facility (after giving effect to any incurrence of Initial Term B-1 Loans on such date) and (B) be reduced on each date on which Initial Term B-1 Loans are incurred (after giving effect to the making of Initial Term B-1 Loans on such date) ~~in~~by an amount equal to the aggregate principal amount of Initial Term B-1 Loans incurred on such date.

(iv) The aggregate Term B-2 Commitments (and the Term B-2 Commitment of each Lender with such a Commitment) shall (A) terminate in its entirety (to the extent not theretofore terminated) on the last day of the Availability Period for the Initial Term B-2 Facility (after giving effect to any incurrence of Initial Term B-2 Loans on such date) and (B) be reduced on each date on which Initial Term B-2 Loans are incurred (after giving effect to the making of Initial Term B-2 Loans on such date) ~~in~~by an amount equal to the aggregate principal amount of Initial Term B-2 Loans incurred on such date.

(v) The aggregate Bridge Commitments (and the Bridge Commitment of each Lender with such a Commitment) shall (A) terminate in its entirety (to the extent not theretofore terminated) on the last day of the Availability Period for the Initial Bridge Facility (after giving effect to any incurrence of Initial Bridge Loans on such date) and (B) be reduced on each date on which Initial Bridge Loans are incurred (after giving effect to the making of Initial Bridge Loans on such date) ~~in~~by an amount equal to the aggregate principal amount of Initial Bridge Loans incurred on such date~~,~~.

~~provided, in each case, that if but for the proviso in the definition of Certain Funds Period, the last day of the Availability Period would have occurred, the aggregate Commitments of the Bridge Facility shall be reduced to zero and the aggregate Commitments of each Term Facility (other than the Bridge Facility) shall be reduced on pro rata basis so that the aggregate Term Commitments (excluding the Bridge Commitments) shall be $175,000,000.~~

(c) Application of Commitment Reductions; Payment of Fees. (i) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

(ii) The Administrative Agent will promptly notify the Lenders under the applicable Initial Term Facility of any termination or reduction of the Term ~~Commitment~~Commitments under such Initial Term Facility pursuant to this Section 2.06. Upon any reduction of the Term ~~Commitment~~Commitments under a given Initial Term Facility, the Term Commitment of each Initial Term Lender under such ~~facility~~Initial Term Facility shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of a given Initial Term Facility accrued until the effective date of any termination of Term Commitments under such Initial Term Facility shall be paid on the effective date of such termination.

2.07 Repayments of Loans.

(i) Term A-1 Loans. The Company shall pay to each Term A-1 Lender on each principal payment date set out below the specified percentage of the Term A-1 Loans advanced by such Term A-1 Lender to the Company (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), with the final such payment being in the aggregate principal amount of all Term A-1 Loans then outstanding to the Company:

Principal Payment Date Falling on or Nearest to:	Percentage of Payment on last day of fiscal quarter

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

1.25% of the sum of the aggregate principal amount of Term A-1 Loans incurred on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the first anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

1.25% of the sum of the aggregate principal amount of Term A-1 Loans incurred on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the second anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

2.50% of the sum of the aggregate principal amount of Term A-1 Loans incurred on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the third anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

2.50% of the sum of the aggregate principal amount of Term A-1 Loans incurred on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each fiscal quarter of the Parent occurring prior to the Maturity Date but after the fourth anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

3.125% of the sum of the aggregate principal amount of Term A-1 Loans incurred on the Initial Funding Date, the Second Funding Date and the Third Funding Date

provided, however, that the final principal repayment installment of the Term A-1 Loans shall be repaid on the Maturity Date for ~~the~~ Term A-1 ~~Facility~~Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(ii) Funded Term A-2 Loans. The Designated Borrower shall pay to each Funded Term A-2 Lender on each principal payment date set out below the specified percentage of the Funded Term A-2 Loans ~~advanced~~owing by ~~such Term A-2 Lender to~~ the Designated Borrower to such Funded Term A-2 Lender (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), with the final such payment being in the aggregate principal amount of all Funded Term A-2 Loans then outstanding to the Designated Borrower:

Principal Payment Date Falling on or Nearest to:	Percentage of Payment on last day of fiscal quarter

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

1.25% of the sum of the aggregate principal amount of Funded Term A-2 Loans ~~incurred~~resulting from a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the first anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

1.25% of the sum of the aggregate principal amount of Funded Term A-2 Loans ~~incurred~~resulting from a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the second anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

2.50% of the sum of the aggregate principal amount of Funded Term A-2 Loans ~~incurred~~resulting from a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each of the first four fiscal quarters of the Parent occurring after the third anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

2.50% of the sum of the aggregate principal amount of Funded Term A-~~1~~2 Loans ~~incurred~~resulting from a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date

The last Business Day of each fiscal quarter of the Parent occurring prior to the Maturity Date but after the fourth anniversary of the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid

3.125% of the sum of the aggregate principal amount of Funded Term A-2 Loans ~~incurred~~resulting from a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date

provided, however, that the final principal repayment installment of the Funded Term A~~-~~-2 Loans shall be repaid on the Maturity Date for ~~the~~ Term A-2 ~~Facility~~Loans and in any event shall be in an amount equal to the aggregate principal amount of all Funded Term A-2 Loans outstanding on such date.

(iii) Funded Term B-1 Loans. The Company shall pay to each Funded Term B-1 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid, but prior to the Maturity Date, the principal amount of all Funded Term B-1 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of Funded Term B-1 Loans ~~incurred~~subject to a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for ~~the~~ Term B-1 ~~Facility~~Loans, the principal amount of all Funded Term B-1 Loans in an amount equal to the aggregate principal amount of all Funded Term B-1 Loans outstanding on such date.

(iv) Funded Term B-2 Loans. The Designated Borrower shall pay to each Funded Term B-2 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the later of (a) the end of the Certain Funds Period and (b) the date that all outstanding Bridge Loans shall have been repaid, but prior to the Maturity Date, the principal amount of all Funded Term B-2 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of Funded Term B-2 Loans ~~incurred~~subject to a Term Loan Conversion on the Initial Funding Date, the Second Funding Date and the Third Funding Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for ~~the~~ Term B-2 ~~Facility~~Loans, the principal amount of all Funded Term B-2 Loans in an amount equal to the aggregate principal amount of all Funded Term B-2 Loans outstanding on such date.

(v) Funded Bridge Loans. The Designated Borrower shall repay to the Lenders on the Bridge Loan Maturity Date the aggregate principal amount of all Funded Bridge Loans outstanding on such date, unless accelerated sooner pursuant to Section 9.02.

(vi) Incremental Term Loan. The Company shall repay the outstanding principal amount of the Incremental Term Loan in the installments on the dates and in the amounts set forth in the Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.

(vii) Revolving Loans. The Company shall repay to the Lenders on the Revolving Loan Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date, unless accelerated sooner pursuant to Section 9.02.

(viii) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Revolving Loan Maturity Date, unless accelerated sooner pursuant to Section 9.02.

2.08 Interest.

~~(a)~~ (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Rate, as applicable for Revolving Loans, Term A-1 Loans, Term A-2 Loans, Term B-1 Loans, Term B-2 Loans and Bridge Loans maintained as Eurocurrency Loans plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans under the Revolving Facility.

~~(b)~~ (b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (unless an Event of Default exists under Section 9.01(f) or (g), in which case no such request shall be required), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Without duplication of clause (i), each Borrower upon the request of the Required Lenders, while any Event of Default exists, shall pay interest on the principal amount of all outstanding Obligations owed by such Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

~~(c)~~ (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Revolving Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the product of (i) the Applicable Rate for Revolving Loans times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Term Loan Commitment Fee.

(i) The Company shall pay to the Administrative Agent~~,~~ (A) for the account of each Term A-1 Lender in accordance with its Applicable Percentage, a commitment fee for the period from and including the Initial Funding Date to and including the date set forth in Section 2.06(b)(i) (or such earlier date on which the aggregate Term A-1 Commitments have been terminated) computed at a rate per annum equal to 0.75% of the actual daily amount of the aggregate Term A-1 Commitments (as reduced under Section 2.06(a)(ii) or Section 2.06(b)), and (B) for the account of each Initial Term B-1 Lender in accordance with its Applicable Percentage, a commitment fee for the period from and including the Initial Funding Date to and including the date set forth in Section 2.06(b)(iii) (or such earlier date on which the aggregate Term B-1 Commitments have been terminated) computed at a rate per annum equal to 1.50% of the actual daily amount of the aggregate Term B-1 Commitments (as reduced under Section 2.06(a)(ii) or Section 2.06(b)). The commitment fees shall accrue at all times during the applicable period described above, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the date upon which the aggregate Term A-1 Commitments or Term B-1 Commitments, as the case may be, are terminated.

(ii) The Designated Borrower shall pay to the Administrative Agent~~,~~ (A) for the account of each Initial Term A-2 Lender in accordance with its Applicable Percentage, a commitment fee for the period from and including the Initial Funding Date to and including the date set forth in Section 2.06(b)(ii) (or such earlier date on which the aggregate Term A-2 Commitments have been terminated) computed at a rate per annum equal to 0.75% of the actual daily amount of the aggregate Term A-2 Commitments (as reduced under Section 2.06(a)(ii) or Section 2.06(b)), and (B) for the account of each Initial Term B-2 Lender in accordance with its Applicable Percentage, a commitment fee for the period from and including the Initial Funding Date to and including the date set forth in Section 2.06(b)(iv) (or such earlier date on which the aggregate Term B-2 Commitments have been terminated) computed at a rate per annum equal to 1.50% of the actual daily amount of the aggregate Term B-2 Commitments (as reduced under Section 2.06(a)(ii) or Section 2.06(b)). The commitment fees shall accrue at all times during the applicable period described above, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the date upon which the aggregate Term A-2 Commitments or Term B-2 Commitments, as the case may be, are terminated.

(c) Repricing Transaction. At the time of the effectiveness of any Repricing Transaction that is consummated prior to the ~~six~~twelve-month anniversary of the Initial Funding Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-1 Loans and/or Term B-2 Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-1 Loans and/or Term B-2 Loans prepaid in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-1 Loans and/or Term B-2 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(d) Fee Letter. The Company shall pay to the Arranger, the Administrative Agent and the Lenders for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing by such Borrower with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by each Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day (except for purposes of determining whether an Event of Default has occurred) and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02

(or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly, and in any event within three (3) Business Days, after receipt of written notice from the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at DBNY. The Company, and to the extent provided by any Lender, such Lender, shall grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and shall maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that

Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) or (b) for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each Revolving Lender that is a non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that

Defaulting Lender; provided, that, the aggregate obligation of each Revolving Lender that is a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Revolving Lender that is a non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Revolving Lender.

(b) Defaulting Lender Cure. If the applicable Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Revolving Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Special Provisions Relating to a Re-Allocation Event.

(a) On the date of the occurrence of a Re-Allocation Event, automatically (and without the taking of any action), (i) all then outstanding Revolving Loans denominated in an Alternative Currency and all Unreimbursed Amounts in respect of Letters of Credit issued for the account of the Company owed in an Alternative Currency, shall be automatically converted into Revolving Loans maintained in, and Unreimbursed Amounts owing by the Company in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Loans or Unreimbursed Amounts on the date such Re-Allocation Event first occurred, which Revolving Loans or Unreimbursed Amounts (x) shall continue to be owed by the Company, (y) shall at all times thereafter be deemed to be Base Rate Loans and (z) shall be immediately due and payable on the date such Re-Allocation Event has occurred) and (ii) all principal, accrued and unpaid interest and other amounts owing with respect to such Revolving Loans and Unreimbursed Amounts shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal amount, accrued and unpaid interest and other amounts. The occurrence of any conversion of Revolving Loans or Unreimbursed Amounts to Base Rate Loans as provided above in this Section 2.16(a) shall be deemed to constitute, for purposes of Section 3.05, a prepayment of Revolving Loans before the last day of any Interest Period relating thereto.

(b) Upon and after the occurrence of a Re-Allocation Event, all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Revolving Loans denominated in Alternative Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Re-Allocation Event) and Unreimbursed Amounts owing in an Alternative Currency shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Re-Allocation Event, with all calculations for periods after the Re-Allocation Event being made as if the respective such Revolving Loan or Unreimbursed Amount had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of appropriate Lenders which made such Revolving Loans or are participating therein.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party or the Administrative Agent shall be required by applicable law to deduct or withhold any Indemnified Taxes or Other Taxes~~)~~ from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) such Loan Party or the Administrative Agent, as applicable, shall make such deductions and withholdings and (iii) such Loan Party or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01(c)) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code and that makes a Credit Extension to such Borrower shall deliver to the Company or the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and (B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly executed originals of IRS Form W-8ECI,

(iii) duly executed originals of IRS Form W-8IMY with all required supporting documentation,

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of IRS Form W-8BEN, or

(v) duly executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

In addition to the foregoing, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the requesting party to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest or other charges attributable to gross negligence or willful misconduct on the part of the Administrative Agent, such Lender or L/C Issuer as determined by a court of competent jurisdiction by final and nonappealable judgment) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such

Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in

Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to an existing or proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation the Administrative Agent agrees to give promptly upon receipt of such instruction). Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Company and the Lenders may establish a mutually acceptable alternative rate).

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer (except (A) any reserve requirement reflected in the Eurocurrency Rate) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below);

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that a Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Company shall pay (or cause the Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the Designated Borrower to pay) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Company;

(c) any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding anticipated profits). The Company shall also pay (or cause the Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and/or the Term Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

(a) Each of the Domestic Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer, each Affiliate of a Lender that enters into a Secured Swap Contract or a Secured Treasury Management Agreement with a Loan Party, each other holder of the Obligations and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Each of the Foreign Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Secured Swap Contract or a Secured Treasury Management Agreement with a Foreign Loan Party, each other holder of the Foreign Obligations and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Foreign Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Foreign Guarantors hereby further agree that if any of the Foreign Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Foreign Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

4.02 Obligations Unconditional.

(a) The obligations of the Domestic Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that such Domestic Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.

(b) The obligations of the Foreign Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Foreign Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Foreign Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Foreign Guarantor agrees that such Foreign Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Foreign Obligations have been paid in full and the Commitments have expired or terminated.

(c) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

(d) With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

(a) The obligations of the Domestic Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.

(b) The obligations of the Foreign Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Foreign Obligations is rescinded or must be otherwise restored by any holder of any of the Foreign Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each Foreign Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Foreign Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Foreign Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.

4.04 Certain Additional Waivers.

Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

(a) The Domestic Guarantors agree that, to the fullest extent permitted by law, as between the Domestic Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.01. The Domestic Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

(b) The Foreign Guarantors agree that, to the fullest extent permitted by law, as between the Foreign Guarantors, on the one hand, and the Administrative Agent and the other holders of the Foreign Obligations, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Guarantors for purposes of Section 4.01. The Foreign Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Foreign Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

(a) The Domestic Guarantors agree among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have contribution rights against the other Domestic Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Domestic Guarantors under the Loan Documents and no Domestic Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

(b) The Foreign Guarantors agree among themselves that, in connection with payments made hereunder, each Foreign Guarantor shall have contribution rights against the other Foreign Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Foreign Guarantors under the Loan Documents and no Foreign Guarantor shall exercise such rights of contribution until all Foreign Obligations have been paid in full and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee.

(a) The guarantee given by the Domestic Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(b) The guarantee given by the Foreign Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Obligations whenever arising.

4.08 Limitation on Guaranty by Luxembourg Guarantors.

Notwithstanding any provisions to the contrary in this Agreement or any other Loan Document, the maximum liability of each Luxembourg Guarantor under this Agreement and the other Loan Documents with respect to its guaranty of the obligations and liabilities of the other Loan Parties (but not with respect to any borrowings made directly by such Luxembourg Guarantor if it is a Borrower or any direct ~~of~~or indirect Subsidiary of such Luxembourg Guarantor) shall be limited at any time to the higher of: (i) an amount not exceeding the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to 90% of the net assets of such Luxembourg Guarantor, where net assets means such Luxembourg Guarantor’s shareholders’ equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) (Capitaux Propres) as calculated on the basis of such Luxembourg Guarantor’s most recent financial statements (Comptes Annuels), approved by such Luxembourg Guarantor’s managers’ or shareholders’ meeting in accordance with Luxembourg company laws, available at the date of this Agreement; and (ii) an amount not exceeding the maximum financial capacity of such Luxembourg Guarantor, such maximum financial capacity being limited to 90% of the net assets of such Luxembourg Guarantor, where net assets means such Luxembourg Guarantor’s shareholders’ equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) (Capitaux Propres) as calculated on the basis of such Luxembourg Guarantor’s most recent financial statements (Comptes Annuels), approved by such Luxembourg Guarantor’s managers’ or shareholders’ meeting in accordance with Luxembourg company laws, available at the date of the relevant payment obligation hereunder.

4.09 Limitation on Guaranty.

Notwithstanding any provisions to the contrary in this Agreement or any other Loan Document, the obligations and liabilities of any Foreign Guarantor under this Article IV shall be subject to the limitations set out in the Joinder Agreement applicable to such Foreign Guarantor.

ARTICLE V

CONDITIONS PRECEDENT TO EFFECTIVENESS

5.01 Conditions Precedent to Effectiveness.

This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied or waived in accordance with the provisions of this Agreement:

(a) Notice of Effective Date. Parent shall have notified the Administrative Agent in writing as to the proposed Effective Date.

(b) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Initial Loan Documents, each properly executed by a Responsible Officer of the signing Initial Loan Party and, in the case of this Agreement, by each Initial Lender; provided~~,~~ that the Collateral Documents shall not become effective until the Initial Funding Date.

(c) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Initial Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Effective Date, and in form and substance reasonably satisfactory to, the Administrative Agent.

(d) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2010 in the business, assets, liabilities (actual or contingent), operations or financial condition of the Parent and its Subsidiaries, taken as a whole (it being acknowledged by the Lenders that if this condition is subsequently not met at a later date, this shall not constitute a failure of the condition).

(e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of a Responsible Officer of the Company, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect (it being acknowledged by the Lenders that if this condition is subsequently not met at a later date, this shall not constitute a failure of the condition).

(f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of a certificate of each Loan Party, dated the date of the Effective Date (the statements made in such certificate shall be true and correct on and as of the Effective Date), certifying as to each of the following:

(i) copies of the Organization Documents of each Initial Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were adopted by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Initial Loan Party to be true and correct as of the Effective Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Initial Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Initial Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Initial Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g) Effective Date Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.01(d) and 5.01(e) and Sections 5.06(a) and 5.06(b) have been satisfied.

(h) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company, dated as of the Effective Date, stating that:

(i) the representations and warranties of each Initial Loan Party contained in Article VI or any other Initial Loan Document, shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects); and

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the absence of any proceeding for the dissolution or liquidation of any Initial Loan Party.

(i) Solvency Certificate. Receipt by the Administrative Agent of a certificate of Parent, signed by the chief financial officer of the Parent, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of the Parent and its Subsidiaries (including the Target Group), taken as a whole, after giving effect to the proposed Transactions on the Initial Funding Date (assuming for such purpose that the Initial Funding Date occurs on the Effective Date).

(j) Lien Searches. Receipt by the Administrative Agent of completed searches dated on or before the Effective Date, including all effective financing statements filed in the jurisdictions or organization of each Initial Loan Party that name such Initial Loan Party as debtor, together with copies of such other financing statements.

(k) Non-Inscription of Judicial Decision. A certificate of non-inscription of judicial decision (certificat de non-inscription de décision juidiciare) in relation to the Bidder issued not later than one day prior to this Agreement by the Luxembourg Trade and Companies Register.

(l) Long-form Good Standings. Receipt by the Administrative Agent of a long-form good standing certificate from the jurisdiction of incorporation or formation of each Initial Loan Party (which, for Initial Loan Parties incorporated in Luxembourg, shall be an excerpt of the Trade and Companies’ Register), dated reasonably near the date of the Effective Date (together with bring downs within one Business Day of the Effective Date to the extent available in the applicable jurisdiction).

(m) Fee Letter. The Administrative Agent shall have received the Fee Letter duly executed and delivered by the Borrowers.

(n) PATRIOT ACT, KYC etc. The Lenders shall have received all documentation and other information regarding Parent, each Borrower and each Guarantor (other than any member of the Target Group), as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(o) Offer Press Release. The Administrative Agent shall have received a copy of the final form of the Offer Press Release to be announced on, or shortly following, the Effective Date in form and substance satisfactory to the Administrative Agent (it being understood and agreed that the Offer Press Release will be in form and substance satisfactory to the Administrative Agent if substantially in the form of the draft delivered to the Administrative Agent on or about March 14, 2012, together with any changes which either (i) are not materially prejudicial to the interests of the Lenders taken as a whole under the Loan Documents or (ii) are approved by the Initial Lenders (acting reasonably)).

(p) Target Board Recommendation. The board of directors (or comparable governing body) of the Target shall have recommended the Offer to its shareholders (and as of the Effective Date such recommendation shall not have been revoked).

(q) Process Agent Appointment Letter. The Administrative Agent shall have received a copy of a letter appointing Corporation Service Company as Process Agent for the Designated Borrower pursuant to Section 11.14(d) in form and substance reasonably satisfactory to the Administrative Agent.

(r) Overadvance Account Escrow Agreement. The Administrative Agent shall have received the Overadvance Account Escrow Agreement, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Bidder, the Administrative Agent and Deutsche Bank Trust Company Americas in its capacity as Account Custodian.

(s) Co-operation Agreement. The Administrative Agent shall have received a copy of the Co-operation Agreement in effect on the Effective Date.

(t) Re-Allocation Agreement. Receipt by the Administrative Agent of counterparts of the Re-Allocation Agreement properly executed by each Lender.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. The Administrative Agent shall give the Company written notice of the occurrence of the Effective Date which notice shall be conclusive as to the occurrence of the Effective Date.

5.02 Conditions Precedent to Initial Credit Extensions on Initial Funding Date.

The initial Credit Extensions shall not be made until the date which is the later of the date on which the Effective Date has occurred and the date on which all of the following conditions have been satisfied or waived in accordance with the terms of this Agreement:

(a) Funding. The Administrative Agent shall have received a certificate from a Responsible Officer of Parent certifying that (after utilization of the Facilities) on the Initial Funding Date the Bidder will have the funds necessary to acquire all the Target Shares, effect the Parent Refinancing and to pay all fees and expenses incurred in connection with the Transaction.

(b) Parent Refinancing. The Administrative Agent shall have received evidence that the Parent Refinancing has been, or will be contemporaneously, consummated, which evidence shall be in the form of receipt of a copy of the payment instruction delivered by the Company to the Administrative Agent, instructing the Administrative Agent to transmit and deliver the funds required to consummate the Parent Refinancing to the administrative agent under the Existing Parent Credit Agreement on the Initial Funding Date.

(c) Fees. The Administrative Agent shall have received evidence that all fees due and payable on the Initial Funding Date in accordance with the Fee Letter shall have been paid or will be paid on the Initial Funding Date.

(d) Certain Funds Confirmation. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company, dated as of the Initial Funding Date, stating that:

(i) the Certain Funds Representations are true and correct; and

(ii) no Certain Funds Event of Default has occurred and is continuing; and

(iii) the absence of any proceeding for the dissolution or liquidation of the Parent, the Bidder or the Company.

(e) Offer Documents. The Administrative Agent shall have received (A) a certificate of the Company signed by an authorized signatory (i) confirming the date on which the Offer was announced, (ii) confirming the date on which the Offer Document was posted to the shareholders of the Target, (iii) certifying as to a copy of the Offer Document as being a true and correct copy as was dispatched to shareholders of the Target by or on behalf of the Company, containing terms and conditions consistent with the Offer Press Release (including a condition such that the Offer may not be declared unconditional as to acceptances until the Bidder has received acceptances or contracted to acquire Target Shares such that following its acquisition of those Target Shares it will hold not less than 70.0% in nominal value of the shares to which the Offer relates) (the “Acceptance Condition”) (as such Acceptance Condition may be modified as permitted under paragraph (d) of Section 8.14), together with any changes which are (w) required by the Panel, the Code, or any other applicable law, regulation, court or regulatory body, (x) not materially prejudicial to the interests of the Lenders under the Loan Documents (provided that no change to the Acceptance Condition may be made pursuant to this paragraph (and may only be made pursuant to paragraph (d) of Section 8.14) and provided further that it is acknowledged and agreed that any amendment or change to the Target board recommendation envisaged by the Offer Press Release (including the absence of any such recommendation in the Offer Document) shall not be materially prejudicial to the interests of the Lenders under this Agreement), (y) approved by the Administrative Agent (acting reasonably), (z) (subject to the requirements of the Panel and the Code) to extend the period in which holders of the Target Shares may accept the terms of the Offer or (v) permitted under paragraph (d) of Section 8.14, and (iv) confirming that the Offer has become or been declared unconditional in all respects without any conditions having been varied or waived except in accordance with this Agreement and (B) the certificate sent by the Offer Receiving Agent to the Company for the purposes of Note 7 to Rule 10 of the Code.

(f) Initial Yield Payments. (i) The Company agrees to pay (A) to each Term A-1 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Term A-1 Loan made by such Lender on the Initial Funding Date, and (B) to each Initial Term B-1 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-1 Loan made by such Lender on the Initial Funding Date, and (ii) the Designated Borrower agrees to pay (A) to each Initial Term A-2 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Initial Term A-2 Loan made by such Lender on the Initial Funding Date and (B) to each Initial Term B-2 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-2 Loan made by such Lender on the Initial Funding Date, in each case, with such payment to be earned by, and payable to, each such Lender on the Initial Funding Date (it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2))~~; provided, however, in each case, that no initial yield payment will be paid in respect of that portion of the principal amount of any such Loan that is funded into the Overadvance Account~~. At the option of the Company or the Designated Borrower, the initial yield payments may be netted from the applicable Credit Extension.

(g) ~~CPEC Security Agreement. Receipt by the Administrative Agent of an executed counterpart of the CPEC Security Agreement properly executed by a Responsible Officer of the Company.~~[Reserved]

(h) UCC Financing Statements; Collateral Certificates. The Administrative Agent shall have received the following:

(i) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral; and

(ii) to the extent applicable, all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement~~, the Bidder Share Security Agreement and/or the CPEC Security Agreement~~ together with duly executed in blank, undated stock powers attached thereto (provided that such certificates may be delivered after the Initial Funding Date with respect to Equity Interests secured by the Security Agreement so long as satisfactory arrangements have been made with the administrative agent under the Existing Parent Credit Agreement in connection with the Parent Refinancing)~~; and~~

~~(iii) certified copies (certification by Luxembourg Avocats à La Cour being sufficient) of the share and/or shareholders registers evidencing the recording of any security interest created pursuant to the Collateral Documents over Equity Interests of any Initial Loan Party incorporated in Luxembourg (other than Target Shares)~~.

(i) Costs and expenses. So long as invoices in reasonable detail shall have been provided to the Company at least two (2) Business Days prior to the Initial Funding Date, the Company shall have paid to the Administrative Agent, each Arranger and their respective relevant Affiliates all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of each counsel to each Arranger and the Administrative Agent) arising in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the occurrence of the Initial Funding Date (which amounts may, at the option of the Company, be offset against the proceeds of the Facilities).

The Company may elect that any Overadvanced Funds on the Initial Funding Date be deposited on such date into the Overadvance Account.

5.03 Conditions Precedent to Credit Extensions on Second Funding Date.

Credit Extensions on the Second Funding Date shall not be made until the date following the Initial Funding Date on which all of the following conditions have been satisfied or waived in accordance with the terms of this Agreement:

(a) Certain Funds Confirmation. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company, dated as of the Second Funding Date, stating that:

(i) the Certain Funds Representations are true and correct;

(ii) no Certain Funds Event of Default has occurred and is continuing; and

(iii) the absence of any proceeding for the dissolution or liquidation of the Parent, the Bidder or the Company.

(b) Initial Yield Payments. (i) The Company agrees to pay (A) to each Term A-1 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Term A-1 Loan made by such Lender on the Second Funding Date, and (B) to each Initial Term B-1 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-1 Loan made by such Lender on the Second Funding Date, and (ii) the Designated Borrower agrees to pay (A) to each Initial Term A-2 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Initial Term A-2 Loan made by such Lender on the Second Funding Date and (B) to each Initial Term B-2 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-2 Loan made by such Lender on the Second Funding Date, in each case, with such payment to be earned by, and payable to, each such Lender on the Second Funding Date (it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2))~~; provided, however, in each case, that no initial yield payment will be paid in respect of that portion of the principal amount of any such Loan that is funded into the Overadvance Account. At the option of the Company or the Designated Borrower, the initial yield payments may be netted from the applicable Credit Extension~~.

The Company may elect that any Overadvanced Funds on the Second Funding Date be deposited on such date into the Overadvance Account.

5.04 Conditions Precedent to Credit Extensions on Third Funding Date.

Credit Extensions on the Third Funding Date shall not be made until the date following the Second Funding Date on which all of the following conditions have been satisfied or waived in accordance with the terms of this Agreement:

(a) The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company, dated as of the Third Funding Date, stating that:

(i) The Certain Funds Representations are true and correct;

(ii) no Certain Funds Event of Default has occurred and is continuing; and

(iii) the absence of any proceeding for the dissolution or liquidation of the Parent, the Bidder or the Company.

(b) (i) The Company agrees to pay (A) to each Term A-1 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Term A-1 Loan made by such Lender on the Third Funding Date, and (B) to each Initial Term B-1 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-1 Loan made by such Lender on the Third Funding Date, and (ii) the Designated Borrower agrees to pay (A) to each Initial Term A-2 Lender an initial yield payment equal to  1/2 of 1% of the principal amount of any Initial Term A-2 Loan made by such Lender on the Third Funding Date and (B) to each Initial Term B-2 Lender an initial yield payment equal to  ~~1/2 of 1~~1.0% of the principal amount of any Initial Term B-2 Loan made by such Lender on the Third Funding Date, in each case, with such payment to be earned by, and payable to, each such Lender on the Third Funding Date (it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2))~~; provided, however, in each case, that no initial yield payment will be paid in respect of that portion of the principal amount of any such Loan that is funded into the Overadvance Account~~. At the option of the Company or the Designated Borrower, the initial yield payments may be netted from the applicable Credit Extension.

5.05 Conditions Precedent to Certain Funds Credit Extensions under Revolving Facility.

The obligation of each Lender to honor any request for Credit Extensions under the Revolving Facility relating to a Certain Funds Credit Extension is subject to the following conditions precedent:

(a) The Certain Funds Representations shall be true and correct when made or deemed to be made, except to the extent that such Certain Funds Representations specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b) No Certain Funds Event of Default has occurred and is continuing or would result from the proposed Certain Funds Credit Extension.

5.06 Conditions to Credit Extensions After the End of the Certain Funds Period.

The obligation of the L/C Issuer and each Lender to honor any Request for Credit Extension after the end of the Certain Funds Period (other than a Certain Funds Credit Extension) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, shall be true and correct in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality, in which case they shall be true and correct in all respects).

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Certain Funds Credit Extension) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 5.06(a) and 5.06(b) have been satisfied on and as of the date of the applicable Credit Extension.

5.07 Action by Lenders During Certain Funds Period.

Subject to the satisfaction or waiver of each of the conditions in Section 5.01, during the Certain Funds Period and notwithstanding that (i) any provisions to the contrary in this Agreement, the Notes, the Security Agreement, the other Loan Documents or any agreements relating to either of the foregoing or (ii) any condition to the making of any Credit Extensions hereunder subsequently being determined not to have been satisfied or that any representation given as a condition thereof (other than a Certain Funds Representation) was incorrect or misleading in any material respect, unless (x) in the case of a particular Lender, it would be illegal for such Lender to participate in making any Credit Extension hereunder or (y) a Certain Funds Event of Default has occurred which is continuing, no Lender or the Administrative Agent shall be entitled to:

(a) refuse to participate in the making of any Certain Funds Credit Extensions during the Certain Funds Period;

(b) cancel any Commitments where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension during the Certain Funds Period;

(c) rescind, terminate or cancel this Agreement, the Notes, the Security Agreement, the Loan Documents or the Facilities provided for herein or exercise any similar right or remedy or make or enforce any claim that it may have under this Agreement, the Notes, the Loan Documents or any agreement relating to any of them where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension during the Certain Funds Period;

(d) exercise any right of set-off or counterclaim in respect of any Credit Extension or any other amount where to do so might be expected to prevent or limit the making or use of a Certain Funds Credit Extension during the Certain Funds Period;

(e) cancel, accelerate, cause or require payment, repayment or prepayment of any amounts owing hereunder, under the Notes or under any agreement relating to either of the foregoing where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension during the Certain Funds Period; or

(f) upon receipt of an Overadvance Disbursement Request by the Administrative Agent in compliance with Section 7.16, refuse to authorize the Account Custodian under the Overadvance Account Escrow Agreement to release from the Overadvance Account funds as requested in such Overadvance Disbursement Request, provided that immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Lenders and the Administrative Agent notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Existence.

(a) Each Loan Party (i) is duly organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Each Subsidiary that is not a Loan Party (other than any Immaterial Subsidiaries) (i) is duly organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in the case of clauses (i) through (iii) to the extent that such failure would not have a Material Adverse Effect.

6.02 Corporate Power; Authorization.

(a) Each Loan Party has the corporate or other power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain Credit Extensions hereunder.

(b) Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the Credit Extensions on the terms and conditions of this Agreement.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the Credit Extensions or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan

Documents, except (i) consents, authorizations, filings and notices described in Schedule 6.02, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect and (ii) the filings to perfect the Liens created by the Collateral Documents.

6.03 No Contravention.

The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Borrowings hereunder and the use of the proceeds thereof will not (a) violate the Organization Documents of any of the Loan Parties, (b) except as could not reasonably be expected to have a Material Adverse Effect, violate any Law or any Contractual Obligation of (i) during the Certain Funds Period, any Loan Party or (ii) after the end of the Certain Funds Period, the Parent or any of its Subsidiaries or (c) result in, or require, the creation or imposition of any Lien on (i) during the Certain Funds Period, any Loan Party’s properties or revenues or (ii) after the end of the Certain Funds Period, any of the Parent’s or any of its Subsidiaries’ respective properties or revenues, in each case pursuant to any Law or any such Contractual Obligation (other than any Permitted Lien).

6.04 Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws and general principles of equity.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.

(b) The financial statements delivered pursuant to Sections 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under

~~Section~~Sections 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation.

Except as set forth on Schedule 6.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Parent or any of its Subsidiaries or against any of their properties or revenues which, taken as a whole, (a) are material with respect to any of the Loan Documents or (b) could reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

No Default has occurred and is continuing.

6.08 Ownership of Property.

Each Loan Party and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (other than IP Rights), in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except for Permitted Liens.

6.09 Environmental Compliance.

Other than exceptions to any of the following that could not reasonably be expected to have a Material Adverse Effect: none of the Parent or any of its Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; or (b) has become subject to any Environmental Liability.

6.10 Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The property and general liability insurance coverage of the Loan Parties as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes.

Each Loan Party and its Subsidiaries (a) has filed or caused to be filed all federal, state, provincial and other tax returns that are required to be filed and (b) has paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of such Loan Party or such Subsidiary, as the case may be), except in each case under clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.12 ERISA Compliance.

(a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination or opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS or is not required to be obtained. To the knowledge of the Responsible Officers of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Responsible Officers of the Loan Parties, there has been no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any Subsidiary reasonably expects to incur any liability under Title IV of ERISA; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that is reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Plan that is subject to Title IV of ERISA has been terminated by the plan administrator thereof other than under Section 4041(b) of ERISA nor by the PBGC within the last five years, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Plan, and to the knowledge of the Responsible Officers of the Loan Parties, no Multiemployer Plan has been terminated within the last five years and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Multiemployer Plan.

6.13 Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Effective Date of each Subsidiary, together with (i) jurisdiction of organization, and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary, (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights (other than stock options granted to officers, employees or directors and directors’ qualifying shares) with respect thereto, and (iv) if applicable, identification of any such Subsidiary as an Immaterial Subsidiary.

6.14 Use of Proceeds; Margin Regulations; Investment Company Act.

(a) All proceeds of the Loans will be (x) deposited in the Overadvance Account and/or (y) used for the purposes specified in Section 7.11.

(b) No part of the proceeds of any Loans, and no other Credit Extensions, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in violation of Regulation U.

(c) No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

6.15 Disclosure.

No statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents when taken as a whole, contained (x) on or prior to the Effective Date, as of the Effective Date and (y) on or prior to the Initial Funding Date, as of the Initial Funding Date, information, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

6.16 Compliance with Laws.

(a) Each Loan Party and its respective Subsidiaries is in compliance with all Laws except to the extent that any such failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Any Loan Party incorporated in Luxembourg complies with the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation companies.

6.17 Intellectual Property.

Each Loan Party and each Subsidiary (i) owns, or has a valid license to use, all the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) necessary for the conduct of its business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) each such IP Right is free and clear of all Liens, except for Permitted Liens. To each Loan Party’s knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority and no Loan Party nor any of its Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of, or any Loan Party’s rights in, any IP Rights in any respect that would reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by the Parent or its Subsidiaries of any IP Rights or the validity or effectiveness of any IP Rights, except as could not reasonably be expected to have a Material Adverse Effect. The use of IP Rights by the Loan Parties and their respective Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Loan Parties and their respective Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their IP Rights, including IP Rights that are confidential in nature, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Effective Date.

6.18 Solvency.

The Loan Parties are Solvent on a consolidated basis and the Designated Borrower is not subject to any Debtor Relief Laws.

6.19 Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens, upon the recording, filing or completion of any other action required by the Collateral Documents, will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens on such Collateral, except to the extent that perfection of such security interests and Liens are not required by the Loan Documents.

6.20 Business Locations; Taxpayer Identification Number.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Effective Date. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any Loan Party is located as of the Effective Date. Set forth on Schedule 6.20(c) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party as of the Effective Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(d), no Loan Party has during the five years preceding the Effective Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

6.21 Anti-Terrorism Laws; OFAC.

(a) Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (as amended, the “Trading with the Enemy Act”). Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Act. None of the Loan Parties is a blocked person described in Section 1 of the Anti-Terrorism Order.

(b) No Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner that violates Section 2 of such executive order or (iii) is a Person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

6.22 COMI.

With respect to each Loan Party subject to the European Insolvency Regulation, its centre of main interest (centre des intérêts principaux) (as that term is used in Article 3(1) of the European Insolvency Regulation) is situated in its jurisdiction of incorporation and, with respect to each Loan Party incorporated in Luxembourg, the office (administration centrale) and the place of effective management (siège de direction effective) are located at the place of their registered office (siège statutaire) in Luxembourg.

6.23 Offer Press Release; Offer Document; etc.~~.~~

As of their date of issuance or publication, as applicable, the Offer Press Release and any Offer Document contain all material terms of the Target Acquisition.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) cause each Subsidiary to:

7.01 Financial Statements.

Deliver to the Administrative Agent (for delivery to each Lender):

(a) as soon as available but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes).

As to any information contained in materials furnished pursuant to Section 7.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information.

Deliver to the Administrative Agent (for delivery to each Lender or, in the case of Section 7.02(f), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants (i) certifying such financial statements and (ii) stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), (x) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (including a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b)) and (y) supplements to Schedule 6.13, such that, as supplemented, such Schedule would be accurate and complete, in all material respects, as of such date and (ii) concurrently with the delivery of the financial statements referred to in ~~Sections~~Section 7.01(a), a certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company setting forth the amount, if any, of Excess Cash Flow for the fiscal year then ended together with the calculation thereof in reasonable detail;

(c) as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Parent, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income);

(d) promptly after the same are available, copies of each annual report, proxy or financial statement sent to the equityholders of any Loan Party;

(e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that so long as the Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC~~,~~”, the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information~~;~~”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information~~.~~”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC~~.~~”.

7.03 Notices.

Promptly upon a Responsible Officer of any Loan Party obtaining knowledge thereof, give notice to the Administrative Agent (who shall promptly notify each Lender) of:

(a) the occurrence of any Default;

(b) any litigation, investigation or proceeding (x) which may exist at any time between the Parent or any of its Subsidiaries and any other Person, that in either case, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Loan Document;

(c) the following events, to the extent that, individually or in the aggregate, they could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after any Loan Party knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, reorganization or insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Plan, and (iii) the occurrence of any similar events with respect to a Plan that would reasonably be likely to result in a direct obligation of the Parent or any of its Subsidiaries to pay money;

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(e) the incurrence or issuance of any Indebtedness for which a mandatory prepayment is required pursuant to Section 2.05(b)(v); and

(f) of any announcement by Moody’s or S&P of any change in a rating of any Facility.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Taxes.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material taxes, assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Parent or its Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.05 Preservation of Existence, Etc.

(a) ~~(a)~~ Preserve, renew and keep in full force and effect its corporate or other existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.04 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties.

(a) Keep all property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material IP Rights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance.

(a) Maintain insurance with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b) Cause the Administrative Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

(a) Comply with the requirements of all Laws except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) in the case of any Loan Party incorporated in Luxembourg, comply with the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies.

7.09 Books and Records.

Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Laws shall be made of all material dealings and transactions in relation to its business and activities.

7.10 Inspection Rights.

(a) Permit the Administrative Agent and representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and during normal business hours (provided that such visits shall be coordinated by the Administrative Agent, and in no event shall there be more than one such visit per year except during the continuance of an Event of Default).

(b) Permit representatives of the Administrative Agent or any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries.

(c) Permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with its independent certified public accountants; provided~~,~~ that (i) any such discussions with the Parent’s independent certified public accountants at the Parent’s expense shall, except while an Event of Default has occurred and is continuing, be limited to one meeting per calendar year and (ii) a Responsible Officer shall be offered the opportunity to be present. The Company shall not be deemed to be in breach of this subsection (c) to the extent that such accountants refuse to have such discussions in spite of the Company’s instructions to such accountants to have such discussions.

7.11 Use of Proceeds.

(a) Use the proceeds of the Revolving Loans (i) to finance working capital, capital expenditures and other lawful corporate purposes, (ii) to finance the Parent Refinancing, (iii) to finance the Portia Acquisition and (iv) to make permitted Restricted Payments, Permitted Acquisitions and Investments permitted by Section 8.02, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

(b) During the Certain Funds Period, use the proceeds of the Credit Extensions for:

(i) payment of the cash price payable by the Bidder to the holders of Target Shares pursuant to an Offer or any subsequent Market Purchase of Target Shares occurring after the Initial Funding Date (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(ii) financing any consideration payable pursuant to the operation by the Bidder of the procedures contained in the Luxembourg squeeze-out rules pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(iii) financing the consideration payable in respect of the surrender or cancellation of options or awards over Target Shares (or paying compensation, if any, in relation to any such options or awards) (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(iv) financing any consideration payable to holders of Target Shares who have exercised their right for a mandatory sellout permissible under Article 16 of the Luxembourg Law of May 19, 2006 on Takeover Bids (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(v) refinancing expenditures incurred by or on behalf of the Bidder in making Market Purchases prior to the Initial Funding Date; provided that~~,~~ such Target Shares are, or, upon the relevant Loan being made will be, owned by Bidder (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(vi) financing the Offer Costs (including any Investment by the Company of the proceeds of Credit Extensions in the Bidder with respect thereto);

(vii) financing the Parent Refinancing;

(viii) financing the Portia Acquisition;

(ix) funding (directly or indirectly) the Overadvance Account; and

(x) financing (directly or indirectly) in an aggregate amount not to exceed $25,000,000 (i) payments under foreign exchange Swap Contracts entered into by Parent or the Bidder in respect of the Term Loans in connection with the Acquisition and (ii) any purpose set forth in clauses (i) through (vi) above to the extent the proceeds of the Term Loans, together with amounts payable under foreign exchange Swap Contracts entered into by Parent or the Bidder in connection with the Offer Acquisition, are insufficient to fully finance such purposes solely as a result of foreign exchange rate fluctuations.

7.12 Additional Subsidiaries.

(a) Within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after (x) (i) the acquisition or formation of any Domestic Subsidiary by the Company or (ii) the acquisition or formation of any Subsidiary by the Designated Borrower, (y) any Subsidiary ceases to be an Immaterial Subsidiary or (z) any Subsidiary that is a non-Wholly Owned Subsidiary becomes a Wholly Owned Subsidiary:

(i) notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(ii) in the case of any Subsidiary of the Company that is not an Immaterial Subsidiary and is not a Subsidiary of the Designated Borrower, (A) if such Subsidiary is a Domestic Subsidiary that is a Wholly Owned Subsidiary, cause such Person to become a Guarantor of the Obligations of the Company and the Foreign Obligations by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (B) if the circumstances in clause (A) apply, upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent; and

(iii) in the case of any Subsidiary of the Designated Borrower that is not an Immaterial Subsidiary (and subject to the Guaranty and Security Principles), (A) if such Subsidiary is a Wholly Owned Subsidiary, cause such Person to become a Guarantor of the Foreign Obligations of the Designated Borrower, (B) if the circumstances in clause (A) apply, upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent, and (C) grant Liens in respect of its property and assets in the manner required under Section 7.14;

(b) Within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after the conditions in Sections 7.18(c), 7.18(d)(ii)(x), 7.19(a) or 7.19(c) have been met and subject to the Guaranty and Security Principles, cause the Subsidiaries referenced therein to become a Guarantor of the Foreign Obligations of the Designated Borrower, and upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13 Further Assurances.

From time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative

Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral as to which the Administrative Agent has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or amendments to financing statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

7.14 Pledged Assets.

(a) Equity Interests.

(i) To secure the Obligations (including the Foreign Obligations), cause, in the case of any Domestic Loan Party, to the maximum extent permitted by applicable Law, (A) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of such Domestic Loan Party and (B) 65% of the issued and outstanding Equity Interests entitled to vote of each First Tier Foreign Subsidiary of such Domestic Loan Party (including 65% of the issued and outstanding CPECs and 65% of the issued and outstanding Equity Interests entitled to vote of the Bidder), in each case to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent;

(ii) to the extent required under and in accordance with the terms of ~~Section~~Sections 7.18(d) and 7.19(d) and subject to the Guaranty and Security Principles, to secure the Foreign Obligations of the Designated Borrower (or the Merged Entity), to the maximum extent permitted by applicable Law, cause 100% of the issued and outstanding Equity Interests of each U.S. Subsidiary of the Target to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent; and

(iii) to the extent required under and in accordance with the terms of ~~Section~~Sections 7.18(e) and 7.19(c) and subject to the Guaranty and Security Principles, to secure the Foreign Obligations of the Designated Borrower (or the Merged Entity), to the maximum extent permitted by applicable Law, cause 100% of the issued and outstanding Equity Interests of each non-U.S. Subsidiary of the Target (other than any Immaterial Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral

Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property of Domestic Loan Parties. (i) Cause all property (other than Excluded Property) of each Domestic Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations (including the Foreign Obligations) pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein, no Domestic Loan Party shall be required to enter into deposit account control agreements or securities account control agreements.

(c) Other Property of Foreign Subsidiaries of the Designated Borrower. To the extent required under and in accordance with the terms of Section 7.12(a)(iii), Section 7.18(c)(y) and 7.19(c)(y) and subject to the Guaranty and Security Principles, (i) cause all property (other than Excluded Property) of each non-U.S. Subsidiary of the Designated Borrower (other than any Immaterial Subsidiary) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Foreign Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein, no Foreign Loan Party shall be required to enter into deposit account control agreements or securities account control agreements.

7.15 COMI.

With respect to each Loan Party subject to the European Insolvency Regulation, not knowingly, without the prior written consent of the Administrative Agent, change its centre of main interest (as that term is used in Article 3(1) of the European Insolvency Regulation).

7.16 Overadvance Arrangements.

Comply with the following requirements in respect of the Overadvanced Funds (to the extent any Overadvanced Funds exist):

(a) ~~(a)~~ on the Third Funding Date (or the Initial Funding Date or the Second Funding ~~date~~Date, at the option of the Company), deposit all Overadvanced Funds received on such ~~date~~Funding Date into the Overadvance Account;

(b) ~~(b)~~ not withdraw, or request the withdrawal, of any amounts in the Overadvance Account unless on the date of such proposed withdrawal (i) conditions precedent set forth in Section 5.05(a) and (b) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension), (ii) such amount is required to finance a Certain Funds Purpose and (iii) the Bidder shall have delivered an Overadvance Disbursement Request to the Collateral Agent; provided~~,~~ that~~,~~ any amounts withdrawn which are not so applied within five days of such date to finance a Certain Funds Purpose shall be re-deposited in the Overadvance Account and permitted to be disbursed in accordance with the requirements above at a future time;

(c) ~~(c)~~ upon the expiry of the Certain Funds Period, apply any amounts held in the Overadvance Account in accordance with Section 2.05(b)(viii); and~~;~~

(d) ~~(d)~~ upon (i) the delivery of an Overadvance Disbursement Request in accordance with the Overadvance Account Escrow Agreement and satisfaction of the other conditions set forth in clause (b) above and (ii) the expiration of the Certain Funds Period, the Administrative Agent shall authorize the Account Custodian (as defined in the Overadvance Account Escrow Agreement) to release from the Overadvance Account (x) in the case of immediately preceding clause (i), funds in the amount set forth in such Overadvance Disbursement Request to the account set forth therein and (y) in the case of clause (ii) above, all of the funds held therein to the Administrative Agent for application in accordance with Section 2.05(b)(viii), provided that nothing in this Agreement shall obligate such Account Custodian or the Administrative Agent to release any funds in excess of the amount held in the Overadvance Account from time to time.

(e) ~~(e) upon any withdrawal from the Overadvance Account, (i) the Company agrees to pay (A) to each Term A-1 Lender on the date of such withdrawal an amount equal to  1/2 of 1% of the amount withdrawn that is applied towards a Certain Funds Purpose (and the amount withdrawn shall be attributed to a portion of the Term A-1 Loans of such Lender and the amount paid shall be treated as an initial yield payment in respect thereof), and (B) to each Term B-1 Lender on the date of such withdrawal an amount equal to  1/2 of 1% of the amount withdrawn that is applied towards a Certain Funds Purpose (and the amount withdrawn shall be attributed to a portion of the Term B-1 Loans of such Lender and the amount paid shall be treated as an initial yield payment in respect thereof), and (ii) the Designated Borrower agrees to pay (A) to each Term A-2 Lender on the date of such withdrawal an amount equal to  1/2 of 1% of the amount withdrawn that is applied towards a Certain Funds Purpose (and the amount withdrawn shall be attributed to a portion of the Term A-2 Loans of such Lender and the amount paid shall be treated as an initial yield payment in respect thereof), and (B) to each Term B-2 Lender on the date of such withdrawal an amount equal to  1/2 of 1% of the amount withdrawn that is applied towards a Certain Funds Purpose (and the amount withdrawn shall be attributed to a portion of the Term B-2 Loans of such Lender and the amount paid shall be treated as an initial yield payment in respect thereof), in each case, with such payment to be earned by, and payable to, each such Lender on the date of such withdrawal from the Overadvance Account, it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2)).~~

7.17 Target Dividend.

(a) ~~(a)~~ The Company shall procure that:

(i) ~~(i)~~ as soon as reasonably practicable following the close of the Offer, the Target and its Subsidiaries shall appoint auditors to review their respective interim balance sheets and confirm the amount of distributable reserves of the Target and its Subsidiaries to enable cash on hand to be paid as a dividend to the holders of the Target Shares;

(ii) ~~(ii)~~ to the extent it is legally entitled to do so, as soon as reasonably practicable following the close of the Offer, the Company or the Bidder will appoint representatives to the board of directors of the Target;

(iii) ~~(iii)~~ to the maximum extent possible and prudent and if permitted by law and regulation (as determined by the board of directors (or equivalent body) of the Target), (having regard to the amount of borrowing by the Company and Designated Borrower under this Agreement at such time and the future borrowings under this Agreement by the Designated Borrower (if any) and interest thereon) as soon as reasonably practicable following the later of (A) the close of the Offer and (B) the date that the Designated Borrower has acquired Target Shares that in aggregate represent all of the issued share capital and voting rights of the Target, the Designated Borrower shall cause the Target to declare and pay to the Bidder a special interim dividend to be funded with available cash as required under applicable Luxembourg law (the “Initial Dividend”); and

(iv) ~~(iv)~~ to the maximum extent possible and prudent (as determined by the board of directors (or equivalent body) of the Bidder), (having regard to the amount of borrowing by the Company and the Designated Borrower under this Agreement at such time and the future borrowings under this Agreement by the Designated Borrower (if any) and interest thereon) the proceeds of the Initial Dividend received by the Bidder are immediately applied to enable the Designated Borrower to repay outstanding Bridge Loans.

(b) ~~(b)~~ The Company shall procure that, after payment of the Initial Dividend if and to the extent that any Bridge Loans remain outstanding under this Agreement, then to the maximum extent possible and prudent and if permitted by law and regulation (as determined by the board of directors (or equivalent body) of the Target (or, if applicable, the Merged Entity)) (having regard to the amount of borrowing by the Company and the Designated Borrower under this Agreement at such time and the future borrowings to be made under this Agreement by the Company and the Designated Borrower (if any) and interest thereon), as soon as possible as distributable reserves become available following the date of the Initial Dividend, the Target shall declare and pay to the Bidder (or, if applicable, the Designated Borrower) a further special interim dividend to be funded in a manner to be determined by the Company in accordance with applicable Luxembourg law (the “Second Dividend”), and the proceeds of the Second Dividend received by the Bidder are immediately applied by the Bidder to, or the proceeds are on-lent or distributed to the Designated Borrower to enable the Designated Borrower to, repay outstanding Bridge Loans.

7.18 Target Short Form Merger and ~~other steps~~Other Steps if 95% Condition is met.

The Company shall ensure that, after the 95% Condition is met, the following steps shall be effected as soon as practicable after the 95% Condition is met and in any event within three (3) months after such date, in each case, only to the extent permitted by Law:

(a) a short form merger shall be entered into between the Bidder and the Target in compliance with the Luxembourg rules on merger as set out in the Luxembourg Company Law;

(b) after completion of the squeeze-out procedure pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids, so long as the Target Shares are listed on the London Stock Exchange plc’s market for listed securities at such time, the Company shall use all reasonable endeavours to procure that the Target cancels (i) trading in the Target Shares on the London Stock Exchange plc~~’~~’s market for listed securities and (ii) the listing of the Target Shares from the Official List maintained by the UK Financial Services Authority;

(c) subject to the Guaranty and Security Principles, cause each non-U.S. Subsidiary of the Target (other than any Immaterial Subsidiary) to (x) provide a guarantee of the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section 7.14;

(d) either (i) cause the entire issued share capital of each U.S. Subsidiary of the Target to be transferred to the Company, or a wholly owned Domestic Loan Party, on the terms set out in the Tax Structure Memorandum or otherwise in such other manner approved by the Initial Lenders acting reasonably, and thereafter cause each U.S. Subsidiary of the Target to (x) provide a guarantee of the Obligations of the Company and the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section ~~7.14~~7.14, or (ii) if such transfer cannot be effected pursuant to clause (d)(i) without material tax consequences, as determined by the Parent in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, cause each U.S. Subsidiary of the Target to (x) provide a guarantee of the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section 7.14;

(e) cause the Target to pledge 100% of the Equity Interests of each non-U.S. Subsidiary of the Target (other than any Immaterial Subsidiary) to secure the Foreign Obligations of the Designated Borrower (or the Merged Entity)~~.~~;

and shall deliver to the Administrative Agent evidence that each of the above procedures have been completed, including:

(i) a copy of publication of notarial deeds of general meetings as published in the official Luxembourg gazette Mémorial C; and

(ii) if applicable, copies of documents evidencing the transfer of the entire issued share capital of each U.S. Subsidiary of the Target to the Company or a wholly owned Domestic Loan Party.

7.19 Target Financial Assistance Whitewash if 75% Condition is met.

The Company shall ensure that, if the 75% Condition is met and the 95% Condition is not subsequently met within six (6) months thereafter, the following steps shall be effected as soon as practicable after such six-month period:

(a) the Company shall ensure that the “whitewash” procedures set out in the Luxembourg Company Law that are required to be implemented by the Target to permit the Target (x) to provide a guarantee of the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) to grant Liens in respect of certain of its property in the manner required under Section 7.14; provided that the amount of the guarantee granted pursuant to preceding clause (a)(x) will be limited to the lower of the amount determined under the limitation on guarantee set forth in Section 4.08 and the amount of the non-distributable special reserve constituted by the Target pursuant to article 49-6 of the Luxembourg Company Law;

(b) use all reasonable endeavours to procure that the Target cancels (i) trading in the Target Shares on the London Stock Exchange plc’s market for listed securities and (ii) the listing of the Target Shares from the Official List maintained by the UK Financial Services Authority;

(c) subject to the Guaranty and Security Principles, cause each non-U.S. Subsidiary of the Target (other than any Immaterial Subsidiary) to (x) provide a guarantee of the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section 7.14; and

(d) either (i) if the 80% Condition has been met, cause the entire issued share capital of each U.S. Subsidiary of the Target to be transferred to the Company, or a wholly owned Domestic Loan Party in satisfaction of intercompany debt of the Target on the terms set out in the Tax Structure Memorandum or otherwise in such other manner approved by the Initial Lenders acting reasonably, and thereafter cause each U.S. Subsidiary of the Target to (x) provide a guarantee of the Obligations of the Company and the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section ~~7.14~~7.14, or (ii) if such transfer cannot be effected pursuant to clause (d)(i) without material tax consequences, as determined by the Parent in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, and such alternative transaction would not result in material value leakage, as determined by the Parent in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, each U.S. Subsidiary of the Target to (x) provide a guarantee of the Foreign Obligations of the Designated Borrower by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (y) grant Liens in respect of its property and assets in the manner required under Section 7.14;

and shall deliver to the Administrative Agent evidence that each of the above procedures have been completed, including:

(i) a copy of publication of notarial deeds of general meetings as published in the official Luxembourg gazette Mémorial C;

(ii) a certified copy of the extraordinary shareholder meeting of the Target approving the “whitewash”; and

(iii) a certificate signed by duly authorized representatives of the Company confirming that the “whitewash” procedure has been completed in accordance with Luxembourg legal requirements.

7.20 Conditions Subsequent.

The obligations of the Lenders to continue to make Credit Extensions (other than a Certain Funds Credit Extension) (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (as such date may be extended from time to time by the Administrative Agent in its sole discretion), of the Conditions Subsequent (the failure by Borrowers to so perform or cause to be performed such Conditions Subsequent as and when required by the terms thereof shall constitute an Event of Default). Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) all provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the actions set forth in Part B of the Conditions Subsequent (and to permit the taking of such actions within the time periods required in Part B of the Conditions Subsequent, rather than as otherwise provided in the

Loan Documents) and (y) to the extent any representation and warranty in any Loan Document would not be true because the actions in Part B of the Conditions Subsequent were not taken on the Initial Funding Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with Part B of the Conditions Subsequent.

7.21 Ratings.

Parent and the Company shall use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Company and a rating of each Facility, in each case from Moody’s, and (ii) a public corporate credit rating of the Company and a rating of each Facility, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Company of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document and Liens in favor of the L/C Issuer or the Swing Line Lender to cash collateral pledged under Section 2.14;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Sections 8.03(b) or 8.03(n) and (iii) any renewal, refinancing or extension of the obligations secured or benefited thereby is permitted by Sections 8.03(b) or 8.03(n);

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required by GAAP;

(d) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) licenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent or any of its Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

(l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(n) Liens of sellers of goods to the Parent and its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(q) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02~~(a)~~;

(r) Liens solely on any cash earnest money deposits made in connection with an Investment permitted by Section 8.02;

(s) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted by Section 8.03(g);

(t) Liens existing on the property at the time of its acquisition or existing on the property of any Person at the time such Person became a Subsidiary, provided that (i) such Liens do not extend to or cover any other assets (other than proceeds thereof) and such Liens were not created in contemplation of such acquisition or such Person becoming a Subsidiary and (ii) the aggregate amount of all obligations secured by such Liens does not exceed $25,000,000 at any time outstanding;

(u) transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities; and

(v) other Liens securing obligations in an aggregate amount not to exceed the greater of $30,000,000 and 3% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters, outstanding at the time such obligations were incurred.

8.02 Investments.

Make any Investments, except:

(a) Investments held by the Parent or such Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Effective Date and set forth in Schedule 8.02(b);

(c) Permitted Intercompany Investments;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other disputes with customers or suppliers to the extent reasonably necessary in order to prevent or limit loss and Investments consisting of the prepayment of suppliers and service providers on customary terms in the ordinary course of business;

(e) (i) Guarantees permitted by Section 8.03 and (ii) prior to the time that payment or performance in respect of such Guarantee is required, Guarantees of obligations that are not Indebtedness;

(f) Permitted Acquisitions;

(g) Investments in a Person at the time of a Permitted Acquisition of any Person (whether by way of merger, stock purchase, asset purchase or otherwise), provided that such Investments were not made in contemplation of such Acquisition;

(h) advances or loans to directors, officers and employees that do not exceed $3,000,000 in the aggregate at any one time outstanding;

(i) to the extent permitted by Section 8.05, non-cash consideration received in connection with Dispositions;

(j) Swap Contracts permitted by Section 8.03;

(k) any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid with a dividend or other distribution from such Foreign Subsidiary;

(l) to the extent constituting Investments, pledges and deposits permitted by Sections 8.01(e) and 8.01(f);

(m) to the extent constituting an Investment by such Person, the payment, prepayment, redemption or acquisition for value of Indebtedness of such Person permitted by Section 8.12(b);

(n) Investments to the extent made with the cash proceeds of an issuance of Equity Interests by the Parent, so long as (i) such proceeds are maintained in a segregated account pending such Investment and (ii) such Investment is consummated within sixty (60) days of such Equity Issuance;

(o) Investments in connection with the Target Acquisition described on Schedule 8.02(o) and any Market Purchases; and

(p) so long as no Event of Default exists at the time of making such Investment or would result therefrom, Investments (other than Acquisitions) in an amount not to exceed the greater of $30,000,000 at any time outstanding, or, if greater at the time such Investment was made, 3.5% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters, in the aggregate at any time outstanding.

8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness set forth in Schedule 8.03 (and renewals, refinancings, refundings and extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such renewal, refinancing, refunding or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such renewal, refinancing, refunding or extension and by an amount equal to any existing commitments unutilized thereunder, and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such renewing, refinancing, refunding or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being renewed, refinanced, refunded or extended and the interest rate applicable to any such renewing, refinancing, refunding or extending Indebtedness does not exceed the then applicable market interest rate);

(c) intercompany Indebtedness arising from loans and advances permitted under Section 8.02;

(d) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view~~;~~”;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount equal to the greater of $10,000,000 and 1.25% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f) unsecured Indebtedness; provided~~,~~ that (i) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Loan Parties are in compliance with the Consolidated Net Leverage Ratio Test, (ii) no Default exists immediately prior and after giving effect thereto, (iii) the maturity date for any such Indebtedness shall not be earlier than 180 days after the latest Maturity Date of any Term Loan, (iv) the weighted average life for any such Indebtedness shall not be shorter than the longest then-remaining weighted average life of any Term Loan and (v) the total of all such Indebtedness incurred by Subsidiaries other than Loan Parties shall not exceed an aggregate principal amount of $75,000,000 at any one time outstanding;

(g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

(h) to the extent constituting Indebtedness, indemnification and non-compete obligations or adjustments in respect of the purchase price (including earn-outs and other contingent deferred payments) in connection with any Permitted Acquisition;

(i) to the extent constituting Indebtedness, customary indemnification obligations to purchasers and purchase price adjustments in connection with Dispositions permitted by Section 8.05;

(j) Indebtedness in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(k) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Parent or any Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(m) Guarantees with respect to Indebtedness permitted under this Section 8.03; provided that any Guarantee by a Domestic Loan Party of Indebtedness of any Domestic Non-Loan Party or any Foreign Subsidiary and any Guarantee by a Foreign Loan Party of Indebtedness of any Foreign Non-Loan Party must, in each case, also be permitted by Section 8.02;

(n) Indebtedness under the Existing Parent Credit Agreement; provided that the aggregate principal amount of commitments and/or loans outstanding under the Existing Parent Credit Agreement may not at any time exceed $300,000,000; and

(o) other unsecured Indebtedness in an aggregate principal amount not to exceed the greater of $50,000,000 and 3.0% of Consolidated Total Assets as of the end of the most recently ended period of four fiscal quarters at any one time outstanding.

8.04 Fundamental Changes.

Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom, (a) the Parent may merge or consolidate with any of its Subsidiaries (other than either Borrower) provided that the Parent is the continuing or surviving corporation, (b) the Company may merge or consolidate with any of its Subsidiaries (other than the Designated Borrower) provided that the Company is the continuing or surviving corporation, (c) the Merger may be consummated, (d) the Designated Borrower may merge or consolidate with any of its Subsidiaries provided that the Designated Borrower is the continuing or surviving corporation (except as provided in clause (c) above), (e) any Domestic Subsidiary of the Company may merge or consolidate with any other Domestic Subsidiary of the Company provided that if a Domestic Guarantor is a party to such transaction, the continuing or surviving Person is (or shall, simultaneously upon consummation of such transaction, become) a Domestic Guarantor, (f) any Foreign Subsidiary (other than the Designated Borrower) of the Company may merge or consolidate with any other Foreign Subsidiary (other than the Designated Borrower) of the Company provided that if a Foreign Guarantor is a party to such transaction, the continuing or surviving Person is (or shall, simultaneously upon consummation of such transaction, become) a Foreign Guarantor, (g) the Parent or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that (i) if the Parent is a party to such transaction, the Parent is the continuing or surviving corporation, (ii) if the Company is a party to such transaction, the Company is the continuing or surviving corporation, and (iii) if any other Loan Party is a party to such transaction, the continuing or surviving Person is (or, if not already a Loan Party, shall, substantially concurrently with the consummation of such transaction, become) a Loan Party, (h) any Subsidiary (other than either Borrower) may dissolve, liquidate or wind up its affairs at any time, provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect, (i) any Subsidiary (other than either Borrower) may merge or consolidate with or into another Person, or dissolve or liquidate, in each case, solely for the purpose of effecting a Disposition expressly permitted pursuant to Section 8.05, (j) any Subsidiary may merge or consolidate with any other Person in order to effectuate an Investment expressly permitted pursuant to Section 8.02 provided that (i) if such Subsidiary is (x) a Domestic Loan Party, the continuing or surviving Person is or shall become a Domestic Loan Party (and if such Subsidiary is the Company, the Company shall be the continuing or surviving Person) ~~and~~or (y) a Foreign Loan Party, the continuing or surviving Person is or shall become a Loan Party (and if such Subsidiary is the Designated Borrower, the Designated Borrower shall be the continuing or surviving Person (except as provided in clause (c) above)), and (ii) if the continuing or surviving Person shall be a Subsidiary, such Person, together with each of its Subsidiaries (if any), shall have complied with Section 7.12 within the timeframes specified therein and (k) any Subsidiary may merge, dissolve, liquidate or consolidate to the extent contemplated by the Tax Structure Memorandum.

8.05 Dispositions.

Make any Disposition except:

(a) Permitted Transfers, Dispositions set forth on Schedule 8.05 and any other Disposition contemplated by the Tax Structuring Memorandum;

(b) to the extent constituting a Disposition, the creation of Liens, the making of Investments, the consummation of fundamental changes and the making of Restricted Payments permitted by Sections 8.01, 8.02, 8.04 and 8.06, respectively;

(c) the Disposition of any Immaterial Subsidiary, so long as (i) the fair market value of such Immaterial Subsidiary’s assets shall not exceed $20,000,000 as of the date of such Disposition and (ii) the aggregate fair market value of all Immaterial Subsidiaries’ assets disposed of pursuant to this clause (c) shall not exceed $100,000,000;

(d) to the extent constituting a Disposition, the unwinding of any Swap Contract pursuant to its terms;

(e) the Disposition of “non-core”, surplus or obsolete assets acquired pursuant to a Permitted Acquisition that are Disposed of within six (6) months following the consummation of such Permitted Acquisition, so long as (i) no Default exists immediately prior and after giving effect thereto and (ii) as of the date of such Disposition after giving effect thereto on a Pro Forma Basis, the Loan Parties are in compliance with Section 8.11 hereof; and

(f) other Dispositions so long as (i) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of (as reasonably determined by the Company), (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Loan Party, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05 and (iv) the aggregate fair market value of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions in any fiscal year of Parent shall not exceed $20,000,000, provided that, notwithstanding anything to the contrary contained herein, prior to the Merger Date, the Bidder may not make a Disposition of any Target Shares owned by it at any time that are funded in whole or in part with the proceeds of the Loans (but excluding for this purpose any Target Shares that are owned as a result of any surrender or cancellation of options or awards over Target Shares).

The Administrative Agent is hereby instructed by the Lenders and hereby agrees with the Loan Parties that the Administrative Agent shall release its Liens on any property Disposed of in accordance with the terms of this Section 8.05.

8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except that:

(a) each Subsidiary of the Parent may make Restricted Payments to any Loan Party and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Capital Stock) of such Person;

(c) Subsidiaries that are not Loan Parties may make Restricted Payments to other Subsidiaries that are not Loan Parties;

(d) the Parent may redeem or repurchase Equity Interests from officers, employees and directors of any Loan Party or any of its Subsidiaries (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as (i) no Default has occurred and is continuing and (ii) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (d) in any fiscal year of Parent does not exceed $20,000,000;

(e) to the extent constituting Restricted Payments, the Parent and its Subsidiaries may enter into and consummate transactions expressly permitted by Section 8.02;

(f) the Parent may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation);

(g) the Parent and its Subsidiaries may make Restricted Payments to the extent contemplated by the Tax Structure Memorandum; and

(h) the Parent and its Subsidiaries may make other Restricted Payments, so long as (i) at any time that the Consolidated Net Senior Secured Leverage Ratio is greater than or equal to 3.50:1.00 after giving effect to such Restricted Payment on a Pro Forma Basis, the aggregate amount of all Restricted Payments made under this Section 8.06(~~g~~h) shall not exceed $25,000,000 in any fiscal year, (ii) no Default exists immediately prior and after giving effect thereto and (iii) as of the date of such Restricted Payment after giving effect thereto on a Pro Forma Basis, the Loan Parties are in compliance with Section 8.11 hereof.

8.07 Change in Nature of Business.

Engage ~~into~~in any business, either directly or through any of its Subsidiaries, except for (a) the provision of specialized software, outsourcing services, ~~and~~ application service provider solutions, fund administration and related services and various services relating, incidental or ancillary thereto or (b) a business reasonably related thereto or a reasonable ~~extensions~~extension thereof.

8.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions with the Parent or any of its Subsidiaries that are not otherwise prohibited under this Agreement and any other Permitted Intercompany Investments, (b) advances of working capital to any Loan Party permitted by this Agreement, (c) transfers of cash and assets to any Loan Party permitted by this Agreement and any other Permitted Intercompany Transfers, (d) transactions expressly permitted by this Agreement, (e) employment agreements, expense reimbursement, compensation and benefits arrangements, (f) those agreements listed on Schedule 8.08 and (g) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions not materially less favorable to such Person as would be obtainable by it in a comparable ~~arms~~arm’s-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements.

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) in the case of any Subsidiary, ~~to~~ make Restricted Payments in respect of Equity Interests issued by it, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party ~~,~~ or (iv) transfer any of its property to any Loan Party , except for (1) this Agreement and the other Loan Documents, (2) any restrictions regarding licenses or sublicenses by the Parent and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (3) Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 8.03, so long as such restrictions do not impair in the ability of the Loan Parties to perform their obligations under this Agreement, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.04 or 8.05 pending the consummation of such sale, (5) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and are entered into in the ordinary course of business, (6) customary provisions in leases and other contracts restricting the assignment thereof, (7) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (8) any agreements existing on the Effective Date (and, in the case of the Existing Parent Credit Agreement, as such agreement may be amended, modified and supplemented from time to time, subject to the terms of Section 8.03(n)) and (9) Contractual Obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary.

(b) Enter into, or permit to exist, any Contractual Obligation that (1) encumbers or restricts the ability of any Loan Party (other than the Designated Borrower) to pledge its property pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or ~~extension~~extensions thereof), except for (i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iii) software and other intellectual property licenses pursuant to which the Parent or Subsidiary is the licensee of the relevant software or intellectual property, as the case may be~~,~~ (in which case, any prohibition or limitation shall relate only to the assets which are the subject of the applicable license), (iv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (v) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and are entered into in the ordinary course of business, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) any Permitted Lien or any document or instrument governing a Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (viii) any agreements existing on the Effective Date (and, in the case of the Existing Parent Credit Agreement, as such agreement may be amended, modified and supplemented from time to time, subject to the terms of Section 8.03(n)) and (ix) Contractual Obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or (2) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in violation of Regulation T, U or X of the FRB.

8.11 Financial Covenants.

Consolidated Net Senior Secured Leverage Ratio. Permit the Consolidated Net Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio specified below for the periods specified below:

Beginning with the first full Fiscal Quarter following the Effective Date, the following Fiscal Quarters	Consolidated Net Senior Secured Leverage Ratio

1st through 4th fiscal quarters	5.50 to 1.0
5th through 8th fiscal quarters	5.00 to 1.0
9th through 12th fiscal quarters	4.75 to 1.0
13th fiscal quarter and thereafter	4.50 to 1.0

8.12 Prepayment of Other Indebtedness, Etc.

(a) If any Default exists or would result therefrom, amend or modify any of the terms of any Indebtedness of any Loan Party of the type described in the definition of Consolidated Funded Indebtedness (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to ~~of~~ any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto; provided that, no amendment or modification may be made to the terms of any Indebtedness incurred pursuant to Section 8.03(f) if, as a result of such amendment or modification, the amended or modified Indebtedness would not be permitted to be incurred pursuant to Section 8.03(f).

(b) If any Default exists or would result therefrom, make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any Indebtedness of any Loan Party of the type described in the definition of Consolidated Funded Indebtedness (other than Indebtedness arising under the Loan Documents).

(c) If any Default exists or would result therefrom, in the case of any Loan Party, make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any Indebtedness of any Subsidiary of the type described in the definition of Consolidated Funded Indebtedness (other than Indebtedness arising under the Loan Documents).

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change (i) its Organization Documents in a manner adverse to the Lenders or (ii) the Portia Agreement in a manner materially adverse to the Lenders.

(b) Change its fiscal year from that in effect on the Effective Date.

(c) In the case of a Loan Party, without providing prompt written notice to the Administrative Agent (and in any event not later than ten (10) days following such change), change its name, state of formation or form of organization.

8.14 Offer Covenants.

So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will and will cause each Loan Party to:

(a) comply in all material respects with the Code (subject to any waivers granted by the Panel) and all applicable laws and regulations relevant in the context of the Target Acquisition, save where non-compliance would not be materially prejudicial to the interests of the Lenders under the Loan Documents;

(b) upon reasonable request and to the extent that it is able to do so in compliance with applicable law and any confidentiality or other obligations to which it is subject, keep the Administrative Agent informed as to any material developments in the status and progress of an Offer;

(c) promptly supply to the Administrative Agent and the Lenders to the extent that it is able to do so in compliance with applicable law and any confidentiality or other obligations to which it is subject, (i) copies of all documents, certificates, notices or announcements received or issued by the Bidder or its Subsidiaries (or on its or their behalf) in relation to an Offer to the extent material to the interests of the Lenders and (ii) any other information regarding the progress of an Offer, in each case as the Administrative Agent or any Lender may reasonably request;

(d) (a) not (unless required by the Panel or by applicable law), amend, waive or modify in whole or in part any of the terms or conditions of the Offer Documents in any material respect where any such amendment, waiver or modification could reasonably be expected to materially and adversely affect the interests of the Lenders under the Loan Documents, it being understood and agreed that the following shall not be deemed to materially and adversely affect the interests of the Lenders: (i) the extension of the Offer to achieve a minimum acceptance condition or to obtain regulatory approval for the consummation of the Offer or any extension or other amendment or modification of the Offer to the extent required by the Panel, (ii) any increase in the price of the Target Shares funded with the proceeds of Loans or Indebtedness permitted to be incurred pursuant to Section 8.03, (iii) any decrease in the price of the Target Shares, or (iv) any amendment, waiver or modification of the minimum number of Target Shares required to accept an Offer below a minimum acceptance condition of 70.0% (provided that (x) the aggregate number of Target Shares acquired pursuant to the Offer together with any Target Shares otherwise held or acquired by the Bidder (or acquired subject only to the Offer being declared wholly unconditional) constitutes 60.0% or more of the Target Shares and (y) any amendment, waiver or modification which is not permitted under this clause (iv) shall be deemed to materially and adversely affect the interests of the Lenders); and (b) not otherwise permit the Offer to be declared unconditional as to acceptances until the Bidder has received acceptances in respect of Target Shares such that following acquisition of those Target Shares it would hold, together with any Target Shares otherwise acquired by the Bidder (or acquired subject only to the Offer being declared wholly unconditional), not less than 60.0% in nominal value of the Target Shares, in each case without the consent of the Initial Lenders;

(e) not take, and procure so far as it is able that no Person acting in concert with it shall take, any action which would require any Loan Party or any of its Subsidiaries to make a mandatory offer for the Target Shares in accordance with Rule 9 of the Code;

(f) procure that the Offer Document is issued and dispatched within 28 days of the issue of the Offer Press Release (or such longer period permitted by the Panel) and promptly deliver a copy to the Administrative Agent;

(g) cause the Offer to be made by way of the Offer Document and ensure that the Offer Document contains terms and conditions consistent in all material respects consistent with those set out in the Offer Press Release (except for any amendments otherwise permitted to be made pursuant to this Agreement);

(h) not increase the price to be paid for any Target Shares pursuant to the Offer unless such increase is made with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) or is funded with the proceeds of Loans or Indebtedness permitted to be incurred pursuant to Section 8.03;

(i) not make any purchase of any Target Shares in the market at a price above the price per Target Share set out in the Offer Press Release unless the increase in the price of the Target Shares caused thereby is funded with the proceeds of Loans or Indebtedness permitted to be incurred pursuant to Section 8.03;

(j) notify the Administrative Agent as soon as practicable after any circumstance or event arises which to the knowledge of any Loan Party would entitle the Bidder to withdraw from the Offer in accordance with the Code;

(k) not declare, accept or treat as satisfied any condition of the Offer where it is not actually satisfied or has not been complied with unless required to do so by the Panel, the Code or any applicable court, or unless permitted pursuant to Section 8.14(d);

(l) withdraw the Target Shares from CREST following the acquisition from time to time pursuant to the Offer Acquisition and use all reasonable endeavors to cause the London Stock Exchange to cancel trading in the Target Shares on the London Stock Exchange plc’s market for listed securities and the UK Listing Authority to delist the Target Shares from the Official List maintained by the UK Financial Services Authority (a) as soon as reasonably practicable after the 75% Condition is met or (b) by such later date (being no later than 6 months thereafter) as the Bidder reasonably considers necessary or desirable to encourage the remaining shareholders to accept the Offer or to facilitate a squeeze out of the remaining holders of Target Shares under the Luxembourg squeeze-out rules pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids;

(m) as soon as reasonably practicable after the 95% Condition is met (to the extent that de-listing of the Target Shares has not previously occurred) commence and diligently pursue the actions required under the Luxembourg squeeze-out rules pursuant to Article 15 of the Luxembourg Law of May 19, 2006 on Takeover Bids to squeeze out the remaining holders of Target Shares and acquire such Target Shares;

(n) other than as required by the Panel, the Code, the London Stock Exchange, the Financial Services Authority or any other applicable law, regulation, court or regulatory body the Loan Parties shall not make any press release or other public statement in respect of the Acquisition referring to the Lenders or the Loan Documents (other than the Offer Press Release or any Offer Document)~~,~~ without first obtaining the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed);

(o) promptly after the issue of the Offer Document, deliver to the Administrative Agent a copy of a receiving agent letter; and the Bidder shall use its reasonable endeavours to deliver to the Administrative Agent an undertaking from the receiving agent, in form and substance satisfactory to the Administrative Agent, ~~from the receiving agent~~ regarding the terms upon which any of the Target Shares acquired pursuant to the Offer are to be held by the receiving agent;

(p) promptly after each date on which it acquires any Target Shares (each an “Acquisition Date”), and in any event no later than twenty-one (21) days (or such later date as the Administrative Agent may agree in its discretion) after each such Acquisition Date, the Bidder shall take all steps required under (i) the Code, (ii) Luxembourg law and (iii) any applicable rules and regulations governing the operation of the CREST uncertificated shares, to re-certificate the Target Shares and enter the Designated Borrower as shareholder in the Luxembourg shareholders’ register of Target and enter the pledge under the Target Shares Security Agreement in the Luxembourg shareholders’ register and thereafter (x) shall promptly deliver certificates evidencing such Target Shares and a copy of the Luxembourg shareholders’ register showing entry of the Target Shares Security Agreement pledge to the Administrative Agent and (y) shall otherwise comply with the perfection requirements for the granting of security interests over such re-certificated Target Shares in the manner required under the Target Shares Security Agreement; and

(q) promptly after the Offer is declared wholly unconditional, the Bidder shall use commercially reasonable efforts (i) to cause the Target to settle all “in-the-money” options and awards in cash and (ii) to cause any new ordinary shares issued by the Target after a change of control to be issued to the Bidder.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02 and such failure continues for five Business Days; or

(ii) Any Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.05; or

(iii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03, 7.10, 7.11, 7.12 or 7.20 or Article VIII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the giving of written notice thereof to the Company from the Administrative Agent or a Lender or (ii) a Responsible Officer of the Company becomes aware of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond the applicable grace period in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond the applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the Disposition of the assets subject to such Lien so long as such Disposition is permitted by this Agreement or (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition, provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Credit Extensions are used to make such repayment, repurchase or redemption), the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract; provided, that in respect of any Swap Contract that is governed by a master agreement, such Early Termination Date must be in respect of all transactions governed by such master agreement) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) an Additional Termination Event (as defined in such Swap Contract) or Credit Event Upon Merger (as defined in such Swap Contract) as to which any Loan Party or any Subsidiary is the sole Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by any Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by (A) independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage, (B) escrow funds held for the benefit of such Loan Party or Subsidiary as to which the applicable trustee has agreed to release and disburse such funds to such Loan Party or Subsidiary in connection with such judgment or order or (C) contractual indemnification in favor of such Loan Party or Subsidiary from third parties that have acknowledged responsibility in writing and who the Administrative Agent in its discretion has determined to be creditworthy), and there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or such judgment is not otherwise satisfied or discharged; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Loan Party contests in any manner the validity or enforceability of any Loan Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, subject in all cases to Section 5.07, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Revolving Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02)~~,~~ :

(a) any amounts received on account of the Obligations (other than the Foreign Obligations) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Secured Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, (c) payments of amounts due under any Secured Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders

(and, in the case of such Secured Swap Contracts and Secured Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

(b) any amounts received on account of the Foreign Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Foreign Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Foreign Obligations constituting fees, indemnities and other amounts payable to the Lenders, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Foreign Obligations constituting interest on the Loans and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Contract between any Foreign Loan Party or any Foreign Subsidiary and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Secured Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Foreign Obligations constituting unpaid principal of the Loans, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Contract between any Foreign Loan Party or any Foreign Subsidiary and any Lender, or any Affiliate of a Lender and (c) payments of amounts due under any Secured Treasury Management Agreement between any Foreign Loan Party or any Foreign Subsidiary and any Lender, or any Affiliate of a Lender; and

Last, the balance, if any, after all of the Foreign Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Lender or Affiliate of a Lender party to such Secured Treasury Management Agreement or such Secured Swap Contract, as the case may be. Each holder of any such Obligations arising under Secured Swap Contracts or Secured Treasury Management Agreements that is not a party to the Credit

Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if it were a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints DBNY to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Swap Contract providers and potential Treasury Management Agreement providers) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the

Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, signature, representation, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and, unless an Event of Default under Section 9.01(f) then exists, the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company at all times other than during the existence of an Event of Default

(which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section ). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by DBNY as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder; it being understood and agreed that the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 10.12 and 11.04. Without limitation of the foregoing, the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other person.

10.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10 Collateral and Guaranty Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11 Secured Swap Contracts and Secured Treasury Management Agreements.

No Lender or any Affiliate of a Lender that is party to any Secured Swap Contract or any Secured Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Contracts and Secured Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that is party to such Secured Swap Contract or such Secured Treasury Management Agreement, as the case may be.

10.12 Holders.

The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.13 Delivery of Information.

The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.03 or of any Default or Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in the Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans under any Facility shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change (A) Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, (B) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is a Term Facility, the Required Term Lenders under such Facility and (ii) if such Facility is the Revolving Facility, the Required Revolving Lenders or (C) any provision of this Agreement that by its terms affects the rights or duties of the Revolving Lenders (but not the Term Lenders) without the written consent of the Required Revolving Lenders;

(v) subject to Section 2.01(f) and the last paragraph of this Section 11.01, change (A) any provision of this Section 11.01(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Commitments on the Effective Date) or the definition of “Required Lenders”, without the written consent of each Lender, (B) the definition of “Required Revolving Lenders~~,~~”, or “Required Term Lenders~~,~~”, without the written consent of each Lender under the applicable Facility or (C) any provision of the Re-Allocation Agreement, except in accordance with the requirements of Section 3.2 of the Re-Allocation Agreement (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Required Lenders”, the “Required Revolving Lenders” and the “Required Term Lenders” on substantially the same basis as the extensions of Term Loans and/or Revolving Commitments, as applicable, are included on the Effective Date);

(vi) except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender that is obligated to make Credit Extensions to the Borrowers in Alternative Currencies; or

(viii) release any Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, any material Guarantor without the written consent of each Lender whose Obligations are guaranteed thereby;

(b) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders and (iv) a Commitment Increase Amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase in Revolving Commitments and the Administrative Agent.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary:

(i) ~~(i)~~ for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the succeeding paragraph, any plan of reorganization pursuant to the U.S. Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Other Affiliate that is not a Debt Fund Affiliate shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(1) all Loans held by such Other Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(2) all Loans held by such Other Affiliate shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action without the need for the consent of such Other Affiliate unless (A) the action in question affects such Other Affiliate in a disproportionately adverse manner than its effect on other Lenders or (B) the action in question increases or extends the Commitment of such Other Affiliate, extends the maturity of the Loans of such Other Affiliate, reduces the rate of interest on any such Loans or forgives any principal amount of such Loans; and

(ii) ~~(ii)~~ Debt Fund Affiliates may not in the aggregate account for more than 50.0% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 50.0% will be subject to the limitations set forth in clause (i)(1) above.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Other Affiliate (other than any Debt Fund Affiliate) hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Company or any other Loan Party at a time when such Lender is an Other Affiliate, such Other Affiliate irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Other Affiliate with respect to the Loans held by such Other Affiliate in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Other Affiliate to vote, in which case such Other Affiliate shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Other Affiliate shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations or Foreign Obligations held by such Other Affiliate in a manner that is less favorable in any respect to such Other Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Other Affiliates. Each Other Affiliate (other than any Debt Fund Affiliate) hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Other Affiliate’s attorney-in-fact, with full authority in the place and stead of such Other Affiliate and in the name of such Other Affiliate (solely in respect of Loans and participations therein and not in respect of any other claim or status such Other Affiliate may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document (other than the Overadvance Account Escrow Agreement) to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof and (c) the Administrative Agent may (at the direction of the Arrangers and after (i) three Business Days~~'~~’ prior written notice to the Company and (ii) the Borrowers’ failure to enter into the requested amendment on or prior to such third Business Day)

amend or modify any provision of this Agreement or the other Loan Documents solely to implement the “flex provisions” contained in paragraphs (a) to (i) of the section of the Fee Letter entitled “Market Flex” that the Lead Arrangers are then entitled to implement under the Fee Letter purely to give effect to such “flex provisions” and, in each case, such amendments and modifications shall become effective without any further action or consent of any Lender, any Loan Party or any other party to any Loan Document. The Lenders (and ~~(~~in the case of clause (c) of the preceding sentence, the Loan Parties) hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by the preceding sentence.

In addition, notwithstanding the foregoing, upon the expiration of the Certain Funds Period, this Agreement may be amended with the written consent of the Administrative Agent, the Company, the Designated Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans under a given Term Facility (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (the “Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall equal the aggregate principal amount of such Refinanced Term Loans, (b) the Effective Yield with respect to such Replacement Term Loans shall not be higher than the Effective Yield with respect to such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prior prepayments of the Refinanced Term Loans), (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing and (e) no Default or Event of Default shall have occurred and be continuing or would result from such Replacement Term Loans.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier ~~as follows~~, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, a Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during the normal business hours ~~for~~of the recipient, shall be deemed to have been given at the opening of business on the next business day ~~for~~of the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an ~~acknowledgement~~acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written ~~acknowledgement~~acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day ~~for~~of the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.~~”~~ THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY

MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers and the Administrative Agent and their Affiliates (including the reasonable fees, charges and disbursements of each counsel for the Arrangers and the Administrative Agent), in connection with the syndication of the credit facilities provided for herein and the preparation, negotiation, execution~~,~~ and delivery of this Agreement and the other Loan Documents (it being understood that such amounts shall be paid either on the Initial Funding Date (so long as invoices in reasonable detail shall have been provided to the Company at least two (2) Business Days prior to the Initial Funding Date) or within thirty (30) days of presentation of invoices in reasonable detail following any date upon which the Offer lapses, terminates or is withdrawn) (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Loan Document, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Company or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner or other agency capacity and, in such case, excepting only such party).

(c) Reimbursement by Lenders. (i) To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(ii) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent permitted by applicable law, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of ~~its~~their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section (including, in the case of an Other Affiliate, subsection (i) and (j)), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. Except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund:

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the related Loans at the time owing to it under any Facility, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (i) $5,000,000 in the case of an assignment under the Revolving Facility ~~and~~, (ii) $750,000 in the case of an assignment under the Term B-1 Facilities, (iii) $75,000 in the case of an assignment under the Term B-2 Facilities, and (iv) $1,000,000 in the case of an assignment under any other Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations under this Agreement with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (i) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business

Days after having received written notice thereof in accordance with Section 11.02 and (ii) unless such assignment is to a Qualified Assignee and the initial assignor remains obligated with respect to the full Term Commitment and Revolving Commitment, any assignment of a Lender’s Term Commitment or Revolving Commitment during the Certain Funds Period shall require the consent of the Company;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (to be paid by the assignor or the assignee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates (including the Parent and the Designated Borrower) or Subsidiaries (other than pursuant to and in accordance with Section 11.06(i) and (j) below), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural person or (D) any EU resident individuals or Residual Entities within the meaning of the EU Savings Directive.

(vi) No Assignment Resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to either of the Borrowers without the imposition of any additional Indemnified Taxes.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage of the ~~relevant~~Revolving Facility. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and shall have acknowledged in writing that it is bound by the terms of the Re-Allocation Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the Re-Allocation Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the Re-Allocation Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto and the Re-Allocation Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations (and stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the sale of the participation is pursuant to the Re-Allocation Agreement. A Participant shall not be entitled to the benefits of Section 3.01 unless (i) such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender or (ii) the sale of the participation is pursuant to the Re-Allocation Agreement and, in each case, deliver the forms required by Section 3.01(e) to such Participant’s participating Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time DBNY assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, DBNY may, (i) upon thirty days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of DBNY as L/C Issuer or Swing Line Lender, as the case may be. If DBNY resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If DBNY resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to DBNY to effectively assume the obligations of DBNY with respect to such Letters of Credit.

(h) In case of assignment, transfer or novation by any Lender to a new Lender of all or any part of its rights and obligations under any of the Loan Documents, such existing Lender and the new Lender agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any security interests created under the Collateral Documents securing the rights assigned, transferred or novated hereby~~,~~ will be preserved for the benefit of such new Lender.

(i) Notwithstanding anything to the contrary contained herein, after the end of the Certain Funds Period, any Lender may assign all or any portion of its Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans hereunder to the Parent or any of its Subsidiaries, but only if:

(i) such assignment is made pursuant to a Dutch Auction open to all Funded Term B-1 Lenders, Funded Term B-2 Lenders or Incremental Term Loan lenders on a pro rata basis;

(ii) no Default has occurred or is continuing or would result therefrom;

(iii) any such Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Parent or any of its Subsidiaries; and

(iv) the Parent and its Subsidiaries do not use the proceeds of the Revolving Facility (whether or not the Revolving Facility has been increased pursuant to Section 2.01) to acquire such Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans.

(j) Notwithstanding anything to the contrary contained herein, after the end of the Certain Funds Period, any Lender may assign all or any portion of its Term B-1 Loans, Term B-2 Loans or Incremental Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i) such assignment is made pursuant to an open market purchase;

(ii) no Default has occurred or is continuing or would result therefrom;

(iii) the assigning Lender and Other Affiliate purchasing such assigning Lender’s Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit 11.06(j) hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iv) after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Funded Term B-1 Loans, Funded Term B-2 Loans or Incremental Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Loans then outstanding (such percentage, the “Other Affiliate Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (j)(iv) or any purported assignment exceeding the Other Affiliate Cap limitation;

(v) Other Affiliates that are not Debt Fund Affiliates will not receive information or other materials prepared by the Administrative Agent or any Lender and provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II;

(vi) each Other Affiliate (other than any Debt Fund Affiliate) that (A) purchases any Loans pursuant to this clause (j) shall represent and warrant to the seller and (B) sells any Loan hereunder shall represent and warrant to the buyer, in each case, that it does not possess material non-public information with respect to the Parent and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information); and

(vii) such Other Affiliate shall at all times thereafter be subject to the voting restrictions specified in Section 11.01.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, numbering, administration and settlement service providers and other representatives who have a need to know such Information in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(d) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the prior written consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries (which source is not known by the recipient to be in breach of confidentiality obligations with the Parent or any Subsidiary).

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by the recipient to be in breach of confidentiality obligations with such Loan Party or any Subsidiary). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Set-off; Several Obligations.

(a) If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided~~,~~ that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the parties agree that (a) no Foreign Subsidiary shall be liable for any obligations of the Company or any other Domestic Loan Party; (b) the Designated Borrower shall be severally liable only for the obligations of the Designated Borrower, and shall not be a co-obligor or guarantor with respect to any of the obligations of the Domestic Loan Parties; and (c) neither the Administrative Agent, nor any Lender, nor any Affiliate thereof may set-off or apply any deposits of, or any other obligations at the time owing to or for the credit of the account of, any Foreign Subsidiary, including the Designated Borrower, against any or all of the obligations of any Domestic Loan Party.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than contingent indemnification, tax gross -up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.04, (ii) either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (iv) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination;

provided that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

In case of replacement of any Lender by a new Lender of all or any part of its rights and obligations under any of the Loan Documents, it is agreed that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any security interests created under the Collateral Documents securing the rights assigned, transferred or novated hereby, will be preserved for the benefit of such new Lender.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HEREBY FURTHER IRREVOCABLY ~~WAIVE~~WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE

PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER OR THE HOLDER OF ANY NOTE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE DESIGNATED BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE PARTIES AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

11.15 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED

ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each of the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person, (B) neither the Administrative Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of either Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising either Borrower, the other Loan Parties or their respective Affiliates on other matters in any other capacity) and (C) neither the Administrative Agent nor the Arrangers have any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers have any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

In addition, DBSI or one of its affiliates has been separately retained by the Company as financial advisor (in such capacity, the “Buy-Side Financial Advisor”) to the

Company in connection with the Acquisition. Each of the Parent and its Subsidiaries agrees to such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Buy-Side Financial Advisor, and on the other hand, DBNY’s and its Affiliates’ relationships with the Parent and its Affiliates as described and referred to herein and in the other Loan Documents.

11.17 Electronic Execution of Assignments and Certain Other Documents.

The words “execution~~,~~”, “signed~~,~~”, “signature~~,~~”, and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in the Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20 Release of Collateral and Guaranty Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any Disposition permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Company, take such actions as shall be required to release its security interest in any Collateral Disposed of in such Disposition, and to release any Guaranty under any Loan Document of any Person Disposed of in such Disposition, upon consummation of such Disposition in accordance with the Loan Documents.

(b) Notwithstanding any to the contrary contained herein or in any other Loan Document, at such time as (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer, (d) if a holder of obligations and liabilities under Secured Swap Contracts has provided prior written notice to the Administrative Agent thereof, all amounts then due and payable (or which will be due and payable following notice or expiration of any grace period) shall have been paid in full in cash or made subject to other arrangements satisfactory to such holder, (e) if a holder of obligations and liabilities under Secured Treasury Management Agreements has provided prior written notice to the Administrative Agent thereof, all amounts then due and payable (or which will be due and payable following notice or expiration of any grace period) shall have been paid in full in cash or made subject to other arrangements satisfactory to such holder, and (f) the Commitments shall have expired or been terminated in full, the Administrative Agent shall at the expense of the Company take such actions as shall be required to release its security interest in all Collateral, and to release any Guaranty under any Loan Document. Any such release of any Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

11.21 Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

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